Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Registration No. 000-31413

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                  Form SB-2/A-7
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------
                           BOTTOMLINE HOME LOAN, INC.
                 (Name of small business issuer in its charter)
                          -----------------------------

          NEVADA              6162                             88-0356064
     ----------------         ----                            -----------
(State of jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
incorporation             Classification Code Number)     Identification No.)
or organization) -------------------------------------

                         Buster Williams, Jr., President
                     200 South Los Robles Avenue, Suite 230
                           Pasadena, California 91101
                                 (626) 432-1500
         (Address, including zip code and telephone number of principal executive offices and principal place of business and
            name, address and telephone number of agent for service)

Approximate date of proposed distribution to Axia Group, Inc. shareholders: As soon as practicable from time to time after this registration statement becomes effective.



     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


                         CALCULATION OF REGISTRATION FEE

   Title of each           Amount of        Dollar Amount to          Proposed             Proposed            Amount of
class of securities    securities to be       be registered           maximum              maximum          registration fee
  to be registered        registered                             offering price per       aggregate
                                                                     share (1)          offering price
    Common Stock       1,064,688 shares          $12,776               $0.012               $0.00                 $??
====================  ===================  ===================  ==================== ==================== ====================
         (1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457(f)(2) of the Securities Act of 1933.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                   PRELIMINARY PROSPECTUS DATED APRIL 3, 2003

                           BOTTOMLINE HOME LOAN, INC.

                1,064,688 shares of $0.001 par value Common Stock

The Offering:

This is a dividend offering wherein Axia Group, Inc. will distribute shares on a pro-rata basis to its shareholders at no cost. The resale of those shares is also being registered through this registration statement. The receipt of these shares will be a taxable event to the recipients of shares in this offering. See "Plan of Distribution."

There will be no proceeds paid to Bottomline from this offering of 1,064,688 of our shares to the shareholders of Axia Group, Inc. Cost of offering includes legal, accounting, printing, and related costs incurred in connection with this offering. Bottomline will need to pay all such costs, which are estimated to be $25,000.


The shares offered are to be distributed only to shareholders of Axia Group, Inc.. Axia Group, Inc. is considered to be a statutory underwriter. Axia shall not receive any proceeds from the distribution of shares to its shareholders and will not buy any shares from any of the selling stockholders. Bottomline Home Loan, Inc. does not intend to register the shares in any state and therefore shareholders will be unable to resell their stock, unless there is an applicable exemption available. There is no public trading market for the securities of Bottomline Home Loan, Inc. and no assurance can be given that any such market will develop.


This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. See "Risk Factors" (beginning on page 7) to read about risks you should carefully consider before buying this stock.

This is a dividend to the shareholders of Axia Group, Inc. of shares of Bottomline Home Loan, Inc.'s common stock which is currently held by its former parent corporation, Axia Group, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not distribute these securities until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any distribution of these securities in any state in which such offer would be unlawful prior to registration or qualification under the securities laws of any such state.

Inside front cover page of prospectus
--------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
Summary  ........................................................................4
Summary of Selected Financial Information  ......................................8
Risk Factors  ...................................................................9
Use of Proceeds  ...............................................................22
Selling Stockholders............................................................22
Determination of Offering Price  ...............................................23
Dilution  ......................................................................23
Plan of Distribution  ..........................................................24
Legal Proceedings ..............................................................25
Directors, Executive Officers, Promoters &
     Control Persons  ..........................................................25
Security Ownership of Certain Beneficial
     Owners and Managers  ......................................................26
Description of Securities ......................................................27
Interest of Named Experts and Counsel  .........................................27
Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities ............................28
Certain Relationships and Related Transactions..................................28
Description of Business ........................................................29
Management's Discussion and Analysis or
      Plan of Operation  .......................................................38
Description of Property ........................................................43
Market for Common Equity and Related Transactions ..............................44
Executive Compensation .........................................................44
Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure.....................................45
Financial Statements  .................................................F-1 to F-26
Exhibits........................................................................49
Signatures......................................................................51






                           Bottomline Home Loan, Inc.
                                   Offering of
                        1,064,688 Shares of Common Stock


                                   PROSPECTUS


                                  April 3, 2003
Bottomline Home Loan, Inc. is a fully reporting company and is presently current in its filings with the Securities and Exchange Commission (the "SEC") all reports including 10-KSBs and 10-QSBs and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.


We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. To request such information, call (800) 520-5626 or write to: Buster Williams, Jr., President, Bottomline Home Loan, Inc., 200 South Los Robles Avenue, Suite 230, Pasadena, California 91101.

First page of the prospectus
                                     SUMMARY

The following summary highlights the material information and financial statements (with notes) that appear in more detail and complete form elsewhere in this prospectus. This section is only a summary of that material information. We urge you to read the entire prospectus carefully, especially the risks of investing in Bottomline's common stock
     o changes in governmental mortgage regulations could increase Bottomline's costs of participation or decrease the number of loans Bottomline is able to originate.
     o the risk of rising interest rates have a potential for negative impact on operations through a decrease in loan originations and a greater potential for prepayment of loans;
     o increased competition from companies with similar operations could reduce the number of loans handled by Bottomline;
     o revisions in the lending practices of the companies Bottomline works with could reduce revenues by increasing Bottomline's costs or decreasing the number of loan originations;
    o changes in the rules and regulations of governmental regulators could reduce Bottomline's ability to operate as it does currently; and
     o the loss of Bottomline's relationships with its current mortgage purchasers could force Bottomline to enter into less favorable agreements for the same or similar services..

Axia Group, Inc. ("Axia") was the parent at the original formation of the corporation that is currently Bottomline Home Loan, Inc., Axia paid the original costs of organization and operation for Bottomline. All costs and services required by Bottomline from the date of formation through the acquisition of a controlling interest by the shareholders of Bottomline Mortgage, Inc. were provided or paid for by Axia. Axia received and has held since the date of formation in 1996 two million shares of the common stock of Bottomline. When the original purpose for which Bottomline was formed did not succeed, Axia held the shares and control of the Corporation until the transfer of a controlling interest to the shareholders of Bottomline Mortgage, Inc. who, on June 26, 2001, acquired 10,000,000 newly issued shares of Bottomline common stock in an agreement with Bottomline. Axia's 2,000,000 shares represent 12.87% of Bottomline's issued and outstanding shares, subsequent to the distribution Axia will retain 952,876 shares which represents 6.13% of Bottomline's issued and outstanding shares.

Axia wishes to benefit its shareholders by transferring ownership of Bottomline common shares on a pro rata basis to its shareholder base. There are approximately 1,100 such shareholders who would directly participate in the shares subject to this registration and the resale of those shares are registered by this filing. However, Bottomline does not intend to register the resale of the shares in any state and therefore shareholders will be unable to resell their stock, unless there is an applicable exemption available.

Bottomline currently has no public trading market. Bottomline intends to seek a qualified market maker to file a Form 15c-(2)(11) in an effort to obtain a listing on the NASD over the counter bulletin board to create a public market. Management believes that the creation of a public trading market for Bottomline's securities would make Bottomline a more attractive investment candidate. However, there is no guarantee that Bottomline will obtain a listing on the NASD over-the-counter bulletin board or that a public market for Bottomline's securities will develop or, if such a market does develop, that it will continue, even if a listing on the NASD over the counter bulletin board is obtained. Bottomline does not intend to register the shares in any state.

                           BOTTOMLINE HOME LOAN, INC.

Bottomline Home Loan, Inc. (fka Cyberenergy, Inc. named changed on May 4, 2001) was formed under Nevada law on February 15, 1996. On June 26, 2001, Bottomline Home Loan Inc., signed an agreement to acquire a majority interest in Bottomline Mortgage, Inc. in exchange for 10,000,000 shares of the common stock of Bottomline Home Loan, Inc., a controlling interest. Bottomline Mortgage, Inc. then became an operating subsidiary of Bottomline Home Loan, Inc. effective as of June 27, 2001. The acquisition was accounted for as a reverse merger. Bottomline Home Loan, Inc. had no income nor operations prior to the acquisition of Bottomline Mortgage, Inc.. Bottomline Home Loan, Inc. holds 76% of the issued and outstanding shares of common stock of Bottomline Mortgage, Inc. as a result of the June 2001 transaction. Buster Williams, Jr. and his son David Williams hold 58.6% of the issued and outstanding shares of Bottomline. No operations are conducted other than those of Bottomline Mortgage, Inc. The executive office of Bottomline Home Loan, Inc. is located at 200 South Los Robles Avenue, Suite 230, Pasadena, California 91101, and the telephone number is (800) 520-5626. We use the terms "Bottomline," "our" and "we" in this prospectus to refer to Bottomline Home Loan, Inc., unless the context indicates otherwise.

Bottomline's operations are conducted through its subsidiary Bottomline Mortgage, Inc. Bottomline is an independent retail mortgage banking company primarily engaged in the business of originating and selling residential mortgage loans. Bottomline offers a broad array of residential mortgage products targeted primarily to high-credit-quality borrowers over the Internet, as well as through 14 commission-compensated loan originators. Bottomline operates from a principal office in Pasadena, California and a call center in Clearwater, Florida to service the 18 states in which it is currently approved to originate mortgages. Bottomline operates primarily as a mortgage banker, underwriting, funding and selling its loan products to various buyers. In the fiscal year ended June 30, 2002, Bottomline Mortgage, Inc. originated first and second mortgage loans, of which 90.5% were first mortgages and 9.5% were second mortgages made to owners seeking to refinance property they already owned. For the fiscal year ended June 30, 2001 for Bottomline Mortgage, Inc. the breakdown was 78% were first mortgages and the balance of 22% were second mortgages made to owners seeking to refinance property they already owned. In the last year about 80% of our loans originated came from our web site leads or leads purchased or traded from other websites, 10% from our Broker net work or wholesale loans and 10% from radio, Equity Builder and other miscellaneous written and telephone marketing and advertizing. The website only provides leads to potential borrowers and not any direct income, there is no ad space for sale on Bottomline's web site as a source of miscellaneous income.

                            BOTTOMLINE MORTGAGE, INC.

         Bottomline Mortgage, Inc. was incorporated in California in August 31, 1989. Bottomline is in the business of providing home loans in 18 states. Bottomline's mortgage products, in addition to the traditional first mortgages for purchase and refinance, include second mortgages for home improvement and debt consolidation mortgages. Bottomline offers this diverse line of mortgage products through three distinct types of service:

     1. Traditional Wholesale Broker Service, where a network of brokers and correspondents originate our line of mortgage products directly with their customers and forward their fully processed mortgage packages to Bottomline to underwrite and close their loans.

     2. Traditional Retail Service, where Bottomline's loan officer and originators, contact consumers directly through leads generated by a network of realtor referrals, direct mail marketing and telephone marketing.

     3. Internet Service, a retail web site where consumers can originate mortgages on line, check the current rate and ask for mortgage related information.

Bottomline's business plan is to increase loan originations and market share by using both cutting edge technology and the internet as tools to enhance our traditional methods of residential mortgage origination. With the implementation of our web site over two years ago, we can market our loan products to the 18 states where we are currently approved to do so.

 In June of 2002 we opened a new call center in Clearwater, Florida and closed the San Marcos, Texas call center. The Florida location has 5-6 full time commission loan officers who assist borrowers who have applied on line for a mortgage. Borrowers are assigned a loan officer within 24 hours of receiving their application. Loan officers become the borrowers primary contact throughout the entire process, application to funding.

In the Pasadena, California facility, our loan officers work in a more traditional role as loan originators. They each spend their mornings out in the community building relationships with real estate agents and builders. In the afternoons each of the loan officers return to the office to be assigned internet and telemarketing leads from borrowers requesting a quote on a loan. Also, this location serves as our corporate headquarters where all of our loans are processed, underwritten and funded.

In August of 2001 we began to market a new program known as our Equity Builder Program. The Equity Builder Program provides a structured method to assist mortgagees with a regular payment schedule to assist with the payment of additional principal payments on a regular basis. By paying additional principal payments on their mortgages bi- weekly, monthly or semi annually, usually the equivalent of at least one month additional payment per year, the mortgagee saves thousands of dollars by paying off their mortgage faster. For this assistance Bottomline receives a fee that is substantially less than the average mortgage savings realized by the mortgagee who completes the program. In addition to the automated drafting of the customers account the program provides an annual review of the payments and additional principal payments made towards the customers mortgage, making sure all of the payments are properly credited. Bottomline can also act as an independent third party to mediate any disputes on behalf of the customer to insure proper credit of these payments. Bottomline will also consult with customers on any mortgage questions they may have. By automating this process it eliminates any potential procrastination many customers might have where by they may not make the full payment amount toward principal reduction. Each of these services helps the customer to achieve their goals. Bottomline does not modify or change the terms of the Equity Builder member's mortgage in any manner. In fact, any one of the members could make additional principle payments to their mortgage companies without our assistance. However, what we provide is a service that makes the process very convenient and without procrastination.

The Equity Builder Program has increased revenues and lowered our advertising expenses. When the members join the program they pay a one time setup fee to Bottomline that ranges from $695 to $1,195, plus a draft fee of $4.95 each time a mortgage payment is drafted from their personal checking account to make their mortgage payment. Bottomline acts as a mortgage consultant and oversees the program for the members. During the fiscal year ending June 30,2002, Bottomline collected approximately $500,000 in finders fees, which covered the entire cost of the program. In addition, each of these members are homeowners and possible customers of Bottomline Mortgage. We have developed a relationship with equity builder members and this contact information is shared with our loan officers who offer these customers the possibility of using our real estate mortgage products to refinance their existing mortgage and further enhance their savings. The entire cost of marketing the equity builder program is covered by the finder's fees. Cross selling to these customers saves Bottomline the cost of generating leads for our loan officers, thus savings us thousands of dollars each year in marketing costs. The program has just finished its first full year and during the 12 months ending 12/31/2002 we originated 54 loans as a result of our Equity Builder program. Our budget for marketing a loan is $500, therefore, by cross sellilng to existing Equity Builder Members, our estimated savings on marketing costs in 2002 was $27,000 as a direct result of this program.

Currently, all of Bottomline's loans are sold on a service released basis. Service released basis is the term we use to indicate that the loan will be sold to the investor along with the rights to collect the mortgage payments or service the loan. Most of the loans are transferred within the first 30 days after funding of the loan. The revenue from the sale of these servicing rights is an important source of income for Bottomline. Servicing of a conventional fixed loan usually pays a quarter of one percent (.25%) per year of the unpaid principal balance. In some cases we could sell the investor a mortgage and keep the rights to collect the mortgage payments, on a service retained basis, in lieu of selling the servicing rights at closing of the loan and receiving a one time fee on the average of 1.25%. If we chose to retain the rights to service the loan it would take 5 years to recoup this up front fee we now receive and for that reason Bottomline has no intention of retaining servicing rights.

We have sold all of our loans for several years on a service released basis or on a concurrent sale of servicing, therefore we have not accounted for the service release premiums (SRP) separately. Second mortgages typically do not pay a SRP. First mortgages pay on the average SRP approximately 1.25% of the unpaid principal balance, which over the fiscal year ending June 30, 2002, represented 22.4% of gross revenue which we have in gross loan related revenues over that twelve month period. In addition, our Equity Builder program has commission only salespersons call on homeowners and enroll them in a biweekly mortgage payment plan where each customer pays us a one time set up fee that ranges from $695 to $1,195. This program began in August of 2001 and has generated 19.2% of gross revenues for the year ended June 30, 2002. The balance of Bottomline's income comes from the origination and subsequent sale of 1st and 2nd mortgages which over that same period has represented 58.4% of revenue.


                                                       THE OFFERING

Securities Offered.                         1,064,688 shares of common stock.

Shares of Common Stock Outstanding.
                                            Before Offering  ..15,539,000
                                            After Offering.....15,539,000

Use of Proceeds by Bottomline.              Bottomline will receive no proceeds from this offering.

Risk Factors The stock offered by this prospectus is speculative and involves a high degree of risk.. (See "Risk Factors" beginning on page 8.)

                                            SUMMARY OF SELECTED FINANCIAL DATA


                                                                        Year Ended                         Year Ended
                                                                       June 30 , 2002                   June 30, 2001
                                                                       --------------                 ---------------

REVENUE

     TOTAL REVENUE                                                            $2,601,327                   $1,330,275
                                                                              ==========                  ===========

OPERATING EXPENSES                                                             2,525,875                    1,549,752
                                                                              ----------                -------------
     NET INCOME (LOSS) FROM OPERATIONS                                            75,452                     (219,477)
                                                                            ------------             ----------------
OTHER INCOME (EXPENSE):                                                          (3,287)                    (112,560)

NET INCOME (LOSS) BEFORE MINORITY INTEREST
     AND INCOME TAXES                                                       $    72,165                      (332,037)
PROVISION FOR INCOME TAXES                                                            -                              -
MINORITY SHARE OF (INCOME) LOSS                                                 (20,137)                             -
                                                                                --------                       -------
NET INCOME (LOSS)                                                            $    52,028                 $    (332,037)
                                                                             ===========                ==============

Income (Loss) Per Common Share

    Net income (loss) per weighted average common
           share outstanding-basic and diluted                                      0.00                        (0.03)
    Weighted average number of common shares
           outstanding-basic and diluted                                      16,039,000                     9,373,000


BALANCE SHEET DATA
     Working Capital (Deficit)                                        $          301,844                       102,897
     Total Assets                                                              1,563,293                     2,040,881
     Total Liabilities                                                         1,219,510                     1,789,263
     Minority Interest                                                            85,764                        57,451
     Shareholder's Equity                                                        258,019                       194,167

                                  RISK FACTORS

An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline significantly and you may lose all or part of your investment.

1.  If we do not manage our growth effectively, our financial performance could be materially adversely affected.
    ------------------------------------------------------------------------------------------------------------

We intend to pursue an aggressive growth strategy by expanding our Internet mortgage loan business, building on our traditional business in new geographic areas, increasing the market share of our existing loan office and call center. We cannot assure you that we will accurately anticipate and respond to the changing demands our expanding operations will face. We anticipate that future operations will place a significant strain on our management, loan originators, information systems and other resources. We must attract and integrate new personnel, improve existing procedures and controls and implement new ones to support any future growth. Our inability to meet our future hiring needs and to adapt our procedures and controls accordingly could have a material, negative effect on our results of operations, financial condition and business prospects. In addition, we have re-assigned and will continue to re-assign personnel from our traditional business to meet the demands of our Internet business, which may have an adverse effect on our overall business. Further, we must maintain and expand our relationships with popular web sites in order to successfully implement our Internet growth strategy. We cannot assure you that we will achieve our growth expectations, and our inability to do so could materially and negatively affect our results of operations and business.

2.  Our history may not reflect our future growth potential and we may not be able to maintain similar levels of
    ------------------------------------------------------------------------------------------------------------
income in the future.
--------------------

We may not be able to grow in the future. Market conditions during 1999 and 2000 were not favorable to the mortgage banking industry in general. Bottomline Mortgage Inc.'s loan originations decreased by 39% in 2000 due primarily to an increase in the interest rates. During the last six months of 2001 as interest rates declined Bottomline Mortgage Inc.'s loan originations increased by 57% over the last six months of 2000. We do not know whether these conditions will continue with the recent changes of interest rates by the Federal Reserve. If they do, however, it is likely to adversely affect our earnings growth. Because Bottomline Mortgage Inc.'s historical revenue rates are not likely to accurately reflect our future expansion or our ability to maintain current levels of revenue in the future, we cannot assure you that we will grow in the future. We sell some of our loans with certain warrantees that provide that we may re-pay some or all of the service release premiums on loans that we have sold, should a loan pre pay within the first 12 months, after we have sold the servicing. Therefore if a large percentage of our loans are subject to early prepayment due to a major drop in interest rates and their subsequent refinance and payoff within three to twelve months after we have sold the servicing on them, we would have an expense related to those early prepayments.

3. To expand our Internet business, we intend to expend $300,000 over the next one to two years without assurance of increased future earnings or profitability.

A primary concern of expending capital on our internet business is that we do not know what all the risks are in expending capital to generate business over the internet. The technology and the origination of mortgages over the internet is fairly new to the mortgage industry. We feel that it is important for us to develop our internet loan originations as an important tool to originate mortgages. It is our concern that in the future governmental laws, rules and regulations may affect our internet origination after we have spent the capital to develop our internet site that could make the website obsolete if not in compliance with all of these laws, rules and regulations. The development of new software and technology could make our website obsolete. Security and borrower information protection may cause us to expend large amounts of capital to maintain the website and insure that it is safe for our borrowers to use. We cannot be sure if the cost of the items mentioned in this paragraph and the volume of mortgages that we can originate through our website will make it cost effective to originate mortgages on the internet. There is no guarantee that just having an internet website will be a cost effective way to originate mortgages in the future as it is presently. We have proposed a budget of $300,000 for internet leads and marketing. However, this budget is based on our ability to increase our sales by over 50% and will be paid out of the revenues generated from the increase in sales. If the sales do not increase we will cut our marketing budget accordingly. Since we are not anticipating raising additional working capital in the near future, any funds that we expend on our internet web site or marketing of our internet business will come from the profits and revenues from operations. Therefore, we are unable to set an exact time table for these expenditures. Our best estimate would be one to two years and depends entirely on the revenues of Bottomline over the next two years.

4. If we are unable to implement our Internet strategy successfully, or our agreements with Internet mortgage web sites are terminated, our growth would be limited.

A substantial portion of our planned future growth depends on our ability to originate loan leads on the Internet. Our Internet success will depend, in part, on the development and maintenance of the Internet's infrastructure and consumer acceptance of the Internet as a distribution channel for mortgages. Internet-based mortgage lending is relatively new, and we cannot assure you that consumers will increase their use of the Internet for obtaining mortgage loans. In order to increase our loan volume on the Internet, we depend on building and maintaining relationships with operators of Internet mortgage Web sites, attracting consumers with our loan terms and service, and controlling our costs. However, our ability to significantly increase the number of loans we originate over the Internet and to continue to originate loans profitably over the Internet remains uncertain as our website does not directly generate revenues, it only provides leads and contacts for the sale personnel. In addition, many of our agreements with Internet mortgage web sites are informal and not written and thus can be terminated by either party on short notice. If any of these agreements were terminated, our business and results of operations could be adversely affected.

5.  A period of rising interest rates, an economic slowdown or a recession could reduce the demand for mortgages.
    ------------------------------------------------------------------------------------------------------------

Rising interest rates generally reduce the demand for consumer credit, including mortgage loans. Interest rates have been reduced recently, generally ranging from 5.5% to 6.5% for conforming loans. There is no assurance that interest rates will continue at favorably low rates. In an economic slowdown or recession, real estate values and home sales decline and the number of borrowers defaulting on their loans increases. In a period of rising interest rates or an economic slowdown, we will originate and sell fewer loans and could be required to repurchase more of the loans we have sold as a result of early payment defaults by borrowers. Accordingly, a period of rising interest rates, an economic slowdown or a recession would negatively impact our business and results of operations.

6.  An increase in interest rates could reduce the value of our loan inventory.
    --------------------------------------------------------------------------

The value of our loan inventory is based, in part, on market interest rates. Accordingly, we may experience losses on loan sales if interest rates change rapidly or unexpectedly. If interest rates rise after we fix a price for a loan, but before we sell that loan, the value of that loan will decrease. If the amount we receive from selling the loan is less than our cost of originating the loan, we may incur net losses, and our business and operating results could be adversely affected.

7.  The loss of our key management could result in a material adverse effect on our business.
    ----------------------------------------------------------------------------------------

Our future success depends to a significant extent on the continued services of our senior management, particularly our president and chief executive officer, Buster Williams, Jr. The loss of the services of Mr. Williams, or other key employees, could have a material adverse effect on our business and results of operations. We do not maintain "key person" life insurance for any of our personnel. Only Buster Williams, Jr. and David Williams could be considered to be key employees of Bottomline. Both are officers and directors of Bottomline and fill all key positions and hold all corporate positions within Bottomline. There are no other employees upon which Bottomline is dependent for its operations and business.

8.  The loss of key purchasers of our loans or a reduction in prices paid could adversely affect our financial
    ----------------------------------------------------------------------------------------------------------
condition.
---------

We sell substantially all of the mortgages we originate to institutional buyers. Generally, we sell the servicing rights to our loans at the time we sell those loans. In the last 6 months of 2002, 100.0% of the loans we sold were sold to three large national financial institutions and one regional financial institution, all of which compete with us directly for retail originations. If these financial institutions or any other significant purchaser of our loans cease to buy our loans or servicing rights and equivalent purchasers cannot be found on a timely basis, then our business and results of operations could be materially adversely affected. Our results of operations could also be affected if these financial institutions or other purchasers lower the price they pay to us or adversely change the material terms of their loan purchases from us.

9.  The prices at which we sell our loans vary over time.
    ----------------------------------------------------

A number of factors determine the price we receive for our loans. These factors include:

         o        the number of institutions that are willing to buy our loans,

         o        the amount of comparable loans available for sale,

         o        the levels of prepayments of, or defaults on, loans,

         o        the types and volume of loans we sell,

         o        the level and volatility of interest rates, and

         o        the quality of our loans.

The prices at which we can sell our mortgage servicing rights vary over time and may be adversely affected by a number of factors, including the general supply of and demand for mortgage servicing rights and changes in interest rates. Servicing rights for a particular loan category that was originated at higher interest rates tend to have a lower value than those originated with comparatively lower interest rates due to the greater likelihood that loans with higher interest rates will be prepaid more quickly. For a more detailed description of our sales strategies, please see the "Business--Sale of Loans and Servicing Rights" section of this prospectus.

10. Because our ability to fund mortgage loans depends on the availability of financing sources, our revenues and business would be negatively affected if our current financing sources were canceled or not renewed.

Bottomline's agreements with Fannie Mae, IndyMac Bank and GMAC-RFC, the institutions which purchased 97% of our loans during 2002, are at will agreements which can be canceled at any time. The agreements do not have set expiration dates. Bottomline forwards annual certifications that it meets all of their current asset requirements and state and local requirements to originate mortgages in each jurisdiction from which we are offering to sell mortgages. We also provide quarterly financial statements and audited annual financial statements. They also monitor our level of mortgage production, quality of the mortgages produced and the performance and deficiency rate of the entire portfolio of mortgages that each has purchased from Bottomline. Each of these items is a contributing factor to their decision to continue to do business with Bottomline..

11.  Our business may suffer if we cannot attract or retain qualified loan originators.
     ---------------------------------------------------------------------------------

We depend on our loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders, corporations and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. In addition, our growth strategy contemplates hiring additional loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract or retain a sufficient number of skilled loan originators, or even if we can retain them but at higher costs, our business and results of operations could be adversely affected.

12.  We face intense and increasing competition that could adversely impact our market share and our revenues.
     --------------------------------------------------------------------------------------------------------

We face intense competition from Internet-based lending companies and other lenders participating on Web sites, as well as from traditional mortgage lenders, such as commercial banks, savings and loan associations and other finance and mortgage banking companies. Entry barriers in the mortgage industry are relatively low and increased competition is likely. As we seek to expand our business, we will face a greater number of competitors, many of whom will be well-established in the markets we seek to penetrate. Many of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources. We cannot assure you we will be able to effectively compete against them or any future competitors.

Competition may lower the rates we are able to charge borrowers, thereby potentially lowering the amount of premium income on future loan sales and sales of servicing rights. Increased competition also may reduce the volume of our loan originations and loan sales. We cannot assure you that we will be able to compete successfully in this evolving market.

13.  Changes in existing government sponsored and federal mortgage programs could negatively affect our
     --------------------------------------------------------------------------------------------------
business.
--------

Our ability to generate revenue through mortgage sales to institutional investors largely depends on programs administered by Fannie Mae, the Federal Home Loan Mortgage Corporation and others which facilitate the issuance of mortgage-backed securities in the secondary market. A portion of our business also depends on various programs administered by the Federal Housing Administration (FHA) and the Veterans Administration (VA). Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on our business and results of operations. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities would reduce our revenues. Fannie Mae and FHA programs make up a majority of the purchase and refinance mortgages that Bottomline is currently funding. The 30 or 15 year fixed rate conforming mortgage programs are by far the most popular mortgage products that we originate. Whether, interest rate increases in the future, if the refinancing boom of 2002 slows, or the purchase mortgage market is in demand, the marketing of these mortgage products are an essential part of the mortgage products that Bottomline offers. The conforming 30 and 15 year fixed rate and the FHA mortgages make up more than 80% of our business and are the main stay of the mortgage industry in general. Should either program suffer major adverse changes or stop all together and these types of mortgage products become unavailable, Bottomline would suffer an adverse impact on revenues and operations.

14. We conduct a majority of our business in California and may be adversely affected by a future decline in economic conditions in that region.

In 2000, approximately 34% of the mortgages we originated (as measured by principal balances) were secured by property located in California. For the first 6 months of 2001, those percentages were 48.8%. A decline in economic conditions in the state of California or the surrounding regions could materially adversely affect our business and results of operations. Moreover, if the real estate markets in California, Utah and Florida or regions should experience an overall decline in property values, the overall quality of our loan portfolio may decline and the rates of delinquency, foreclosure, bankruptcy and loss on loans we originate may increase. This would negatively affect our ability to originate loans or to sell our loans and servicing rights. Since our corporate headquarters is located in Pasadena, California all of our loans are processed, underwritten and funded out of that office in California. Additionally, 48.8% of the loans originated in the first 6 months of 2001 were for California property. All business is ultimately approved in California at corporate headquarters despite the origination of loans from both other offices.

15. We may be required to return proceeds obtained from the sale of loans, which would negatively impact our results of operations.

When we sell a loan to an investor, we are required to make unqualified representations and warranties regarding the loan, the borrower and the property. These representations are made based in part on our due diligence and related information provided to us by the borrower and others. If any of these representations or warranties are later determined not to be true, we may be required to repurchase the loan, including principal and interest, from the investor or indemnify the investor for any damages or losses caused by the breach of such representation or warranty. In connection with some loan sales, we may be required to return a portion of the premium paid by the investor if the loan is prepaid within the first year after its sale. If, to any significant extent, we are required to repurchase loans, indemnify investors or return loan premiums, it could have a material adverse effect on our business and results of operations. Bottomline has had losses on mortgages that it funded over the fiscal years 2000 and 2001, these losses for Bottomline totaled $78,000.

15a.  Prepayment of loans could require us to return all or a portion of funds paid for originating the loan.
      -------------------------------------------------------------------------------------------------------

Bottomline currently sells all of the mortgages that it originates along with the rights to collect the payments or service the mortgage. Bottomline's contracts with investors or servicers that purchase these rights require certain warrants and representations by Bottomline which guarantee the mortgages will be serviced for a minimum of 3-12 months after they are purchased. Should for any reason the loan be paid off or prepaid during the first year, the servicer may request the return of all or a pro-rated portion of the service release premium paid to Bottomline. Since these services release premiums represent a major percentage of the income Bottomline generates from these mortgages, the return of a portion of these premiums would have a major negative impact on our revenue. Over the last two years Bottomline has not suffered any loss due to prepayment.

16. Our non-prime mortgage business subjects us to greater risks than our prime business and if we were to increase our non-prime mortgage business in the future, our business would become less stable.

Under our non-prime mortgage loan programs, we make loans to borrowers who have impaired or limited credit histories or higher debt-to-income ratios than prime mortgage lenders allow. For a prior fiscal year of Bottomline Mortgage, Inc. ended July 31, 2000, approximately 2.2% of the dollar amount, or 3.7% of the total number, of our loans originated were categorized as non-prime. For the first 6 months of 2001, those percentages were 3.6% and

5.3%. The non-prime mortgage banking industry is riskier than the conforming mortgage business primarily because there is a greater risk of default and product offerings for non-prime mortgages frequently change, which may make selling a non-prime loan to our institutional investors more difficult. Our failure to adequately address the related risks could have a material negative effect on our business and results of operations.

17. Our financial results may fluctuate as a result of seasonality and other factors, including the demand for mortgage loans, which makes it difficult to predict our future performance.

Our business is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which typically peak during the spring and summer seasons and decline from January through March. Our quarterly results have fluctuated in the past and are expected to fluctuate in the future, reflecting the seasonality of the industry.

17a. Unanticipated delays in closing of loans delays recognition of revenue and exposes us to additional risk due to interest rate changes during the period of delay.

If the closing of a sale of loans or servicing rights is postponed, the recognition of premium income from these sales is also postponed. If such a delay causes us to recognize income in the next quarter, our results of operations for the previous quarter could be adversely affected. Unanticipated delays could also increase our exposure to interest rate fluctuations by lengthening the period during which our variable rate borrowing under our credit facilities are outstanding.

These and other factors make it very difficult to predict our results of operations. If our results of operations do not meet the expectations of our stockholders, then the market for potential sale of our common stock may be materially adversely affected. .

18.  The success of our online business depends on system integrity and security.
     ---------------------------------------------------------------------------

The performance of our web site and the web sites in which we participate is important to our reputation, our ability to attract customers and our ability to achieve market acceptance of our services. Any system failure that causes an interruption or an increase in response time of our services could result in fewer loan applications through our Web site. System failures, if prolonged, could reduce the attractiveness of our services to borrowers and clients. Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. In addition, despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. We do not carry sufficient insurance to compensate for losses that may occur as a result of any of these events. Not all of the leads from which we originate mortgages come from www.bottomlinemortgage.com web site. Bottomline purchases or exchanges mortgage origination leads from other mortgage and real estate web sites to insure the loan originators at our call centers are able to maintain a stable work load. Whether we use mortgage leads from our web site, International Web Works, Capital Resource, 1st Mortgage leads, or iquote.com, government regulations apply to our own website and others in which we participate.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information, such as that required on a mortgage loan application. Advances in computer capabilities, new discoveries in cryptography or other developments may result in a breach of the algorithms we use to protect customer data. If any compromise of our security occurs, it would injure our reputation, and could adversely impact the success of our business.

Our online success depends on our ability to adapt to technological changes The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and frequent new products and enhancements. If faster Internet access becomes more widely available through cable modems or other technologies, we may be required to make significant changes to the design and content of our Web site to compete effectively. As the number of Web pages and users increases, we will need to modify our Internet infrastructure and our Web site to accommodate increased traffic. If we cannot modify our Internet systems, we may experience:

         o        system disruptions,

         o        slower response times,

         o        impaired quality and speed of application processing, and

         o        delays in reporting accurate interest rate information.

If we fail to effectively adapt to increased usage of the Internet or new technological developments, our business will be adversely affected.

19. We must comply with numerous government regulations and we are subject to changes in law that could increase our costs and adversely affect our business.

Our business is subject to the laws, rules and regulations of various federal, state and local government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. These laws, rules and regulations, among other things, limit the interest rates, finance charges and other fees we may charge, require us to make extensive disclosure, prohibit discrimination and impose qualification and licensing obligations on us. They also impose on us various reporting and net worth requirements. We also are subject to inspection by these government agencies. Our failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.

Our operations on the Internet are not currently subject to direct regulation by any government agency in the United States beyond mortgage-related regulations and regulations applicable to businesses generally. A number of legislative and regulatory proposals currently under consideration by federal, state and local governmental organizations may lead to laws or regulations concerning various aspects of business on the Internet, including:

         o        user privacy,

         o        taxation,

         o        content,

         o        access charges,

         o        liability for third-party activities, and

         o        jurisdiction.

The adoption of new laws or the application of existing laws may decrease the use of the Internet, increase our costs or otherwise adversely affect our business.

Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for us to comply and could affect the way we conduct our business, which could adversely impact our results of operations. Although we believe we are currently in material compliance with the laws, rules and regulations to which we are subject, we cannot assure you that we are, or will be, in full compliance with applicable laws, rules and regulations.

If we cannot comply with those laws or regulations, or if new laws limit or eliminate some of the benefits of purchasing a mortgage, our business and results of operations may be materially adversely affected. For a more detailed discussion of the types of governmental regulation applicable to our business, please see the "Business-- Government Regulation" section of this prospectus.

20. As we expand, our inability to trademark the names under which we do business may subject us to significant legal expenses and impair our marketing efforts.

We have conducted our business under the name Bottomline Mortgage since 1997, prior to that we operated under the DBA of Global Mortgage and we commenced doing business over the Internet under the name Bottomlinemortgage.com. We cannot obtain trademark protection for either name because other companies use similar generic terms in their names. As a result, the use of these names may be challenged in the various states in which we currently operate or in the states into which we seek to expand by competitors claiming prior use of a similar name in one or more of those areas. Any challenges may result in our inability to use those names in such states and may require us to do business under other names that do not have the goodwill and name recognition, particularly of Bottomline Mortgage, associated with them. It may also prove impractical to do business over the Internet under more than one name. Our inability to use our names could result in a loss of business. These challenges may also result in significant legal expenses arising from the defense of our names and an inability to market our names nationally.

21. Our proposed national expansion through the Internet will subject us to laws and regulations with which we are unfamiliar.

As part of the expansion of our Internet business, we intend to offer mortgage loans in all 50 states through the Internet and are in the process of obtaining the necessary qualifications or licenses in such states. Because we currently make loans primarily in California and 17 other states throughout the United States, we are not familiar with the laws and regulations of other states and the difficulties of complying with such laws. Moreover, such laws and regulations were not drafted with the Internet in mind and using the Internet as an origination channel for mortgage loans may create compliance issues. Compliance with new laws and regulations may substantially slow our ability to grow. Our future failure to adequately comply with the laws and regulations to which we will be subject could result in liability that could materially adversely affect our business and results of operations.

22.  Pending industry-wide litigation could change the manner in which we do business and subject us to potential
     ------------------------------------------------------------------------------------------------------------
liability.
---------

Numerous lawsuits seeking class certification have been filed against mortgage lenders alleging that certain types of direct and indirect payments made by those lenders to mortgage brokers are referral fees or unearned fees prohibited under the Real Estate Settlement Procedures Act (RESPA). These lawsuits also allege that consumers were not informed of the brokers' compensation in violation of law. There is much uncertainty as to the law on this issue because several federal district courts construing RESPA have reached conflicting results. If the pending cases on lender payments to brokers are ultimately resolved against the lenders, it may cause an industry-wide change in the way independent mortgage brokers are compensated. In addition, future legislation, regulatory interpretations or judicial decisions may require us to change our broker compensation programs or subject us to material monetary judgments or other penalties. Any changes or penalties may have a material adverse effect on our business and results of operations. For a more detailed description of government regulation, please see the "Business-- Government Regulation" section of this prospectus.

23.  If we securitize our loans in the future, we will be subject to additional risks that we do not currently face.
     --------------------------------------------------------------------------------------------------------------

We currently do not securitize the loans we originate, but rather sell or swap them to institutional buyers. Although we do not currently intend to securitize our loans and have no intention of doing so, we may decide to do so in the future if market conditions or other considerations justify making such a decision. Securitizing our loans would subject us to numerous additional risks, including:

         o delayed operating cash flow through increased amounts of management required by securitizing loans and attempting to control or manage market risks,

         o        conditions in the general securities and securitization markets would subject the loans to the potential changes of these markets and the resulting losses or gains,

         o the need to obtain satisfactory credit enhancements increases the time and effort that must be spent on each loan and creating the necessary grouping of loans for securitizing purposes,

         o        retention of credit enhancing residual interests would credit additional paper work for Bottomline,
                  and

         o        increased potential for earnings fluctuations as a result of each of the items identified above.


If we were to securitize our loans, we would have to adequately address these and other related risks. Our failure to do so could have an adverse effect on our business and results of operations.

24. If we retain the servicing rights to our loans in the future, we would be subject to additional risks that we do not currently face.

Generally, we sell the servicing rights to our loans at the same time that we sell those loans. Although we currently do not intend to retain the servicing rights to our loans, we may decide to do so in the future if market conditions or other considerations justify doing so. If we were to service our loans ourselves, we would be subject to additional risks, including:

         o        decreased operating cash flow due to loss of sale of the servicing rights; and

         o the potential of having to write down the value of the servicing rights through a charge to earnings, particularly as a result of changing interest rates and alternative financing options that lead to increased prepayments and the resulting loss of revenues from servicing fees as a result of prepayments.

If we were to retain the servicing rights to our loans, we would have to adequately address these and other related risks. Our failure to do so could have a material adverse effect on our business and results of operations.

25.  The loss of our relationship with Fannie Mae would have an adverse effect on our business.
     -----------------------------------------------------------------------------------------

We have an arrangement with Fannie Mae (a private, shareholder owned company that works to assure that mortgage money is readily available for homeowners in the US) that allows us to use Fannie Mae's Desktop Underwriter(R) software. Our contract with Fannie Mae may be canceled by either party on little or no notice. If Fannie Mae terminates the agreement, our business could be adversely affected, which could reduce our revenues.

26. We are exposed to environmental liabilities with respect to properties to which we take title, which could increase our costs of doing business and adversely impact our results of operations.

In the course of our business, at various times, we may foreclose and take title (for security purposes) to residential properties, and could be subject to environmental liabilities with respect to such properties. To date, we have not been required to perform any environmental investigation or remediation activities, nor have we been subject to any environmental claims relating to these activities. We cannot assure you that this will remain the case in the future. We may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with an environmental investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties seeking damages and costs resulting from environmental contamination emanating from such property.

27.  Our stock price may be volatile, which could result in substantial losses for our stockholders.
     ----------------------------------------------------------------------------------------------

Bottomline has no public market for its common stock. We cannot assure you that an active public market for our common stock will develop or can be sustained after this offering. The lack of registration or qualifying of Bottomline's shares in any individual state may prevent sales or transfers by residents of those states and thus have a negative effect on the price of the shares. Even if an active trading market does develop, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to such factors as:

         o        actual or anticipated changes in our future financial performance,

         o        conditions and trends in the Internet and e-commerce business,

         o competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments,

         o        the operating and stock performance of our competitors,

         o        changes in interest rates, and

         o        additions or departures of key personnel.

28.  One of our existing stockholder will be able to exercise significant control over our operations.
     ------------------------------------------------------------------------------------------------

Upon the closing of this offering, our president and chief executive officer, Mr. Buster Williams, will own approximately 42.7% and his son Mr. David J. Williams 15.6% of our outstanding common stock.  Accordingly,
Mr. Buster Williams, Jr. and David J. Williams will have the ability to control our affairs and the outcome of all matters requiring stockholder approval, including:

         o        the election and removal of directors,

         o        amendments to our charter, and

         o        approval of significant corporate transactions, such as an acquisition of our company or assets.

Buster Williams, Jr. and David J. Williams' control positions would prevent a change in control transaction with respect to Bottomline without their approval. For a more detailed description of Mr. Buster Williams, Jr.' and
David J. Williams' ownership of common stock, please see the "Management" and "Principal Stockholders"
sections of this prospectus.

29.   Leverage of Assets.
      -------------------

Bottomline's bylaws and its Articles of Incorporation do not set limits or restrict its ability to leverage assets. If management allows excessive borrowing on assets it would cause reduced liquidity and negative cash flows to result from operations. Bottomline's ability to grow market share could be negatively affected by such results.

30.  Our stock may be subject to significant restrictions on resale of our stock due to federal penny stock
     ------------------------------------------------------------------------------------------------------
regulations.
-----------

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for Bottomline stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Potential investors should be aware that, according to the SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

         o        control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer,

         o        manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases,

         o        "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons,

         o        excessive and undisclosed bid-ask differentials and markups by selling broker-dealers, and

         o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

31.  Our shareholders may face significant restrictions on the resale of Bottomline stock due to state blue sky laws.
     ---------------------------------------------------------------------------------------------------------------

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Bottomline does not intend to register the shares in any state. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Bottomline's stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, the company's securities.

Accordingly, shareholders should consider the secondary market for our securities to be a limited one. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

32.  Our failure to maintain capitalization requirements would have severe negative impacts on Bottomline's operations.
     -----------------------------------------------------------------------------------------------------------------

The agreements and documents governing Bottomline's ability to function as a mortgage banker, both in underwriting mortgage loans and in reselling them contain a number of compensating balance requirements and restrictive financial and other covenants that, among other things, require Bottomline to maintain a minimum ration of total liabilities to tangible net worth and maintain a minimum level of tangible net worth, liquidity, stockholder's equity and leverage ratios, as well as to comply with applicable regulatory and investor requirements. There are also restrictions imposed on Bottomline on its ability to transfer or sell assets, place liens on collateral, pay cash or stock dividends or to incur additional debt. A capitalization short fall of approximately $12,000 existed as of June 30, 2001. This was discovered when our audit was completed in September of 2001. The shortfall was cured during the months of October and November of 2001 as a result of positive operating revenues and was reported on the second quarter financial statements ending December 31, 2001 Failure to cure this shortfall would lead to increase costs of operation for Bottomline and alter Bottomline's ability to do business in the manner in which it is currently conducting business. Bottomline's ability to handle mortgage loans would be limited and potential avenues for expansion of our business would be curtailed. The reported shortfall was cured prior to affecting Bottomline's business.

33.  We have no limits as to geographic concentration or growth.
     ----------------------------------------------------------

Bottomline may suffer excessive losses by not diversifying its mortgage production into many geographic areas. Economic and or natural disasters such as earthquakes, hurricanes, or tornados may result in defaults or losses in a single geographic area. Disasters of these types may take years to recover and cause home values to decrease severely. Should Bottomline have a large number of its mortgage portfolio in any one area, these disasters could have an extremely negative impact on cash flow from operations and a material effect on the business of Bottomline.

34.  Risk of loss in any single mortgage loan or borrower.
     ----------------------------------------------------

Bottomline's loan purchasers have underwriting guidelines that limit the maximum number of loans to any one borrower to four loans maximum. Bottomline follows this guideline and additionally does not allow the aggregate of these loans to exceed one million dollars in amount Should our loan origination and data system fail to track or identify multiple mortgages to any one entity, Bottomline could be subject to extensive losses in the event of a default on one or more of the mortgages. These types of losses would cause significant negative impacts on the business and results of operations.

35.  Non-recourse loans carry a risk of loss.
     ---------------------------------------

All of the mortgages that Bottomline originates are non-recourse. Many states regulations and the security instruments that are used to collateralize our loans for the most part make it much less time consuming and costly to foreclose on a property on a non-recourse basis. Therefore it is important for Bottomline to use whenever possible private mortgage insurance or government guarantees. There may be times when the insurance or guarantees do not cover the entire costs associated with the foreclosure or marketing of a property when trying to recover all costs and the entire outstanding principal balance on a mortgage after a default occurs. In that type of a situation Bottomline will suffer a cash loss on the mortgage and foreclosure expenses which would have an adverse effect on Bottomline's business and negatively impact our revenues and cash flows from operations

36.  Recipients of shares in this offering will be taxed on the receipt of those shares.
     -----------------------------------------------------------------------------------

Bottomline has not requested a ruling from the Internal Revenue Service relating to the tax consequences of the distribution. It is Bottomline's belief that the distribution will be taxable to the Axia shareholders and that each shareholder should consult with their tax advisors or professionals as to their specific treatment. We believe that generally each Axia Group, Inc. shareholder receiving shares under this distribution would be treated as if the stockholder had received a taxable dividend, to the extent of earnings and profits, in an amount equal to the fair market value of the Bottomline common stock received by each Axia Group, Inc. shareholder. Recipients of the common stock are advised to consult their own tax advisers regarding the federal income consequences of the proposed stock distribution in light of their personal circumstances and the consequences under, state, local and foreign tax laws.

                            SPECIAL NOTES OF CAUTION

Regarding Forward-Looking Statements

Some of the information in this prospectus may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements generally discuss our plans and objectives for future operations. They also include statements containing a projection of revenues, earnings
(loss), capital expenditures, dividends, capital structure or other financial terms. The following statements particularly are forward-looking in nature:

         o        our strategy,

         o        development of our Internet capabilities,

         o        projected joint ventures or acquisitions,

         o        use of new technology's along with computer and information systems and those of our vendors,
                  and

         o        projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are set forth in the Risk Factors listed herein.

When used in our documents or in any oral presentation, the words "plan," "believe," "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any and all of our forward-looking statements entirely by these cautionary factors.

Regarding Additional Information

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                                 USE OF PROCEEDS

Bottomline will receive no proceeds from this offering which involves the pro-rata distribution to shareholders of Axia Group, Inc. of 1,064,688 shares of Bottomline's common stock by Axia Group, Inc. the former parent corporation of Bottomline.

                              SELLING STOCKHOLDERS

We are registering for offer and sale by the below listed shareholders 1,064,688 shares of Bottomline's common stock. The selling stockholders may offer their shares for sale on a continuous basis. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. The selling shareholders and any other person participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. The provisions of Regulation M may restrict certain activities of the selling stockholders and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other person.

The following table details the name of each selling stockholder, the number of shares owned by the selling stockholder, and the number of shares that may be offered for resale under this prospectus. We will not receive any proceeds from the resale of the common stock by the selling stockholder. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated, none of the selling stockholders has had a significant relationship with Bottomline within the past three years, other than as a result of the ownership of our shares or other securities.

                  SHARES OWNED PRIOR                    NUMBER OF                       SHARES OWNED
                  TO THE OFFERING                       SHARES WHICH                    AFTER THE
                                                        MAY BE SOLD IN          OFFERING

NAME                       NUMBER              PERCENT               THIS               NUMBER               PERCENT
                                                                   OFFERING
Surber, Richard           1,000,000             6.4%                303,137            1,000,000              6.4%
(1)
Wichita                       0                   0                 211,642                0                    0
Development
Corporation (2)
Alpha Solarco                 0                   0                  2,250                 0                    0
AR Fortune                    0                   0                  6,500                 0                    0
Bernstein,                    0                   0                 11,370                 0                    0
Adrienne
Boliviana                     0                   0                  1,250                 0                    0
Campbell,                     0                   0                 25,000                 0                    0
Ruairidh

Chapman, John                 0                   0                 14,629                 0                    0
R.
Einhorn, Gerald               0                   0                 10,000                 0                    0
Friedman, Reid                0                   0                  2,500                 0                    0
Friedman,                     0                   0                  2,500                 0                    0
Ronald
Fry, John R. Jr.              0                   0                 43,420                 0                    0
Giannakourou,                 0                   0                  2,040                 0                    0
Anastasios
Haidenthaller                 0                   0                 10,000                 0                    0
Ed
National                      0                   0                  5,455                 0                    0
Financial
Communica-
tions
Corporation
Welch, Bobby                  0                   0                  1,000                 0                    0
G.
Mirador                       0                   0                 70,000                 0                    0
Consulting
Nexia Holdings,               0                   0                  3,320                 0                    0
Inc.
855 less than                 0                   0                 11,254                 0                    0
1% holders,
listed separately
in Exhibit A(3)

(1) Former President of Bottomline Home Loan, Inc. currently president of Axia Group, Inc.
(2) Wichita Development Corporation is a subsidiary of Axia Group, Inc. Richard Surber is the President of Axia
Group, Inc.
(3) An additional 327,421 shares will be issued to Cede & Co. for shares held in street name and for which a specific shareholders name has not been disclosed to Axia Group, Inc.

                         DETERMINATION OF OFFERING PRICE

The 1,064,688 shares being registered in this offering will be distributed pro-rata to the shareholders of Axia Group, Inc. at no cost to the said shareholders.

                                    DILUTION

There will be no dilution of shareholder's interests as a result of the distribution of shares proposed pursuant to the terms of this offering.

                              EXISTING STOCKHOLDERS

Net tangible book value per share
before offering assuming all shares are sold........................................................................$ 0.012

Number of shares outstanding before the offering.................................................................15,539,000
Number of shares after offering
     held by existing stockholders ..............................................................................15,539,000
Percentage of ownership after offering  ...............................................................................100 %

                              PLAN OF DISTRIBUTION

Axia plans to distribute 1,064,688 shares of Bottomline's $0.001 par value common stock at no cost to its shareholders in a 1 for 10 pro-rata distribution. This distribution shall be at no cost to the Axia shareholders. The record date for the determination of shareholders entitled to participate in the distribution is February 10, 2003. The shares of common stock represented by the offering are registered pursuant to Section 12 of the Securities Exchange Act of 1934 and upon this offering becoming effective. Only Axia shareholders entitled to 10 shares or more from the distribution will receive a stock certificate, all other Axia shareholders will need to request in writing either the issuance of their shares and pay for any costs associated or generated by that request for a stock certificate or a cash payment equal to $0.012 per share to be paid by Axia Group, Inc.

Bottomline's stock differs from many stocks, in that it is a "penny stock." Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which contained the definition of a penny stock as any equity security that has a market price of less then $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchase. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

These rules may affect your ability to sell our shares in any market that may develop for Bottomline stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

The selling shareholders will be unable to sell their shares until or unless the shares are registered for sale in a state, an exemption from state registration becomes available or the selling shareholder determines that an alternative exemption from registration has become available to that selling shareholder. Bottomline has no intention of registering the shares in any state. Selling shareholders who sell common stock registered by this offering are advised that they will be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933 and subject to regulation M under the Exchange Act of 1934. The sales restrictions of Section 16 of the Exchange Act may also apply. Selling shareholders will act independently and will sell their shares at their discretion and in reliance upon their own evaluation of application laws, regulations and rules and should consult with legal counsel in making any decision.

As a statutory underwriter, Axia and any selling shareholder, is required to deliver a copy of a prospectus to any party to whom they deliver, or offer to sell, shares of Bottomline common stock.

Federal Income Tax Consequences

Neither we nor Axia Group, Inc. have requested a ruling from the Internal Revenue Service relating to the tax consequences of the distribution. We believe that the distribution will be taxable to the Axia shareholders and that each shareholder should consult with their tax advisors or professionals as to their specific treatment. We believe that generally each Axia Group, Inc. shareholder receiving shares under this distribution would be treated as if the stockholder had received a taxable dividend, to the extent of earnings and profits, in an amount equal to the fair market value of the Bottomline common stock received by each Axia Group, Inc. shareholder.

Recipients of the common stock are advised to consult their own tax advisers regarding the federal income consequences of the proposed stock distribution in light of their personal circumstances and the consequences under, state, local and foreign tax laws.

Gain or loss and potential tax consequences will need to be determined on an individual basis by each shareholder and his or her tax advisors.

                                LEGAL PROCEEDINGS

Bottomline's majority owned subsidiary, Bottomline Mortgage, Inc. and Buster Williams, Jr., individually have been sued in the Superior Court of the State of California, County of San Diego, Case No. GIC 766622 in a case entitled Radoslav Kalla vs. Bottomline Mortgage, Inc., C & W Global Realty, Inc.; Buster Williams, Jr.; and Does 1 through 10, inclusive. The suit alleges that Bottomline Mortgage, Inc. is obligated to Mr. Kalla in the sum of $180,000 for loans that have not been repaid to him on demand. On December 26, 2002, a Settlement Agreement and Mutual Release of Claims was executed by the parties. Buster Williams Jr. has agreed to purchase all of the shares of common stock controlled by Mr. Kalla at a discount over the next thirty months, with a non-interest bearing note. The parties have agreed to dismiss the pending litigation with each party paying their own costs.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of BOTTOMLINE as of the date of this prospectus:

         Name                               Age                        Position

         Buster Williams, Jr.               49                         President and Director
         David Williams                     27                         Director

Buster Williams, Jr. founded Bottomline Mortgage, Inc. in 1989 and served as its chairman of the board and chief executive and financial officer since that time. He was also the largest shareholder until he sold his interest to Bottomline Home Loan, Inc. His responsibilities with Bottomline Home Loan, Inc. include strategic planning for the company as well as overseeing the day to day operations. Prior to his employment with Bottomline Mortgage Inc. Mr. Williams was a licensed real estate broker, general contractor, appraiser and developer of real estate over a 25 year period of time. For the three years from 1986 to 1989 he managed the real property division of the Department of Economic Security of the State of Arizona with 300+ facilities and a monthly budget of over $15 million dollars.

David Williams, the son of Buster Williams, Jr., has been employed at Bottomline Mortgage Inc. since 1997. He currently manages secondary marketing and production areas. From early 1995 to 1997, David served as a property manager for Carlton Business Park, involved in the management of a 250,000 square feet of office/warehouse space in the Phoenix Metropolitan area. He holds a B.S. in Business Administration with a major in Real Estate and Finance from Arizona State University.

No other person is expected to make a significant contribution to Bottomline who is not identified in this prospectus as an executive officer or director of Bottomline.

All executive officers are appointed by the board and hold office until the board appoints their successors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of Bottomline's common stock as of February 7, 2003, with respect to: (i) each person known to Bottomline to be the beneficial owner of more than five percent of Bottomline's common stock; (ii) all directors; and (iii) directors and executive officers of Bottomline as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 3, 2003, there were 15,539,000 shares of common stock issued and outstanding.
                           As of the date of this Information Statement

 Title of Class          Name and Address                              Nature  of               Amount of        Percent of class
                                                                        Ownership               Ownership
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------
Common Stock            Axia Group, Inc.                                   Direct               2,000,000                  12.87%
($0.001) par            268 West 400 South, Suite 300
value                   Salt Lake City, Utah 84101
Common Stock            Buster Williams(4)                                 Direct               6,843,330                   44.0%
($0.001) par            200 S. Los Robles Ave, #230
value                   Pasadena, CA 91101                               Indirect              293,757(1)                    1.9%

                                                                                                                      Total 45.9%
Common Stock            David Williams(5)                                  Direct               2,504,285                   16.1%
($0.001) par            200 S. Los Robles Ave., #230
value                   Pasadena, CA 91101                               Indirect              257,037(2)                    1.7%

                                                                                                                   Total    17.8%
Common Stock            Richard Surber                                     Direct               1,000,000                    6.4%
($0.001) par            268 West 400 South, #300
value                   Salt Lake City, Utah 84101                       Indirect            2,000,000(3)                  12.87%

                                                                                                                    Total   19.3%
Common Stock            All Officers and Directors                                              9,898,409                   63.7%
($0.001) par            as a Group, including direct
value                   and indirect control

(1) Shares held by Mei Chen the spouse of Buster Williams (2) Shares held by Caitlin Rabanera the spouse of David Williams

(3) Richard Surber is the president of Axia Group, Inc.
(4) Buster Williams, Jr. is the president and a director of Bottomline and the father of David Williams
(5) David Williams is a director of Bottomline and the son of Buster Williams, Jr.


                            DESCRIPTION OF SECURITIES

General

Bottomline's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001, of which 15,539,000 are issued and outstanding as of February 7, 2003. There is authorized preferred stock of 5,000,0000 shares, par value of $0.001, none of which is issued or outstanding and there are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of Bottomline, the holders of common stock are entitled to share equally and ratably in the assets of Bottomline, if any, remaining after the payment of all debts and liabilities of Bottomline and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with Bottomline's common stock, except those generally provided under state law.

Bottomline has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on Bottomline's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Bottomline.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Bottomline by Michael Golightly, an attorney licensed in the states of Texas and Utah.

Experts

The financial statements of Bottomline as of June 30, 2002 and for the fiscal year June 30, 2002, included in this prospectus have been audited by Tanner +Co., Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bottomline's articles of incorporation provide that no officer or director shall be personally liable to the corporation or its shareholders for money damages except as provided in Section 78.07, Nevada Revised Statutes.

The bylaws, section 6.09, of Bottomline, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Bottomline, absent a finding of negligence or misconduct in office.

The effect of these provisions is potentially to indemnify Bottomline's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Bottomline. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity will not apply on account of:

  o acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law o unlawful distributions o any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2002, Bottomline agreed to purchase 250,000 shares of its subsidiary, Bottomline Mortgage, Inc., stock from Buster Williams for $58,000. Mr. Williams acquired such shares for $58,000 from a minority shareholder of Bottomline Mortgage, Inc. in December 2002. This transaction resulted in an increase from 76% to 79% ownership of Bottomline Mortgage, Inc. by Bottomline. Bottomline acquired the shares of its Bottomline Mortgage subsidiary in order to reduce the minority interest percentage of the outstanding shares of Bottomline Mortgage. These shares were taken into treasury and retired. As a result, the minority interest is reduced, Bottomline is able to retain a larger percentage of the profits generated by Bottomline Mortgage and decrease the amount of profits allocated to the minority interest shareholders of Bottomline Mortgage. All of Bottomline's operations are conducted by its 79% owned subsidiary, Bottomline Mortgage. Because there are minority interest shareholders in Bottomline Mortgage, Bottomline must allocate a percentage of the profits of Bottomline Mortgage from each period to the minority interest and record a corresponding liability. Each shareholder of Bottomline will benefit from the purchase of these shares as a greater percentage of the profits are allocated to Bottomline rather than to the minority interest shareholders of Bottomline Mortgage.

On or about April 25, 2001, and prior to his appointment as an officer of Bottomline, Buster Williams, Jr. entered into a Stock Purchase Agreement with Bottomline whereby he contracted to purchase 1,000,000 shares of Bottomline's restricted common stock for the cash price of $25,000. This purchase was approved by Bottomline's Board of Directors and this number of shares were issued to Mr. Williams and full payment for the shares was received. This sale was made in reliance on the exemptions from registration afforded by Section 4(2) of the 1933 Act.

  On June 26 , 2001, Bottomline signed a Stock Acquisition Agreement with Buster Williams, Jr., David Williams, Mei Chen, Caitlin Rabanera, Matt Morris, Sandra Jorgensen and Athena V. Killeen, for the purchase of 4,085,000 shares of Bottomline Mortgage, Inc. a California corporation. In exchange for the transfer of these shares in Bottomline Mortgage, Inc. and a 76% interest in its business and its operations, Bottomline agreed to issue to the seven named transferring shareholders set forth above 10,000,000 shares of its common stock on a pro-rata basis.

This transfer and sale represents 62% of the issued and outstanding shares of the common stock of Bottomline. This sale was made in reliance on the exemptions from registration afforded by Section 4(2) of the 1933 Act. As a result Bottomline acquired a controlling interest in Bottomline Mortgage, Inc. and operates it as a majority owned subsidiary of Bottomline. Bottomline Mortgage, Inc. constitutes the operations of Bottomline for the foreseeable future and serve as the prime source of revenues.

In August 1999, Bottomline Mortgage, Inc. advanced $75,900 to Buster Williams, Jr. an officer and a director of Bottomline in exchange for a note secured by a third deed of trust on his personal residence. The note bears interest at 7% and requires no monthly payments. This note was paid in full on December 28, 2001.

During the year ended June 30, 2001 Buster Williams, Jr., an officer of Bottomline, personally paid operating expenses of Bottomline Mortgage, Inc. for which he was not reimbursed. The officer has agreed not to seek reimbursement from Bottomline. $41,858 in expenses paid by the officer has been treated as additional paid in capital prior to the acquisition date.

On April 25th, 2001, Bottomline entered into a Stock Purchase Agreement with Richard Surber, then the president of Bottomline, wherein Bottomline purchased 1,000,000 shares of its common stock at a total purchase price of $6,000, thereby reducing Mr. Surber's ownership in Bottomline to 1,000,000 shares of common stock.

                             DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the real estate investment market, projected leasing and sales and future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

General

Bottomline Home Loan, Inc. was formed under Nevada law on February 16, 1996 as a wholly owned subsidiary of Axia Group, Inc., a publicly traded Nevada corporation. Bottomline was originally known as Cyberenergy, Inc. and had been formed by Axia Group, Inc. to be involved in an Internet marketing project. When that project did not materialize Axia Group, Inc. registered Cyberenergy, Inc. as a blank check company suitable for acquisition or merger with an operating private organization.

Cyberenergy, Inc. acquired a controlling interest in Bottomline Mortgage, Inc. in a Stock Acquisition Agreement that closed in June of 2001. Bottomline Mortgage Inc. was organized on August 29, 1989. Cyberenergy issued 10,000,000 shares of its common stock to acquire 4,085,000 shares, approximately 76%, of the common stock of Bottomline Mortgage, Inc. from seven (7) shareholders of that company. Cyberenergy then filed an amendment to its Articles of Incorporation to change its name from Cyberenergy to Bottomline Home Loan, Inc. This change was filed with the State of Nevada's Secretary of State on July 20, 2001. At that time the number of authorized shares of common stock were also increased to Five Hundred Million (500,000,000) shares.

Bottomline Mortgage, Inc. has been in the retail mortgage banking business of originating residential mortgage loans since it was organized. As a subsidiary of Bottomline, Bottomline Mortgage, Inc. continues to operate in this same field as it has in the past. The business plan for Bottomline is to increase loan originations by using both cutting edge technology and more traditional methods to maximize its market share in the residential mortgage loan industry. Several new web sites will be implemented with the goal of enabling Bottomline to market its products in 18 states without restriction. New branches are also expected to be opened throughout the U.S. in order to expand the current business base to community real estate professionals and first time home buyers in these new areas. Currently one community loan center is in operation beyond the original call center in Pasadena, California, this is located in Clearwater, Florida.

The mortgage banking industry is the largest consumer debt related sector in the United States economy. This industry involves primarily two businesses: origination and servicing. In the year 2000, the Mortgage Bankers Association of America estimates that the mortgage loan origination volume in the US was $1.0 trillion, compared to approximately $600 billion in 1995, a compounded annual growth rate of 13.3%. The retail origination market of the mortgage banking industry is highly fragmented. According to a study by Wholesale Access, a research and publishing firm in Columbia, Maryland, there were approximately 36,000 independent mortgage brokerage firms at year end 1998.

Bottomline's growth strategy is to continue to increase its loan origination volume by becoming a leader in Internet mortgage origination and by expanding its traditional, non-Internet business and by pursuing selective strategic acquisitions of mortgage bankers and other mortgage banking related companies.

Bottomline believes that the Internet will be an increasingly important medium to provide mortgage products and services. It intends to increase its Internet mortgage origination volume by expanding its business into the remaining 32 states in which it is not yet qualified to conduct mortgage banking business and by establishing relationships with additional Web sties to increase the number of sources for customer referrals. Bottomline intends to plan and then implement an intensive marketing campaign in selected markets to promote its www.BottomlineMortgage.com web site and create name recognition.

The BottomlineMortgage.com web site provides Bottomline customers with 24-hour access to a variety of products and services. In addition to providing information about Bottomline Mortgage and our mortgage products and terms, the web site allows customers to perform a number of functions, such as reviewing current interest rates, filing a pre-approval request or complete loan application, check the status of their pending applications and obtaining their credit report. The site is intended to eventually allow for customers, in one continuous session, to apply for a loan, receive a commitment for that loan if approved and lock in their interest rate. Currently the web site is used primarily to help Bottomline attract the business of mortgage shoppers that have been referred to Bottomline by its web site relationships.

Our web site at www.bottomlinemortgage.com generates mortgage leads that are forwarded to our loan originators at the Pasadena or Clearwater call centers. Then the customers are contacted and the loan originators completes a loan application and pre-qualifies each of the borrowers. When these loans are closed we receive revenue from the loan. In addition, the web site also contains links to other web sites for companies that sell products or services other than home loans or mortgages, such as car loans, credit cards, life Insurance and financial services. Our current web site administrator, Meyers Internet, receives referral fees when these links produce a customer for these other companies, usually $20 to $200 dollars per referral. As we improve our web site and increase traffic on the site, we hope to take control of the administration of the site and earn income directly from companies that want to advertise their services or link from our web site. We consider this a potential source of direct revenue and will offset the cost of maintaining our web site. However, to date we have not produced any of this type of direct revenues from our web site and do feel whatever income our web site produces will be minor compared to the income from the mortgages closed from the leads generated by the web site.

The goal of Bottomline's Internet marketing efforts are to both expand its Internet reach and enhance its ability to originate mortgages over the Internet. As part of the plan to grow its Internet business Bottomline plans to increase its call center capacity to be able to service all of the referrals received from our web site and all other mortgage leads obtained from other internet web sources. Continued growth depends on Bottomline's ability to increase the number of referrals from our and other web sites. To complement the expected growth from increased web site referrals will be the growth from the marketing of Bottomline's own web site and from providing, on a contract basis, Internet origination services to local and regional mortgage brokers, Thrifts and smaller banks.

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We plan to expand the web site over the next 12 months mainly through a maintenance program to make the site more functional and easy to navigate along with increasing the basic content. Our budget for this is $300,000 . By far the largest expense will be the marketing of our web site through the purchase of pop up windows or banners on other web sites, radio, TV and print media to give Bottomline Mortgage better name recognition and bring more customers to the www.bottomlinemortgage.com web site.

Expansion into new regions would grow Bottomline's traditional business operation. Expansion into the eastern United States would follow the opening this year of the Clearwater, Florida call center. In connection with the planned geographical expansion, Bottomline would advertise in related local and regional print media to create additional name recognition and to create greater public and industry awareness of its products and services. At this time we have not identified any candidates for acquisition. Currently we are focused on our growth and internal expansion.

In a continuing effort to increase efficiency, Bottomline has placed great emphasis on maintaining state-of-the-art information systems. Bottomline's computer system controls most aspects of its operations, from the processing of a loan application through the closing of the loan and its subsequent sale of the loan to institutional buyers. This system also performs checks and balances on many aspects of the mortgage loan business of Bottomline and supports the marketing efforts of Bottomline. This integrated approach reduces the marginal origination cost per loan for Bottomline's operations. Bottomline is committed to continually look for new ways to improve its efficiency through automation.

The primary operations of Bottomline consist of the mortgage banking business conducted by Bottomline Mortgage, Inc. As a mortgage bank Bottomline generates revenue through the origination and subsequent sale of funded loans. The revenues are made up of a net gain on the sale of the loans, interest income, sale of the equity builder program and sale of loan servicing rights. The net gain on sales includes loan-related fees consisting of origination, application, documentation, commitment and processing fees paid by the borrower. Net interest income consists of the difference between interest received by Bottomline on its mortgage loans held for sale and interest paid by Bottomline under its credit facilities. A home equity program pays Bottomline a finder's fee that ranges from $695 to $1,195 every time a customer subscribes to the program and loan servicing consists of fees earned to collect payments of principal, interest, taxes and insurance on loans sold to our investors. Our home equity program pays us a set fee every time a customer signs up for the program. If in the future we initiate our own loan servicing program, we will earn fees from the collection of payments on loans that we have sold to Fannie Mae or other financial institutions where we have retained the servicing rights. This results in 10% of our total loan volume comes from our network of brokers, 10% of the loans come from the leads from our web site www.bottomlinemortgage.com , 75% are from internet mortgage leads we purchase from other internet web sites and the balance of 5% are referrals from Realtors and Builders.

The primary expenses for Bottomline's operations consist of salaries and benefits paid to employees; occupancy and equipment costs; Internet-related expenses, including licensing and participation fees, advertising costs, marketing, promotion, data processing and communication costs. A substantial portion of these expenses are variable in nature. The commissions paid to loan originators is 100% variable in nature. The loan originators are paid a commission only, with no base salary. Borrowers are typically charged points or a loan origination fee and Bottomline may receive a premium on a loan where a borrower locks in a specific interest rate on their loan. Loan originators share in these fees, depending on their individual monthly loan production, 50% to 70% of these fees go to the loan originator. Any contracts or agreements with loan originators are on an at will basis and may be canceled by either party without notice. Commissions paid for the year ended June 30, 2002 equaled $693,780 and 372 loans were funded during that same period. The typical or average commission paid was $1,865 per loan.

Seasonality affects the mortgage industry as loan originations are typically at their lowest levels during the first and fourth quarters due to a reduced level of home buying activity during the winter months. Loan originations

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generally increase during the warmer months beginning in March and continuing through October. As a result, Bottomline expects higher earnings in the second and third quarters and lower earnings in the first and fourth quarters.

Interest rates may trend up or down over one or more of our reporting periods, sometimes several reporting years. We feel it is important to disclose to everyone that they should not rely on any one time period when reviewing our financial information. Bottomline has been profitable for its most recent fiscal year ended June 30, 2002. Bottomline's long term growth of revenues will come by increasing the number of loan originators in our call centers, improving the web site's ability to attract new customers and adding to our line of mortgage products. Consequently, we do not rely on temporary fluctuations in the interest rates to grow the business.

Bottomline has no intention to make investments in real estate, real estate holding companies nor in companies that hold mortgages secured by real estate.

Bottomline offers a broad and competitive range of mortgage products that aim to meet the mortgage needs of all borrowers. These products include Fannie Mae eligible loans, alternate "A" loans, non-prime loans, home equity and second mortgage loans, construction loans and bridge loans. The Bottomline employee base of experience and expertise in numerous types of mortgages gives Bottomline the ability to provide a full product line in each division of its operations.

As our business grows we would like to invest some portion of profits in retaining the servicing rights on a small percentage of the loans that are originated each month. Bottomline's management believes that it may not be cost effective to do the servicing in house with Bottomline's employees. The servicing of these loans would start by subcontracting with a Fannie Mae approved servicer contractor and Bottomline would compensate the sub-service with a per loan monthly fee to collect payments, remit interest and principal to the investor, along with handling the necessary reporting, until Bottomline has a large enough portfolio of serviced mortgages to bring all the work in house.

Service released basis is the term we use to indicate that the loan will be sold to the investor along with the rights to collect the mortgage payments or service the loan. This would be a long term income source of revenue for Bottomline, servicing of a conventional fixed loan usually pays a quarter of one percent (.25%) per year of the unpaid principal balance. In some cases we could sell the investor a mortgage and keep the rights to collect the mortgage payments, which is the exact opposite and is called service retained basis. In lieu of selling the servicing rights at closing of the loan and receiving a one time fee on the average of 1.25%. If we chose to retain the rights to service the loan it would take 5 years to recoup this up front fee we now receive.

The www.bottomlinemortgage.com web site is fully operational. Customers may go on line to the web site and apply for a mortgage, check current interest rates, and receive information on our mortgage programs and information regarding Bottomline. All information supplied by the borrower is automatically forwarded to our loan origination software and a loan originator is assigned to contact the borrower and assist them in completing the process of closing their loan. We believe that the web site is a tool which enables our potential customers the convenience to originate their loan 24 hours a day 7 days a week from the comfort of their home or office. This allows us to originate loans at a very low cost over a larger geographic area without the expenses associated with the traditional brick and mortar locations typically associated with the mortgage industry of the past. However, we also believe that at this time our customers must have human contact from our loan originators to be completely comfortable with the entire mortgage origination process.

Bottomline has short term and informal verbal agreements with the Internet companies, usually less than 90 days and often for 30 days. We purchase or exchange leads with these companies based upon specific mortgage criteria, such as maximum loan to value ratios, credit score of the borrowers, purpose of loan (purchase, refinance, debt

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consolidation) and the state where the property is located. Bottomline reviews each source on a regular basis to determine if the mortgage origination leads provided to us are continuing to meet our specifications and we are maintaining a cost effective closing rate, before we renew each agreement or purchase an additional block of leads. We did not name the internet companies that we are currently using due to the fact that we do not have long term relationships with them or written agreements for their services. The business of providing internet mortgage leads has become very competitive and we may be using a completely different group of companies next month. Therefore, we are not dependant on any one group or internet company to subsidize the mortgage leads generated by our own site www.bottomlinemortgage.com.

Bottomline's web site does not directly generate any type of revenues for us at this time. The mortgage leads that are generated from the site go directly to the loan originators at our Pasadena and Clearwater, Florida call centers or they are traded with other mortgage companies for mortgage leads that are more closely suited to the mortgage products or geographic areas where Bottomline is authorized to do business. The revenues from loans closed as a result of these leads for the last year make up less than 10% of the total retail mortgages closed by Bottomline.

Bottomline's network of loan purchasers allows it to identify specific loan features, to identify a loan purchaser who will purchase loans with specific features and to select a purchaser who will accept the lowest yield for loans with those features. As a result, Bottomline is able to offer a wide range of products that are well priced and that have many different features to suit a customer's needs.

Bottomline's primary goal in making a decision whether to extend a loan is whether that loan conforms to the expectations and underwriting standards of the institutions that buy that type of loan. Typically, these purchasers focus on a potential borrower's credit history, often summarized by credit scores, income and stability of income, liquid assets and net worth, the value and condition of the property securing the loan. Whenever possible, we use "Automated Underwriting Systems" to determine whether a particular loan meets those standards and expectations. In cases where automated underwriting is not available, we rely on our staff underwriters to determine if the loan should be forwarded to those buyers for approval and for them to return to us a commitment to purchase the loan once we meet their specific requirements on that loan.

Fannie Mae Desktop Underwriter(R) on the web is a powerful automated underwriting system that greatly reduced the time, cost and subjectivity associated with mortgage loan underwriting. Desktop underwriter's knowledge base and quantitative risk analysis capabilities assess the level of credit risk associated with a loan and quickly determine what flexabilities can be leveraged-enabling the tailoring of loan terms based on an individual borrower's risk profile right at the point of sale. You can use Desktop Underwriter to serve the majority of our customers with a wide range of financing options, which helps us expand our markets. The system is web based and enables operation 24 hours a day, 7 days a week. The automated underwriting recommendation from the Desktop Underwriters system approves the loan or refers it to an underwriter for further review or indicates that the loan is out of scope. The recommendation, which is provided in the underwriting findings report, also indicates whether or not the loan eligible for sale to Fannie Mae. This expedites the process of selling the loan to Fannie Mae after the loan is closed. The recommendation also may reduce the conditions necessary to complete the processing of the loan, with a more streamlined appraisal, fewer income and source of funds information and reserves documentation from the borrower. The agreement with Fannie Mae to provide this service was completed on July 25th, 2001. The cost associated with the service was a $5,000 one time license fee and a $35 charge each time we input a loan into the system, this fee is then billed to us monthly. The technology is extremely flexible and interfaces with our in-house loan origination software and gives us access to several major purchasers of loans such as Countrywide Home Loans and GMAC/Residential Funding Corporation
(RFC), where we can sell our non-conforming, sub- prime, jumbo and home equity loans that can not be sold to Fannie Mae.

Our subprime lending activities have decreased from 15.7% of our total loan origination volume in 2000 to 5.3% in 2001 and to 3.7% in 2002. We shall continue to offer subprime loans to our customers should they not qualify for

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other conforming or prime programs. We underwrite all of our loans on a best efforts basis, where we qualify each borrower on the best program in which they qualify. Many times we upgrade borrowers to conforming loans when they may have credit problems but they have compensating factors which allow the upgrading of their loan. This reduces our marketing costs, when we can propose alternative programs when providing quotations to the borrower, rather than simply denying the loan. Most lenders now offer a variety of mortgage products. In addition, many states have introduced new predatory lending laws, which must be addressed to insure we are not using unfair lending practices with regard to lower credit quality borrowers.

During 2001 we sold 305 loans, of which 97% went to three financial intuitions, IndyMac Bank purchased 74 of our loans or 24% of our loan production, this consisted of Conforming and Expanded Criteria Mortgages. Fannie Mae purchased 133 of our conforming loans or 44% of our loan production. GMAC-RFC purchased 29% of our loan production, which included 118 second mortgages( Both Home Equity and 125% HLTV) and the balance was either jumbo or sub-prime. The final 10 loans where sold to miscellaneous lenders for their niche or special portfolio loan products to enable us to close the loans rather than lose the file or refer to another lender.

Bottomline Mortgage, Inc. must maintain a minimum net worth of $250,000 for all of our loan purchasers (as identified above) and several of the states in which we are licensed. All of them require written agreements that must be renewed on a annual basis. As of June 2001, our net worth was just below this at $239,660 or $10,340 short. Since we have had a excellent relationship for more that 5 years with our loan purchasers and a long term history of delivering top quality preforming loans to them, every purchaser gave us until December 31, 2001 to increase our net worth to above $250,000, which we did. As of December 31, 2002 and June 30, 2002, we had a net worth above $250,000 which has us in full compliance with tangible net worth requirements of all investors and state agencies.

A table setting forth the number and types of loans produced for the years 1999, 2000 and 2001 is set forth on the following page:

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                          1st Mortgage Loan Production

Loan Type                        1999                                           2000                                           2001

                      #loans   Dollar Amt.    % of Volume   #loans  Dollar Amt. % of Volume No. of loans     Dollar Amt. % of Volume
Conforming/Government  47      $6,174,227.00        27.28%  30     $3,799,442.00  22.00%        145    $20,809,301.00         62.23%
Jumbo                   2        $700,000.00         3.09%   1       $466,400.00   2.70%         10     $3,861,000.00         11.55%
Adjustable Rate Mtg.    0              $0.00         0.00%   1       $344,000.00   1.99%          4       $654,400.00          1.96%
Expanded Criteria      32      $5,119,926.00        22.62%  12     $1,837,115.00  10.64%         10     $1,356,399.00          4.06%
Subprime               22      $2,465,525.00        10.89%  35     $2,702,615.00  15.65%         18     $1,785,000.00          5.34%

Yearly Totals         103     $14,459,678.00        63.89%  79     $9,149,572.00  52.98%        187    $28,466,100.00         85.12%


                          2nd Mortgage Loan Production

Loan Type                        1999                                           2000                                        2001

                      #loans   Dollar Amt.    % of Volume   #loans  Dollar Amt. % of Volume No. of loans     Dollar Amt. % of Volume
Home Equity             6        $243,500.00         1.08%    6       $487,500.00  2.82%         37     $1,844,226.00          5.51%
125% High CLTV        208      $7,928,825.00        35.03%  205     $7,632,426.00 44.20%         81     $3,131,251.00          9.36%

Yearly Totals         214      $8,172,325.00        36.11%  211     $8,119,926.00 47.02%        118     $4,975,477.00         14.88%


TOTAL PRODUCTION      317     $22,632,003.00                290    $17,269,498.00               305    $33,441,577.00



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Bottomline is presently handling the following types of loans:

         Conforming and Government-Insured Fixed Rate Loans. These mortgage loans conform to the underwriting standards established by Fannie Mae or the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac). This product is limited to high quality borrowers with good credit records and involves adequate down payments or mortgage insurance. These loans may qualify for insurance from the Federal Housing Authority (FHA) or guarantees from the Veterans Administration
         (VA). Bottomline has been designated by the U.S. Department of Housing and Urban Development (HUD) as a direct endorser of loans insured by the FHA and as a supervised lender of loans partially guaranteed by the VA, allowing Bottomline to offer FHA or VA mortgages to qualified borrowers. FHA and VA mortgages must be underwritten within specific governmental guidelines, which include borrower income verification, asset verification, borrower credit worthiness, property value and property condition.

         Jumbo Loans. Jumbo loans are considered non-conforming mortgage loans because they have a principal loan amount in excess of the loan limits set by Fannie Mae and Freddie Mac (currently $275,000 for single-family, one-unit mortgage loans in the continental United States). Bottomline offers Jumbo Loans with creative financing features, such as the use of stocks and other investments held by the mortgagee as security fo the loan. Bottomline's Jumbo Loan program is geared to the more financially sophisticated borrower.

         Adjustable Rate Mortgages (ARM). The ARM's defining feature is a variable interest rate which fluctuates over the life of the loan, usually 30 years. Interest rate fluctuations are based on an index that is related to United States Treasury bill rates, regional or national average costs of funds of savings and loan associations, or similar widely published rates such as LIBOR. The period between the rate changes is called an adjustment period and may be every six months, one year, three years, five years or ten years. Some the ARM's offered by Bottomline may include payment caps, which limit the interest rate increase for each adjustment period.

         Alternate "A" Loans. From a credit risk standpoint, Alternate "A" Loan borrowers present a risk profile comparable to that of conforming loan borrowers, but present special underwriting considerations, such as a higher loan to value ratio or limited income verification.

         Non-Prime Mortgage Loans. The Non-Prime Mortgage Loan focuses on customers whose borrowing needs are not served by traditional financial institutions. Borrowers of Non-Prime Mortgage Loans may have impaired or limited credit profiles, high levels of debt service to income, or other factors that disqualify them for conforming loans. By originating mortgage loans to borrowers with higher credit risk, Bottomline is able to charge higher interest rates than would be charged for a conventional loan. Offering this category of mortgage loans on a limited basis allows Bottomline to provide loan products to borrowers with a variety of differing credit profiles.

         Home Equity and Second Mortgage Loans. These loans are generally secured by second liens on the real property. Home equity mortgage loans can take the form of a home equity line of credit, which generally bears an adjustable interest rate, while second mortgage loans are closed-end loans with fixed interest rates. Both types of loans are designed for borrowers with high credit profiles. Home equity lines generally provide for a 10 or 15 year draw period where the borrower withdraws needed cash and pays interest only, followed by a 10 to 20 year repayment period. Second Mortgage loans are fixed in amount at the time of origination and typically amortize over 10 to 25 years.

         Construction Loans.  Bottomline offers a variety of construction loans for owner-occupied single-family
         ------------------
         residences.  These loans are available on a rollover basis, meaning that the borrower can secure funding for

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         the land purchase and construction of the home, then roll the financing over into a permanent mortgage loan. During the construction period, interest-only payments are made. Withdrawals during the construction period, to cover the costs associated with each stage of completion, are usually made in 5 to 7 disbursements.

         Bridge Loans. The Bridge Loans that Bottomline makes are short-term loans and may be used in conjunction with other loan products. Bridge Loans provide a means for a borrower to obtain cash based on the equity of a current home that is on the market but not yet sold and to use that cash to purchase a new home.

Government Regulation

The residential mortgage loan business is subject to the laws, rules and regulations of various federal, state and local government agencies regarding the origination, processing, underwriting, sale and servicing of such loans. These agencies would include, but not be limited to, HUD, FHA, VA, Fannie Mae, Freddie Mac and Ginnie Mae. These laws, rules and regulations, among other things, limit the interest rates, finance charges and other fees that may be charged, require Bottomline to make extensive disclosure, prohibit discrimination and impose qualification and licensing obligations. These regulations also impose on us various reporting and net worth requirements. Bottomline is thus also subject to inspection by these government agencies. Our failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.

The lending involved with the retail mortgage loans handled by Bottomline also require compliance with Federal lending and credit regulations, including but not limited to, the Federal Truth-in-Lending Act and Regulation Z thereunder, the Federal Equal Credit Opportunity Act and Regulation B thereunder, the Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, the Homeownership and Equity Protection Act of 1994, the Fair Housing Act, the Home Mortgage Disclosure Act and Regulation C thereunder, the Federal Debt Collection Practices Act, the Fair Credit Reporting Act of 1970 and the various state laws and regulations imposed by the various states in which Bottomline operates and conducts loan activity.

Bottomline is subject to audit requirement by the various federal and state agencies that regulate the type of loans involved in Bottomline's operations. To date, these audits have not revealed any material violations and Bottomline has not been subject to any sanction, limitation, or penalty as a result of this oversight. The internal controls and operations of Bottomline are designed to insure compliance with all of these regulations, preparation of all required documents and disclosures, compliance with limitations on interest rates and charges, all as dependent upon the particular location of a borrower.

Bottomline's current operations on the Internet are not presently subject to direct regulation by any government agency in the United States beyond mortgage-related regulations and regulations applicable to businesses generally. A number of legislative and regulatory proposals currently under consideration by federal, state and local governmental organizations may lead to laws or regulations concerning various aspects of business on the Internet, including:

         o        user privacy,

         o        taxation,

         o        content,

         o        access charges,

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         o        liability for third-party activities, and

         o        jurisdiction.

The adoption of new laws or the application of existing laws may decrease the use of the Internet, increase our costs or otherwise adversely affect our business.

Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for Bottomline to comply and could affect the way we conduct our business, which could adversely impact our results of operations. Although we believe we are currently in material compliance with the laws, rules and regulations to which we are subject, we cannot assure you that we are, or will be, in full compliance with applicable laws, rules and regulations.

If we cannot comply with those laws or regulations, or if new laws limit or eliminate some of the benefits of purchasing a mortgage, our business and results of operations may be materially adversely affected.

Employees

As of October 25, 2002 we have 14 full time commission only loan originators and 7 salaried production staff, plus 2 management staff (Buster Williams, Jr. and his son David Williams) for a total of 23 staff members.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Bottomline's operations are conducted through its subsidiary Bottomline Mortgage, Inc. Bottomline is an independent retail mortgage banking company primarily engaged in the business of originating and selling residential mortgage loans. Bottomline offers a broad array of residential mortgage products targeted primarily to high-credit-quality borrowers over the Internet, as well as through 14 commission-compensated loan originators. Bottomline operates from a principal office in Pasadena, California and a call center in Clearwater, Florida to service the 18 states in which it is currently approved to originate mortgages. Bottomline operates primarily as a mortgage banker, underwriting, funding and selling its loan products to various buyers. In the year 2000, Bottomline Mortgage, Inc. originated approximately $17.3 million in loans, of which 48.8% were first mortgages and 51.2% were second mortgages made to owners seeking to refinance property they already owned. Bottomline Mortgage, Inc. originated and closed approximately $33.2 million in loans during 2001, of those 85% were first mortgages and the balance of 15% were second mortgages made to owners seeking to refinance property they already owned. In 2002, Bottomline originated and closed approximately $67.5 million in loans, of which 94% were first mortgages and 6% were second mortgages. Bottomline's last fiscal year of operation July 1st of 2001 to June 30th of 2002 has shown a very positive impact from the interest rate cuts during the last year. Bottomline's revenues and mortgage sales for the year ended June 30, 2002 indicate that total revenues are up 95% over the same period in 2001. Total revenues for the year ended June 30, 2002 were $2,601,327 versus $1,330,275 for the same period a year earlier. Revenues for the six months ended December 31, 2002 were 33.7% higher than they were for the six months ended December 31, 2001, $1,529,619 versus $1,143,843 for the respective periods. Bottomline's net income rose during its latest fiscal year from a loss of $332,037 in 2001 to income of $52,028 in 2002. Net income for the six months ended December 31, 2002 and 2001 was $122,885 and $33,176 respectively.

As a mortgage banker, Bottomline generates revenues through the origination and subsequent sale of funded loans. These revenues are generated from the net gain on the sale of those loans and interest income earned while the loans are held by Bottomline. The net gain on a sale of a loan consists of the net gain recognized from the difference between the combined selling price of the loan, its related servicing rights and the carrying value of the mortgage loans sold. This net gain would also include the loan-related fees collected, consisting of application, documentation, commitment and processing fees paid by borrowers. Net interest income consists of the difference

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between interest received by Bottomline on the mortgage loans held for sale until the date sold and the amount of interest paid by Bottomline under its credit facilities.

Prior to the funding of any loan by Bottomline it forwards a complete loan file to the investor to underwrite and approve by their underwriters or our delegated underwriters input the complete loan information into the investors automated underwriting system, such as FannieMae's Desktop Underwriter, IndyMac's E-mits system or GMAC- RFC's Assetwise Direct. Once Bottomline has an approved loan with all conditions as called for by the findings report on these automated underwriting systems. Bottomline then sells the loan to the investor or takes a commitment to deliver each loan to the investor within a predetermined amount of days, usually 15 days or less. The warehouse bank will not advance funds without a commitment and written underwriting approval from the investor. We then draw the loan documents and fund the loan with our warehouse line. Within 24 to 48 hours we ship the closed loan file to the investor and they complete the purchase of the loan by forwarding the proceeds to our warehouse bank to pay down the line of credit. Once the warehouse bank deducts the advanced proceeds of the loan, plus any warehouse fees and interest they transfer the remaining balance of proceeds to our general account. This entire process from commitment to delivery and purchase by the investor of the closed loan is normally completed within 15 days.

Expenses for the operation of Bottomline consist of salaries and benefits paid to employees, rent, equipment costs, Internet related expenses, including licensing and participation fees, advertising costs, marketing, promotion costs, data processing and communication costs. A substantial portion of these expenses are variable in nature. Commissions paid to loan originators are extremely variable. The commissions range from 50% to 70% of the loan origination points and premium pricing depending on the volume of loans sold by the individual loan originator each month and the interest rate sold to their customer and the current rate quoted each day by our investors. Other salaries and benefits fluctuate from quarter to quarter based on the assessment of the appropriate level of non-loan originator staffing desired, which correlates to the then current level of loan origination volume and the perception of future loan origination volume.

Interest rate and economic cycles also affect the mortgage industry. Loan originations typically decrease in a rising interest rate environment. During these periods, refinancing originations decrease as the higher interest rates provide reduced economic incentives for borrowers to refinance their existing mortgages. On the other hand, during a period of lowering of interest rates, Bottomline may experience an increase in the number of loans that are originated. It is possible that when interest rates lower by 1% or more during a short period of time that we may also experience the prepayment of some of the loans that we originate, due to borrowers refinancing a second time to take advantage of the lower rates. Should this occur within the first 12 months after the origination of our loan, it may cause us to repay service release premiums to lenders that we have sold the servicing rights. During 2002 rates dropped over 1%, however, to date we have not had to repay any service release premiums due to early prepayment. This may not be the case in the future. These factors can make period-to-period comparisons difficult. Therefore, Bottomline's historical earnings performance may be of little relevance in predicting future performance. Additionally, the reported financial statistics may not be indicative of Bottomline's results in any future period.

By making simultaneous commitments to sell our mortgage products with our mortgage purchasers as our borrowers wish to lock their loans we are able to eliminate our risk to changing interest rates. This transfers all the interest rate risk to the Purchaser's of the mortgage and leaves us with zero risk to changing interest rates between the commitment and closing with the borrower.

For the period 1998 through 2002, inflation has been relatively low and we believe it has not had a material effect on Bottomline's results of operations. To the extent inflation increases in the future, interest rates will also likely rise, which would impact the number of loans that Bottomline originates. This impact would adversely affect Bottomline's future results of operations. Please review the Risk Factor "A period of rising interest rates, an economic downturn or a recession could reduce the demands for mortgages" located in the Risk Factors section of this prospectus.

Seasonality affects the mortgage banking business of Bottomline as loan originations are typically at their lowest levels during the fall and winter quarters due to a reduced level of home buying activity during the colder months. Loan originations typically increase during the warmer months, beginning in March and continuing through October. As a result of these trends Bottomline may experience higher earnings in its first and fourth quarters and lower earnings in its second and third quarters.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end was changed to June 30, effective June 30, 2001.

 The following information is based upon the Consolidated Statements of Operations for Bottomline Home Loan, Inc. formerly known as Cyberenergy, Inc. and Bottomline Mortgage, Inc., now a majority owned subsidiary of Bottomline.

Results of Operations and Comparison of Fiscal Years Ended June 30, 2002 and
2001.

Revenues

Bottomline had $1,330,275 in revenue for the year ended June 30, 2001, and had $2,601,327 in revenue for the year ended June 30, 2002. Total revenues for the six months ended December 31, 2002 were $1,529,619 versus $1,143,843 for the same period during 2001. This increase is a result of opening a new call center in Florida, increasing the number of loan originators to staff the new call centers and generally favorable interest rate markets.

In addition, during our fiscal year ended June 30, 2002, we started our equity builder program in which we receive a finders fee for initiating a program that allows customers to make bi-weekly mortgage payments by automatic transfer, which results in a quicker loan payoff for the customer. Revenues generated as a result of this program were approximately $500,000 during our year ended June 30, 2002.

Expenses

Operating expenses for the year ended June 30, 2001, were $1,549,752 and for the year ended June 30, 2002 were $2,525,875. Operating expenses for 2001 and 2002 consisted of salaries, loan costs, rent, advertising, interest, insurance, professional fees and expenses for office and bank account administration. These increases in expenses are a result of the costs to operate a new call center and compensate the additional loan originators that staff the new call center and the increased number of loans generated during 2002 compared to 2001.

General and administrative expenses were $148,087 for the three months ended on December 31, 2002 and $248,377 for the same period in 2001, a decrease of $100,290 or approximately 40.3%. The decrease was primarily a result of the decrease in administrative expenses.

During the next 12 months we plan to spend approximately $300,000 to make our web site more functional and easy to navigate as well as increasing the basic content. The largest portion of this expenses will be marketing of our web site through the purchase of pop-up windows or banners on other web sites, radio, TV and print media to give Bottomline Mortgage better name recognition and to bring more customers to our web site.

Losses/Gains

Bottomline had a net loss of $332,037 for the year ended June 30, 2001, compared to net income of $52,028 for the year ended June 30, 2002. Bottomline's net loss for the prior period were attributable to general and administrative expenses, and losses on sales of securities in the amount of $115,689. The net changes reflect the increase in revenues and loan volume and minor losses on sales of securities and unrealized losses on securities of $6,381 in 2002.

Six months ending December 31, 2001 and 2002

Revenues for the six months ended December 31, 2002 increased 33.7% to $1,529,619 as compared to revenue of $1,143,843 for the six months ended December 31, 2001 due to growth in the number of loans written during the quarter. This Growth in loans originated was partially offset by a decrease in equity builder finder's fees. Because of the current status of interest rates, we have focused our efforts and resources on originating new loans and refinancing existing loans rather than the equity builder program. We will continue to use our personnel and resources in such a way to maximize our efficiency and profitability, therefore the equity builder finder's fees may continue to be a minor portion of our revenues while rates remain at such historical low levels.

Selling, general, and administrative expenses were $285,396 for the six months ended on December 31, 2002 and $486,765 for the comparable period in 2001, a decrease of $201,369 or approximately 41.4%. The decrease was primarily a result of the decrease in administrative expenses.

Net income for the six months ended December 31, 2002 and 2001 was $122,885 and $33,176 respectively; an increase of 270%. As a percentage of revenue, net income for the six month period ended December 31, 2002, as compared to the same period in 2001 increased approximately 5% from 3% in 2001 to 9% in 2002. This increase in net income as a percentage of revenues over the comparable period can be attributed to the increase in loan activity, the reduction of interest expense due to more favorable rates on our warehouse line of credit, and the reduction of general and administrative expenses.

Liquidity and Capital Resources of Bottomline Home Loan, Inc.

Bottomline is currently authorized to issue 500,000,000 shares of common stock, of which 15,539,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which is outstanding as of February 7, 2003.

Current cash balances and funds available to Bottomline under our working capital credit facilities, in addition to our cash flows from operations, are expected to be sufficient to meet our liquidity requirements at our current level of operations through at least the next twelve months following the filing of this prospectus. Bottomline does expect to continue its plans for expansion and for the next 12 months believes that cash flows from operations will support those plans over that time period. At the present Bottomline does not have any commitments for any additional equity or loan arrangements and cannot provide any level of assurance that Bottomline will be able to obtain any additional equity or loan financing. Bottomline anticipates that revenue generated from its current operations will provide sufficient funds to satisfy the cash needs of Bottomline through the fiscal year ending June 30, 2003.

Bottomline's warehouse facility or line of credit presently used to fund loans is in the amount of $3 million, with an interest rate of prime plus 1 percent, is with First Collateral Services. First Collateral requires that Bottomline maintain a minimum tangible net worth of $275,000 and pay a fee or penalty of ..25% of 1% in the event that Bottomline fails to utilize at least 50% of the line during a month. Loans funded by this line must be paid off or purchased within 45 days of the funding date. The original Master Loan Warehousing Agreement was dated

November 27th, 1998 and is up for renewal March 31st, 2003. The balance of the warehouse facility as of December 31, 2002 was $2,845,773 which matures on March 31, 2003 and is secured by the notes and deeds of trust from the loans that are funded on the line of credit. Bottomline anticipates rolling over the warehouse credit facility into a new facility that will mature in March of 2004. There can be assurance that Bottomline will be successful in renewing the credit facility on its maturity date of March 31, 2003. If Bottomline is not successful in renewing the credit facility, it will be unable to continue its loan origination business.

Bottomline has decreased its receivables while at the same time increasing its revenue for two reasons:

         1. Bottomline has increased the percentage of retail loans that it is originating by increasing the number of commissioned only loan originators from 4 in 2001 to 14 at June 30th of 2002. Which gives Bottomline a much higher net revenue on each loan closed. Also allowing Bottomline more control on the volume of loans that can be originated each month by controlling the marketing and advertizing budget each month for those loan originators.

         2. Bottomline is selling more of the loans that it originates to FANNIE MAE. This shortens the time that Bottomline holds a loan on its line of credit to 48 hours down from the10 to 21 day holding period with the other mortgage purchasers that were used in 2001.

Product Research and Development

We do not plan to conduct any significant research or development activities in the coming twelve month period.

Expected Purchase or Sale of Plant and Equipment

We have no current plan to buy any specific additional plant or equipment. However, we are investigating the possibility of renting additional retail office space in several areas for potential additional call centers. We are using the services of a licensed real estate broker to suggest potential properties for us to lease. We have investigated a number of potential properties and are continuing to consider additional properties. However, our investigations to this point have been preliminary, and we have not identified any specific property for rent.

Expected Changes in Number of Employees

We expect to increase our commission only sales force of loan originators during calendar year 2003 from 14 to 20. We currently have existing facilities and support staff to accommodate this increase in sales staff without any significant increase in operational cost.

Critical Accounting Policies and Estimates

         The following is a discussion of our critical accounting policies and estimates that management believes are material to an understanding of our results of operations and which involve the exercise of judgment or estimates by management.

         Revenue Recognition. Mortgage fee income consists of service and release premiums, origination fees, processing fees and certain other income related to mortgages. For mortgages sold, mortgage fee income and related expenses are recognized at the time the loan meets the sales criteria for financial assets which are; (1) the transferred assets have been isolated from Bottomline and its creditors, (2) the transferee (investor) has the right to pledge or exchange the mortgage, and (3) Bottomline does not maintain effective control over the transferred mortgage loan. Bottomline does not carry any mortgage loans for investment purposes. A firm commitment is obtained from the investor on a loan-by-loan basis before closing a loan, therefore each loan is sold virtually at the same time it is closed, removing all exposure to interest rate changes. Such loans are sold at premiums or discounts depending on the ultimate yield required by the investor. All premiums or discounts are paid by the investor at the time the loan is sold. Immediately after closing, the loan documents are sent to the investor endorsed in blank, thus allowing the holder of the loan to sell or transfer the loan at their discretion. This means title and effective control have transferred to the investor. At such time, revenue, calculated as the amount due from the investor in excess of the loan funded by Bottomline, is recorded. Payment of most receivables from the sale of loans is received within one week of closing. Because title of the loan has been transferred, Bottomline is not exposed to market risk during this time period. Bottomline may be required to repurchase the loans from investors if specific original documents specified by the investor are not delivered, if there was fraud in the origination of the loan, or if the borrower becomes delinquent during the first several months after the loan is sold. Bottomline's accounting policy is to reserve for the estimated loan repurchases. During the six month ended December 31, 2002 and fiscal years ended June 30, 2002 and 2001, Bottomline recorded loan repurchase expense of approximately $0, $31,000 and $47,000 respectively.

         In connection with the sale of mortgage loans, Bottomline also sells the servicing rights to such loans. Bottomline recognizes revenue from the sale of such servicing rights when an agreement with the purchaser of such servicing rights exists, ownership to such servicing rights has been transferred to the purchaser, the selling price of such servicing rights is fixed or determinable, and collectability is reasonably assured. Bottomline's contracts with investors or servicers that purchase these rights require certain warrants and representations by Bottomline which guarantee the mortgages will be serviced for a minimum of three to twelve months after they are purchase. Should for any reason the loan be paid off or prepaid during the first year, the servicer may request the return of all or a pro-rata portion of the service release premium paid to Bottomline. Bottomline's accounting policy is to provide a reserve for the amount of fees that are estimated to be refunded to the servicers, however to date such estimates are minor. During the six months ended December 31, 2002 and fiscal years ended June 20, 2002 and 2001, Bottomline did not refund any service release premiums to a servicer.

         Commitment fees received, are non-refundable fees that arise from agreements with borrowers that obligate Bottomline to make a loan or satisfy an obligation under a specified condition, are initially deferred and recognized as revenue as loans are delivered to investors, or when it is evident that the commitment will not be utilized.

         Loan origination fees received and direct costs of originating loans are deferred and recognized as income or expense when the loans are sold to investors.

         Equity builder revenue represents finders' fees charged to customers to initiate the Equity Builder Program (the program). The program allows the customer to make bi-weekly payments by automatic transfer, which results in a quicker loan payoff. Equity builder revenue is recognized upon Bottomline receiving confirmation from the servicing agent that the loan payments will be processed in accordance with the program. The unpaid balance from the program due from customers at December 31, 2002 and June 30, 2002 and 2001 was $269,765, $353,740 and $0, respectively, which is shown under the caption "Equity builder finder's fee receivable" on the balance sheet.

                             DESCRIPTION OF PROPERTY

Location and Description

Bottomline currently maintains its offices at 200 South Los Robles Avenue, Suite 230, Pasadena, California 91101. The building is owned by 200 South Los Robles-VEF V LLC, a non-related Limited Liability Company. Bottomline pays annual rent of $64,719 for the use of 2,722 square feet of office space at the Pasadena location.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bottomline currently has no public trading market. In an effort to provide some liquidity for Bottomline's shareholders and create a public market for its securities, Bottomline intends to seek the assistance of a licensed broker/dealer to serve as a market maker to file a Form 15c2-11 and application to obtain a listing on the Over the Counter Bulletin Board (NASD:OTC) subsequent to this offering becoming effective. However, there is no guarantee that Bottomline will obtain a listing of the NASD:OTC or that a public market for Bottomline's securities will develop even if a listing on the NASD:OTC is obtained

Record Holders

As of October 20, 2002, there were approximately 80 shareholders of record holding a total of 15,539,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

Bottomline has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on Bottomline's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Bottomline's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of Bottomline during the years 1999 through 2001. The following table and the accompanying notes also provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Richard Surber, our prior chief executive officer for those three years.

                           SUMMARY COMPENSATION TABLE

Annual Compensation                                                                          Long Term Compensation
                                                                                   Awards                             Payouts
                                      Other
                                                               Annual   Restricte        Securities
     Name and                                                 Compensa   d Stock         Underlying          LTIP          All Other
    Principal                      Salary         Bonus         tion     Award(s)          Options         payouts      Compensation
     Position         Year          ($)            ($)           ($)       ($)             SARs(#)           ($)              ($)
Buster                2002        $105,210          -             -                -                  -             -              -
Williams              2001         45,920           -             -                -                  -             -              -
CEO &                 2000         38,540           -             -                -                  -             -              -
Director

Richard
Surber                2001           -              -             -                -                  -             -              -
President &           2000           -              -             -          $2,000-                  -             -              -
Director

Compensation of Directors

         Bottomline's directors are not currently compensated for their services as directors of Bottomline.

Changes in and Disagreements with Accountant on Accounting and Financial Disclosure

         On June 19, 2001, Bottomline Home Loan, Inc. terminated its relationship with Jones, Wright Simkins and Associates ("Jones"), the principal accountant previously engaged to audit Bottomline's financial statements. Effective June 14, 2001, Bottomline retained Mantyla McReynolds ("Mantyla") as the principal accountants to replace Jones. Bottomline's board of directors approved the change of accountants from Jones to Mantyla.

         The audit reports of Jones on Bottomline's financial statements for the fiscal year ending December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

         On September 19, 2001 Mantyla McReynolds of Salt Lake City, the principal accountant engaged to audit Bottomline's financial statements, informed Bottomline that it was resigning from that position effective immediately.

         The audit reports of Mantyla on the Bottomline's financial statements for the fiscal year ending June 30, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports contained a going concern uncertainty paragraph.

         In connection with the audits of the fiscal year ending June 30, 2001, and up to September 19, 2001, the date of Mantyla's resignation, Bottomline had no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Mantyla to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

         Effective October 11, 2001, the Bottomline retained Tanner & Co. ("Tanner") as the principal accountants to replace Mantyla. Bottomline's board of directors approved the change of accountants from Mantyla to Tanner.

                           BOTTOMLINE HOME LOAN, INC.
                              Financial Statements
                             June 30, 2002 and 2001

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)

                                Table of Contents


                                                                                       Page
Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . .                F-3-4
Consolidated Balance Sheet - June 30, 2001 and 2002. . . . . .                          F-5
.. . .
Statements of Stockholders' Equity for the one year periods
ended June 30, 2001 and June 30, 2002 . . . . .                                         F-6
Statements of Operations for the one year periods ended June
30, 2001 and June 30, 2002. . . . . . . . . . . . .                                     F-7
Statements of Cash Flows for the one year periods ended
June 30, 2001 and June 30, 2002 . . . . . . . . .                                       F-8
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .                F-9-16

                          [LETTERHEAD OF TANNER & CO.]

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors of
Bottomline Home Loan, Inc.


We have audited the accompanying consolidated balance sheet of Bottomline Home Loan, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bottomline Home Loan, Inc. as of June 30, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ Tanner + Co.






Salt Lake City, Utah
August 9, 2002

                      5872 South 900 East, Suite 250 * Salt
                      Lake City, UT 84121 * (801) 269-1818
                       * Fax (801) 266-3481 (Letterhead of
                               Mantyla McReynolds)
                           A Professional Corporation
                                      (CPA)

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.)
Pasadena California

We have audited the accompanying consolidated balance sheet of Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.), and consolidated subsidiary, as of June 30, 2001, and the related statements of stockholders' equity, operations, and cash flows for the year ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BottomLine Home Loan, Inc. (formerly known as CyberEnergy, Inc.), and consolidated subsidiary, as of June 30, 2001, and the results of operations and cash flows for the year ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's history of operating losses raises substantial doubt about its ability to continue as a going concern. Management's plans in those matters are described in note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MANTYLA MCREYNOLDS

August 27, 2001
Salt Lake City, Utah

                           BOTTOMLINE HOME LOAN, INC.
                           Consolidated Balance Sheet
                             June 30, 2002 and 2001
---------------------------------------------------------------------------------------------------------
Assets                                                                        2002             2001
                                                                        ---------------------------------

Current assets:
Cash                                                                      $       274,028 $        41,672
Marketable securities                                                              14,375         118,546
Receivables from sales of loans                                                   866,711       1,717,850
Equity builder finder's fee receivable                                            353,740               -

Prepaids and other assets                                                          12,500               -

                                                                        ---------------------------------

Total current assets                                                            1,521,354       1,878,068

Property and equipment, net                                                        32,113           38,991
Note receivable                                                                         -
                                                                                                  106,150
Other assets                                                                        9,826           17,672
                                                                        ---------------------------------

                                                                            $   1,563,293  $    2,040,881
                                                                        =================================
Liabilities and Stockholders' Equity

Current Liabilities:
Warehouse line of credit                                                 $       782,138   $    1,651,944
Note payable                                                                      353,740               -
Accounts payable and accrued expenses                                              68,259         100,350
Current maturities of long-term debt                                               15,373           22,877
                                                                        ---------------------------------

Total current liabilities                                                      1,219,510        1,775,171

Long-term debt                                                                          -
                                                                                                   14,092
                                                                        ---------------------------------
Total liabilities                                                              1,219,510
                                                                                                1,789,263
                                                                        ---------------------------------

Minority interest                                                                  85,764          57,451
Commitments and contingencies                                                           -               -
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares
authorized; 0 shares issued and outstanding                                             -               -
Common stock, $.001 par value, 500,000,000 shares
authorized; 16,039,000 shares
issued and outstanding, respectively                                               16,039
                                                                                                   16,039
Additional paid-in capital                                                        716,383         704,559
Accumulated deficit                                                             (474,403)       (526,431)
                                                                        ---------------------------------
Total stockholders' equity                                                        258,019         194,167
                                                                        ---------------------------------

                                                                        $       1,563,293   $   2,040,881
                                                                        ---------------------------------

See accompanying notes to consolidated financial statements.

---------------------------------------------------------------------------------------------------------

                                -----------------

                                        BOTTOMLINE HOME LOAN, INC.
                                   Consolidated Statement of Operations

                               Years Ended June 30, 2002 and 2001
------------------------------------------------------------------------------------- --------------------

                                                                                2002          2001
                                                                 -------------------- --------------------

Revenues:
Equity builder revenue                                               $        498,365  $                 -
Origination and commitment fee revenue                                      1,024,193              643,732
Income from sale of loans and servicing rights                              1,078,769              586,543
Consulting revenue                                                                  -              100,000
                                                                 -------------------- --------------------

Total revenues                                                              2,601,327            1,330,275
                                                                 -------------------- --------------------

Operating expenses:
Salaries and direct loan costs                                              1,806,780              789,175
Interest                                                                       92,309              104,673
Selling, general and administrative                                           626,786              655,904
                                                                 -------------------- --------------------

Total operating expenses                                                    2,525,875            1,549,752
                                                                 -------------------- --------------------

Income (loss) from operations                                                  75,452            (219,477)
                                                                 -------------------- --------------------

Other income (expense):
Interest income                                                                 3,094                8,150
Loss on disposal of asset                                                           -              (5,021)
Realized and unrealized gains (losses)
on sale of securities                                                          (6,381)           (115,689)
                                                                 -------------------- --------------------

Total other income (expense)                                                  (3,287)            (112,560)
                                                                 -------------------- --------------------

Net income (loss) before minority interest
  and taxes                                                                    72,165            (332,037)

Income tax (expense) benefit                                                        -                    -

Minority share of (income) loss                                              (20,137)                    -
                                                                 -------------------- --------------------

Net income (loss)                                                   $          52,028     $      (332,037)
                                                                 ==================== ====================

Net income (loss per common share)
  - basic and diluted                                             $              0.00  $            (0.03)
                                                                 ==================== ====================

Weighted average shares outstanding
  - basic and diluted                                                      16,039,000            9,373,000
                                                                 ==================== ====================

                                                                 ====================
See accompanying notes to consolidated financial statements.
                                                                 ====================

                            BOTTOMLINE HOME LOAN, INC.
                       Consolidated Statement of Stockholders' Equity

                    Years Ended June 30, 2002 and 2001
------------------------------------------------------------------------------------- ------------------------------ ---------------
                                                                                            Additional
                                          Preferred Stock  Common Stock                      Paid-in     Accumulated deficit
                                    ------------------------------------- ---------------
                                    Shares    Amount          Shares          Amount         Capital                           Total
                                    ------------------------------------- ------------------------------------------------- --------

Balance, July 1, 2000                    - $            -        4,250,00$        349,900  $             -   (194,394)  155,506


Effect of recapitalization
                                         -              -       4,627,000       (756,091)          756,091           -        -

Common stock issued for:
Cash
                                         -              -         873,000         291,000                -           -  291,000
Services
                                         -              -         250,000          83,333                -           -   83,333

Capital contributed by officer
                                         -              -               -          41,858                -           -   41,858

Shares issued in reverse merger
                                         -              -       6,039,000           6,039         (51,532)           - (45,493)

Net loss
                                         -              -               -               -                -   (332,037)(332,037)
                                    ------------------------------------- ------------------------------------------------- --------

Balance, June 30, 2001
                                         -              -      16,039,000          16,039          704,559   (526,431)  194,167

Subsidiary stock issued for cash
                                         -              -               -               -           11,824           -   11,824

Net income
                                                                                                                52,028   52,028
                                    ------------------------------------- ------------------------------------------------- --------

Balance, June 30, 2002                  -  $            -      16,039,000$         16,039          716,383   (474,403)  258,019

                                    ===================================== ================================================= ========

          See accompanying notes to consolidated financial statements.
                 ===============================================

                           BOTTOMLINE HOME LOAN, INC.
                   Notes to Consolidated Financial Statements

                             June 30, 2002 and 2001



                                              BOTTOMLINE HOME LOAN, INC.
                                    Consolidated Statement of Cash Flows

                                      Years Ended June 30, 2002 and 2001
---------------------------------------------------------------------------------------- -----------------

                                                                                    2002       2001
                                                                        ---------------- -----------------

Cash flows from operating activities:
Net income (loss)                                                        $         52,028 $      (332,037)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation                                                                       10,711           10,972

Loss on disposition of assets                                                           -            5,021
Realized and unrealized loss on trading securities                                  6,381           51,101

Common stock issued for services                                                        -           83,333
Minority interest in net income                                                    20,137                -

Decrease (increase) in:
Accounts receivable                                                               851,139        (800,271)

Short-term notes receivable                                                     (353,740)                -
Prepaid and other assets                                                         (12,500)                -
Other assets                                                                        7,846                -
Increase (decrease) in:
Cash overdraft                                                                          -                -
Accounts payable and accrued liabilities                                         (32,091)           81,379
Warehouse line of credit                                                        (869,806)          815,214
                                                                        ---------------- -----------------

Net cash used in operating activities                                           (319,895)         (85,288)
                                                                        ---------------- -----------------

Cash flows from investing activities:
Net change in marketable securities                                                97,790        (154,383)

Decrease (increase) in notes receivable                                           106,150          (5,171)

Purchase of property and equipment                                                (3,833)                -
                                                                        ---------------- -----------------

Net cash provided by (used in) investing activities                               200,107        (159,554)

                                                                        ---------------- -----------------
Cash flows from financing activities:
Net increase in note payable                                                      353,740                -
Payments of long-term debt                                                        21,596)         (28,466)
Cash acquired in reverse acquisition                                                    -            1,488
Issuance of subsidiary stock for cash                                              20,000                -
Proceeds from issuance of common stock                                                  -          291,000
                                                                        ---------------- -----------------

Net cash provided by financing activities                                         352,144          264,022
                                                                        ---------------- -----------------

Net increase in cash and cash equivalents                                         232,356           19,180

Cash and cash equivalents at beginning of year                                     41,672           22,492
                                                                        ---------------- -----------------

Cash and cash equivalents at end of year                                 $        274,028 $         41,672
                                                                        ================ =================
Cash paid for:
                    Interest                                             $         92,309  $       104,673
                    Income taxes                                         $              -  $             -
---------------------------------------------------------------------------------------- -----------------
See accompanying notes to consolidated financial statements.
                                                                        ----------------

1.  Summary of            Nature of Business
Significant               The Company incorporated under the laws of the State of Nevada
Accounting                on February 15, 1996 as CyberEnergy, Inc.  The name of the
Policies                  company was changed to Bottomline Home Loan, Inc. on May 4,
                          2001. The Company was a developmental stage company
                          until June 27, 2001, when it acquired 76% of the
                          outstanding common stock of Bottomline Mortgage, Inc.
                          The transaction was accounted for as a reverse
                          acquisition using the purchase method of accounting,
                          therefore the historical results presented in the
                          financial statements are those of Bottomline Mortgage,
                          Inc., the accounting acquirer, through June 27, 2001,
                          after which historical results represent the combined
                          entity. The Company assists individuals, brokers, and
                          others in obtaining long-term trust deed (mortgage)
                          financing. The Company processes loan applications,
                          effects loan underwriting and receives purchase
                          commitments from investor groups for mortgage backed
                          loans prior to funding the loans, primarily at its
                          corporate office in Pasadena, California. Loan
                          applications are also solicited and received at office
                          locations in Salt Lake City, Utah; Phoenix, Arizona;
                          and San Marcos, Texas. The Company is a loan
                          correspondent, as defined by the U.S. Department of
                          Housing and Urban Development (HUD), and is therefore
                          required to conform to certain net worth, liquid
                          assets and other conditions and requirements and to
                          follow certain specific regulations issued from time
                          to time by HUD.

                          Principles of Consolidation
                          The accompanying consolidated financial statements sheet include the accounts of Bottomline Home Loan, Inc. (formerly known as Cyberenergy, Inc.) and its 75% subsidiary, Bottomline Mortgage, Inc. Minority interest represents minority shareholders' proportionate share of the equity in Bottomline Mortgage, Inc. All significant intercompany balances and transactions are eliminated.

                          Estimates
                          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


                          Cash and Cash Equivalents
                          The Company considers all deposits with initial maturities of three months or less to be cash equivalents.

                           BOTTOMLINE HOME LOAN, INC.
                   Notes to Consolidated Financial Statements

                             June 30, 2002 and 2001





1. Summary of             Concentration of Credit Risk
Significant The Company's primary business is originating conventional mortgage loans Accounting and mortgage loans based on FHA/HUD Title II regulations. As an Policies approved FHA/HUD Title II loan correspondent, the Company's HUD Continued mortgages are insured by FHA. Title II regulations limit the size of individual loans to specific dollar amounts, and contain guidelines regarding borrower credit-worthiness.
                          Company management believes the credit risk associated with specific borrowers and geographic concentrations is not significant.

                          The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                          Financial instruments, which potentially subject the Company to concentration of credit risk include receivables from investors and customers. In the normal course of business, the Company provides credit terms to investors and customers. Accordingly, the Company performs ongoing credit evaluations of investors and customers.

                          Interest Rate Risk
                          The Company is subject to risk associated with changing interest rates. Changing rates may impair the ability of the Company to market its mortgage products. The Company mitigates this risk by offering products that transfer this risk to purchasers.

                          Earnings Per Share
                          The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

                          The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted per share calculation when their effect is antidilutive. As of June 30, 2002 and 2001, the Company had no stock options or warrants outstanding.

1.Summary of
Significant
Accounting
Policies
     Continued

                       Marketable Securities
                    The Company has classified its marketable securities as "trading" securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115. Trading securities are stated at fair value, with unrealized gains and losses reported as a separate portion of other income (expense) in the statements of operations. Marketable securities - trading at June 30, 2002 and 2001 were valued at $14,375 and $118,546 respectively. Valuation of other security investments is based on acquisition costs. Markdowns are made to reflect significant and permanent impairment in value. Gains and losses on sales of securities are determined using the average cost method.


                   Property and Equipment
                   Software, furniture and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which is estimated to be between five and seven years. Depreciation for financial reporting purposes amounted to approximately $11,000 for each of the years ended June 30, 2002 and 2001. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from dispositions of fixed assets are reflected in the Statement of Operations.

                   Recognition of Mortgage Fee Income
                   Mortgage fee income consists of service and release premiums, origination fees, processing fees and certain other income related to mortgages. For mortgages sold, mortgage fee income and related expenses are recognized at the time the loan meets the sales criteria for financial assets which are; (1) the transferred assets have been isolated from the Company and its creditors, (2) the transferee (investor) has the right to pledge or exchange the mortgage, and (3) the Company does not maintain effective control over the transferred mortgage loan. The Company does not carry any mortgage loans for investment purposes. A firm commitment is obtained from the investor on a loan-by-loan basis before closing a loan. Therefore, each loan is sold virtually at the same time it is closed, removing all exposure to interest rate changes. The loans are sold on a pure pass-through basis, meaning there is no yield differential between the loan rate less servicing fees and the yield to the purchase of the loan. Such loans are sold at premium or discount depending on the ultimate yield required by the investor. All premiums or discounts are paid by the investor at the time the loan is sold. Immediately after closing, the loan documents are sent to the investor endorsed in blank, thus allowing the holder of the loan to sell or transfer the loan at their discretion. This means that title and effective control have transferred to the investor. At such time, revenue, calculated as the amount due from the investor in excess of the loan funded by the Company, is recorded. Payment of most receivables from the sale of loans is received within one week of closing. Because title of the loan has transferred, the Company is not exposed to market risk during this time period.

1.
Summary of
Significant       Accounting
Policies
     Continued
Recognition of Mortgage Fee Income - Continued
In connection with the sale of mortgage loans, the Company also sells the servicing rights to such loans. The Company recognizes revenue from the sale of such servicing rights when an agreement with the purchaser of such servicing rights exists, ownership to such servicing rights has been transferred to the purchaser, the selling price of such servicing rights is fixed or determinable, and collectibility is reasonable assured. The Company's contracts with investors or servicers that purchase these rights require certain warrants and representations by the Company which guarantee the mortgages will be serviced for a minimum of three to twelve months after they are purchased. Should for any reason the loan be paid off or prepaid during the first year, the servicer may request the return of all or a pro-rated portion of the service release premium paid to the Company. The Company's accounting policy is to provide a reserve for the amount of fees that are estimated to be refunded to the servicers, however to date such estimates are minor. During the years ended June 30, 2002 and 2001, the Company did not refund any service release premiums to a servicer.


Commitment fees received, are non-refundable fees that arise from agreements with borrowers that obligate the Company to make a loan or satisfy an obligation under a specified condition, are initially deferred and recognized as revenue as loans are delivered to investors, or when it is evident that the commitment will not be utilized.

Loan origination fees received and direct costs of originating loans are deferred and recognized as income or expense when the loans are sold to investors.

Mortgage loans are primarily funded by lending institutions under warehouse line of credit agreements.

Recognition of Equity Builder finder's fees

Equity builder finder's fees represents fees charged to customers to initiate the Equity Builder Program (the program). The program allows the customer to make bi-weekly payments by automatic transfer, which results in a quicker loan payoff. Equity builder revenue is recognized upon the Company receiving confirmation from the servicing agent that the loan payments will be processed in accordance with the program. The unpaid balance from the program due from customers at June 30, 2002 and 2001 was $353,740 and $0, respectively, which is shown under the caption Equity Builders Finder's fee on the balance sheet.

To date the Company has not incurred any losses related to amounts due from customers under the equity builder program. The Company estimates that losses in future, if any, will be immaterial and therefore has not recorded any reserve for losses on the equity builder finder's fee receivable.


1.   Summary of      Fiscal Year
Significant The Company recently adopted June 30 as its fiscal year end. Prior to June Accounting 30, 2001 financial statements were issued based on a December 31 year Policies end.
     Continued
                     Impairment of Long-Lived Assets
                     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

                     Income Taxes
                     Deferred taxes are computed using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     Advertising
                     The Company expenses advertising costs as they are incurred. During the years ended June 30, 2002 and 2001, the Company had advertising expenses aggregating to approximately $18,000 and $21,000, respectively.

                     Reclassifications
                     Certain amounts in the 2001 financial statements have been reclassified to conform with the presentation of the current year financial statements.

4.   Warehouse       The Company has a warehouse line of credit with an available limit
     Line of Credit  of $3,000,000.  The line bears an interest rate of prime plus 1%
                     (5.75% and 7.75% at June 30, 2002 and 2001 respectively)
                     and matures on March 31, 2003. The line of credit is
                     primarily secured by mortgage notes and proceeds from the
                     sale of mortgage notes.

                     The outstanding balance of the line of credit was $782,138 and $1,651,944 respectively as of June 30, 2002 and 2001.

5.   Note            The Company has a line of credit with a financial institution bearing
     Payable         interest at a rate of prime plus 1% (5.75% at June 30, 2002), due on demand, secured by short-term receivables. The outstanding balance was $353,740 and $0 as of June 30, 2002 and 2001
                     respectively.


6.   Long-Term
     Debt Long-term debt consists of the following at June 30:

                                                                                                      2002                 2001
                                                                                                      -------------------------


                                        Unsecured note payable to a bank with
                                        monthly payments of $1,281 bearing
                                        interest at 14.5%, due May 2003                            $  15,373           $ 29,465


                                        Capital lease payable to a company
                                        with monthly payments of $1,135,
                                        maturing February 2002                                             -              7,504
                                                                                                 ----------              -------

                                                                                                   $ 15,373             $36,969
                                                                                                      =========================



                           Future maturities of notes payable are as follows:

                           Year Ending June 30
                                            2003:                              $             15,373
                                                                               ====================


7.   Capital               The Company leases equipment under a long-term lease agreement.
     Leases                This leases expires in 2002.

                           Equipment under the leases consists of the following
as of June 30:

                                                                                           2002              2001
                                                                                           ----------------------

                                        Office Equipment                 $                  -       $      25,507

                                        Less accumulated depreciation                       -             (8,556)
                                                                             ------------------------------------

                                                                          $                 -       $      16,951
                                                                              ===================================

8.   Common Stock

                           During the year ending June 30, 2001, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 500,000,000.

9.   Income Taxes


                           The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to income

                           (loss) before income taxes for the following reasons at June 30:

                                                                                           2002                  2001
                                                                                           --------------------------
                           Federal income tax (provision)
                             benefit at statutory rate                             $        (27,000)      $   124,000
                           Change in valuation allowance                                     27,000         (124,000)
                                                                                       -------------         --------

                                                                                   $              -       $          -
                                                                                 ===========================================
                           Deferred tax assets (liabilities) are comprised of
                           the following as of June 30:
                                                                       2002                      2001

                                       Net operating loss       $     167,000           $     194,000
                                       Valuation allowance           (167,000)               (194,000)
                                                                    ---------                --------
                                                                $           -           $            -
                                                                ======================================
9.    Income Taxes
     Continued
At June 30, 2002, the Company has net operating loss carryforwards available to offset future taxable income of approximately $448,000, which will begin to expire 2019. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the changes in ownership.


10.      Lease           The Company leases office space and equipment under non-
Commitments              cancelable agreements.  Minimum lease payments under these non-
                         cancelable operating leases are as follows:

                         Year Ending June 30:             2003             $               117,000
                                                                                          --------

                                                                           $               117,000
                                                                                           =======

                         Total rent expense related to these non-cancelable operating leases for the years ended June 30, 2002 and 2001, was approximately $131,000 and $124,000 respectively.

11.      Commitments     Sales of Loans with Recourse
and                      The Company has agreements with investors that purchase mortgage
Contingencies            notes from the Company.  These agreements contain certain recourse provisions.  In general, the Company is required to repurchase loans in the event of circumstances including:

                         Failure to deliver original documents specified by the
investor.

                         The existence of fraud in the origination of the loan.

                         The borrower becomes delinquent during the first several months after the loan is sold.

                           The Company incurred loan repurchase expenses of approximately $31,000 and $47,000 during the years ended June 30, 2002 and 2001 respectively. No provision has been included in the financial statements for future loan repurchases because such amounts are not considered to be material.

12.  Fair Value of         The Company estimates that the fair value of all financial
Financial                  instruments at June 30, 2002 and 2001, does not differ materially
Instruments                from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.


13.  Concentration         The Company sold materially all of its loans to three investors
of Revenues                during the years ended June 30, 2002 and 2001.

14.  Related Party         In August 1999, the Company advanced $75,000 to an
Transactions               officer/director in exchange for a note secured by a third deed of trust on his personal residence. The note bore
                           interest at 7% and required no monthly payments.
                           Principal and interest were due July 4, 2009, however
                           the note was paid in full in 2002.

                           During the year ended June 30, 2001, officers of the Company personally paid operating expenses of the Company for which they were not reimbursed. The officers have agreed not to seek reimbursement from the Company. Unreimbursed expenses totaled approximately $42,000 and have been treated as additional paid in capital prior to the acquisition date.

                           BOTTOMLINE HOME LOAN, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                                             INDEX TO FINANCIAL STATEMENTS



Unaudited Balance Sheet as of December 31, 2002................................................................F-19

Unaudited Statement of Operations for the three months and six months ended
December 31, 2002 and 2001.....................................................................................F-21

Unaudited Statement of Cash Flows for the six months ended
December 31, 2002 and 2001.....................................................................................F-22

Notes to Condensed Financial Statements........................................................................F-23

                           BOTTOMLINE HOME LOAN, INC.
                      Unaudited Consolidated Balance Sheet
                                December 31, 2002




ASSETS
--------------------------------------------------------------------------------------  --------------------

   Current Assets
--------------------------------------------------------------------------------------  --------------------

      Cash and cash equivalents                                                             $        314,105
--------------------------------------------------------------------------------------
      Marketable securities                                                                            1,875
--------------------------------------------------------------------------------------
      Equity builder finder's fee receivable                                                         269,765
--------------------------------------------------------------------------------------
      Receivables from sale of loans                                                               3,099,938
                                                                                             ---------------
--------------------------------------------------------------------------------------
          Total Current Assets                                                                     3,685,683
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------  --------------------

--------------------------------------------------------------------------------------  --------------------
      Property and equipment, net                                                                     29,683
--------------------------------------------------------------------------------------  --------------------
      Other assets                                                                                     9,826
--------------------------------------------------------------------------------------  --------------------

--------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                      $3,725,192
--------------------------------------------------------------------------------------  ====================


           See accompanying notes to consolidated financial statements

                           BOTTOMLINE HOME LOAN, INC.
                Unaudited Consolidated Balance Sheet (continued)
                                December 31, 2002


LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------  -------------------
    Current Liabilities
--------------------------------------------------------------------------------------
         Warehouse line of credit                                                            $    2,845,773
--------------------------------------------------------------------------------------
         Note payable                                                                               245,418
--------------------------------------------------------------------------------------
         Accounts payable and accrued expenses                                                      189,184
--------------------------------------------------------------------------------------
         Current maturities of long-term debt                                                         7,687
--------------------------------------------------------------------------------------  -------------------
                 Total Current Liabilities                                                        3,288,062
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------  -------------------
    Long-Term debt                                                                                        -
--------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                 3,288,062
--------------------------------------------------------------------------------------  -------------------

--------------------------------------------------------------------------------------  -------------------
MINORITY INTEREST                                                                                    93,671
--------------------------------------------------------------------------------------  -------------------

Commitments and contingencies                                                                             -
--------------------------------------------------------------------------------------  -------------------

STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------  -------------------
    Preferred stock - 5,000,000 shares authorized at $0.001 par, 0 shares issued and outstanding
--------------------------------------------------------------------------------------  -------------------
    Common stock - 500,000,000 shares authorized at $0.001 par;
         15,539,000 shares issued and outstanding,                                                   15,539
--------------------------------------------------------------------------------------  -------------------
    Additional paid-in capital                                                                      679,438
--------------------------------------------------------------------------------------  -------------------
    Accumulated deficit                                                                           (351,518)
--------------------------------------------------------------------------------------  -------------------
TOTAL STOCKHOLDERS' EQUITY                                                                          343,459
--------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                   $    3,725,192
--------------------------------------------------------------------------------------  ===================



           See accompanying notes to consolidated financial statements

                                              BOTTOMLINE HOME LOAN, INC.
                                     Unaudited Consolidated Statement of Operations
                             for the three and six months ended December 31, 2002 and 2001


                                                            Three months ended              Six months ended
                                                                December 31                    December 31
                                                            2002           2001            2002           2001
                                                      --------------------------------------------------------------
Revenues
Equity builder finder's fees                          $              -    $   132,803        $  7,020      $ 132,803
Origination fee revenue                                        371,506        217,135         628,994        410,796
Income from sale of loans and servicing                        465,939        317,271         893,605        600,244
rights
                                                      --------------------------------------------------------------
             Total revenues                                    837,445        667,209       1,529,619      1,143,843
                                                      --------------------------------------------------------------
Operating Expenses
   Salaries and direct loan costs                              549,605        305,373       1,040,845        547,187
   Interest                                                     15,657         21,997          27,943         55,448
   Selling, general and administrative                         148,087        248,377         285,396        486,765
                                                      --------------------------------------------------------------
      Total operating expenses                                 713,349        575,747       1,354,184      1,089,400
                                                      --------------------------------------------------------------
          Income from operations                               124,096         91,462         175,435         54,443
                                                      --------------------------------------------------------------

Other income (expense)
   Interest income                                                   -              -               -          3,094
   Other income (expense)                                     (11,588)              -        (11,588)              -
Realized and unrealized gain (losses) on                             -         25,425               -        (7,290)
sale of securities
                                                      --------------------------------------------------------------
          Total other income (expense)                        (11,588)         25,425        (11,588)        (4,196)
                                                      --------------------------------------------------------------
Net income before minority interest and
     taxes                                                     112,508        116,887         163,847         50,247
Income tax (expense) benefit                                         -              -               -              -
Minority share of income                                      (28,127)       (28,587)        (40,962)       (17,071)
                                                      --------------------------------------------------------------
Net income                                            $         84,381$        88,300$        122,885$        33,176
                                                      ==============================================================

Net income per common share
-basic and diluted                                     $          0.01 $         0.01    $       0.01       $   0.00
                                                      ==============================================================
Weighted average shares outstanding
-basic and diluted                                          15,539,000     16,039,000      15,913,000     16,039,000
                                                      ==============================================================

           See accompanying notes to consolidated financial statements

                           BOTTOMLINE HOME LOAN, INC.
                 Unaudited Consolidated Statements of Cash Flows
               for the six months ended December 31, 2002 and 2001


                                                                                     2002                 2001
                                                                            ---------------------- -------------------
Cash Flows from Operating Activities:
Net Income                                                                  $              122,885 $            33,176
    Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation                                                                            5,400               5,486
      Realized and unrealized loss on trading securities                                         -               7,947
     Minority interest in net income                                                        40,962              17,071
     Decrease (increase) in:
          Receivable from sale of loans                                                (2,233,227)         (1,194,487)
        Short-term notes receivable                                                         83,975            (81,100)
        Prepaid and other assets                                                            12,500                   -
     Increase (decrease) in:
          Accounts payable and accrued expenses                                            120,925               (421)
        Warehouse line of credit                                                         2,063,635           1,130,331
                                                                            ---------------------- -------------------
         Net cash provided by (used in) operating activities                               217,055            (81,997)
                                                                            ---------------------- -------------------

Cash Flows from Investing Activities:
     Decrease in other investments                                                               -              12,500
     Purchase of property and equipment                                                    (2,970)                   -
                                                                            ---------------------- -------------------
         Net cash (used in) provided by investing activities                               (2,970)              12,500
                                                                            ---------------------- -------------------

Cash Flows from Financing Activities:
      Purchase of subsidiary stock                                                        (58,000)                   -
      Increase in related party payable                                                          -               8,154
      Net increase in note payable                                                       (108,322)                   -
     Proceeds from long term debt                                                                -             188,530
     Payments of long term debt                                                            (7,686)             (8,846)
       Issuance of subsidiary stock for cash                                                     -              20,000
                                                                            ---------------------- -------------------
         Net cash (used in) provided by financing activities                             (174,008)             207,838
                                                                            ---------------------- -------------------

Net increase in cash and cash equivalents                                                   40,077             138,341

Cash and cash equivalents at beginning of period                                           274,028              41,672
                                                                            ---------------------- -------------------

Cash and cash equivalents at end of period                                  $              314,105 $           180,013
                                                                            ---------------------- -------------------

           See accompanying notes to consolidated financial statements

                           BOTTOMLINE HOME LOAN, INC.
            Notes to the Unaudited Consolidated Financial Statements
                       December 31, 2002 and 2001
                NOTE 1 Summary of Significant Accounting Policies

         Nature of Business

         The Company incorporated under the laws of the State of Nevada on February 15, 1996 as CyberEnergy, Inc. The name of the Company was changed to Bottomline Home Loan, Inc. on May 4, 2001. The Company was a development stage company until June 27, 2001, when it acquired 76% of the outstanding common stock of Bottomline Mortgage, Inc. The transaction was accounted for as a reverse acquisition using the purchase method of accounting. The Company assists individuals, brokers and others in obtaining long term trust deed (mortgage) financing. The Company processes loan applications, effects loan underwriting and receives purchase commitments from investor groups for mortgage backed loans prior to funding the loans, primarily at its corporate office in Pasadena, California. Loan applications are also solicited and received at our location in Clearwater, Florida. The Company is a loan correspondent, as defined by the U.S. Department of Housing and Urban Development (HUD), and is therefore required to conform to certain net worth, liquid assets and other conditions and requirements and to follow certain specific regulations issued from time to time by HUD.

         Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.) and its 79% subsidiary, Bottomline Mortgage, Inc. Minority interest represents minority shareholders' proportionate share of the equity in Bottomline Mortgage, Inc. All significant intercompany balances and transactions are eliminated.

         Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Concentration of Credit Risk

         The Company's primary business is originating conventional mortgage loans and mortgage loans based on FHA/HUD Title II regulations. As an approved FHA/HUD Title II loan correspondent, the Company's FHA mortgages are insured by FHA. Title II regulations limit the size of individual loans to specific dollar amounts, and contain guidelines regarding borrower credit-worthiness. Company management believes the credit risk associated with specific borrowers and geographic concentrations is not significant.

         The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                           BOTTOMLINE HOME LOAN, INC.
            Notes to the Unaudited Consolidated Financial Statements
                           December 31, 2002 and 2001

         Financial instruments, which potentially subject the Company to concentration of credit risk include receivables from investors and customers. In the normal course of business, the Company provides credit terms to investors and customers. Accordingly, the Company performs ongoing credit evaluations of investors and customers.

         Earnings Per Share

         The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each period.

         The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted per share calculation when their effect is antidilutive. As of December 31, 2002 and 2001, the Company has no stock options or warrants outstanding.

         Recognition of Mortgage Fee Income

         Mortgage fee income consists of service and release premiums, origination fees, processing fees and certain other income related to mortgages. For mortgages sold, mortgage fee income and related expenses are recognized at the time the loan meets the sales criteria for financial assets which are: (1) the transferred assets have been isolated from the Company and its creditors. (2) the transferee (investor) has the right to pledge or exchange the mortgage, and (3) the Company does not maintain effective control over the transferred mortgage loan. The Company does not carry any mortgage loans for investment purposes. A firm commitment is obtained from the investor on a loan-by-loan basis before closing a loan. Immediately after closing, the loan documents are sent to the investor endorsed in blank, thus meaning title and effective control have transferred to the investor. At such time, revenue, calculated as the amount due from the investor in excess of the loan funded by the Company, is recorded.

         In connection with the sale of mortgage loans, the Company also sells the servicing rights to such loans. The Company recognizes revenue from the sale of such servicing rights when an agreement with the purchaser of such servicing rights exists, ownership to such servicing rights has been transferred to the purchaser, the selling price of such servicing rights is fixed or determinable, and collectability is reasonably assured. The Company's contracts with investors or servicers that purchase these rights require certain warrants and representations by the Company which guarantee the mortgages will be serviced for a minimum of three to twelve months after they are purchased. Should for any reason the loan be paid off or prepaid during the first year, the servicer may request the return of all or a pro-rata portion of the service release premium paid to the Company. The Company's accounting policy is to provide a reserve for the amount of fees that are estimated to be refunded to the servicers, however to date such estimates are not material. During the six months ended December 31, 2002 and the years ended June 30, 2002 and 2001, the Company did not refund any service release premiums to a servicer.

                           BOTTOMLINE HOME LOAN, INC.
            Notes to the Unaudited Consolidated Financial Statements
                           December 31, 2002 and 2001

         Recognition of Mortgage Fee Income-continued

         Commitment fees received are non-refundable fees that arise from agreements with borrowers that obligate the Company to make a loan or satisfy an obligation under a specified condition, are initially deferred and recognized as revenue as loans are delivered to investors, or when it is evident that the commitment will not be utilized.

         Loan origination fees received and direct costs of originating loans are deferred and recognized as income or expense when the loans are sold to investors.

         Mortgage loans are primarily funded by lending institutions under warehouse line of credit agreements.

         Recognition of Equity Builder Finder's Fees

         Equity builder finder's fees represent fees charged to customers to initiate the Equity Builder Program (the program). The program allows the customer to make bi-weekly payments by automatic transfer, which results in a quicker loan payoff. Other fee income is recognized upon the Company receiving confirmation from the servicing agent that the loan payments will be processed in accordance with the program. The unpaid balance from the program due from customers at December 31, 2002 and 2001 was $269,765 and $187,250, respectively, which is shown under the caption equity builder finder's fee receivable on the balance sheet.

         To date the Company has not incurred any losses related to amounts due from customers under the equity builder program. The Company estimates that losses in future, if any, will be immaterial and therefore has not recorded any reserve for losses on the equity builder finder's fee receivable.

         Impairment of Long-Lived Assets

         The Company reviews it long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

         Income Taxes

         Deferred taxes are computed using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

                           BOTTOMLINE HOME LOAN, INC.
            Notes to the Unaudited Consolidated Financial Statements
                           December 31, 2002 and 2001

          Note 2  Unaudited Financial Statements

         The unaudited financial statements include the accounts of the Company and include all adjustments (consisting of normal recurring items), which are, in the opinion of management, necessary to present fairly the financial position as of December 31, 2002 and the results of operations and cash flows for the six months ended December 31, 2002. The results of operations for the six months ended December 31, 2002, are not necessarily indicative of the results to be expected for the entire year.

                          Note 3 Basis of Presentation

         The accompanying unaudited consolidated financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and, therefore, do not include all information and footnotes required by accounting principles generally accepted in the United States of America and should, therefore, be read in conjunction with the Company's Form 10-KSB, filed with the Securities and Exchange Commission. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operations results are not necessarily indicative of the results for the entire year.

                        Note 4 Related Party Transaction

 In December 2002, Bottomline purchased 250,000 shares of its subsidiary, Bottomline Mortgage, Inc. stock from Buster Williams, Jr. for $58,000. Mr. Williams acquired such shares for $58,000 from a minority shareholder of Bottomline Mortgage in December 2002. This transaction resulted in an increase from 76% to 79% ownership of Bottomline Mortgage.

Outside back cover of prospectus.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Bottomline. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Bottomline since the date hereof.

         Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

              According to Article Ten of Bottomline's Articles of Incorporation and Section 6.09 of Bottomline's Bylaws, Bottomline is authorized and required to indemnify its officers and directors to the full extent allowed by the laws of the State of Nevada.

               Sections of the Nevada Corporation Act provide for indemnification of Bottomline's officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with Bottomline.

              To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses of thi offering, all of which will be paid by Bottomline:

SEC Registration Fee                            $               2.28
Accounting Fees and Expenses                                3,100.00
Legal Fees and Expenses                                    15,000.00
Printing and Engraving Expenses                               100.00
Transfer Agent and Registrar Fees and Expenses              4,000.00
Miscellaneous                                               2,797.72
Total                                           $          25,000.00

                     RECENT SALES OF UNREGISTERED SECURITIES

         Each of the following transaction were carried out pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by Bottomline which did not involve a public offering.

         On or about April 25, 2001, and prior to his appointment as an officer of Bottomline, Buster Williams, Jr. entered into a stock purchase agreement with Bottomline whereby he contracted to purchase 1,000,000 shares of our restricted common stock for the cash price of $25,000. Each share was valued at $0.025 for purposes of this transaction. This purchase was approved by the Bottomline's Board of Directors and this number of shares were issued to Mr. Williams and full payment for the shares was received.

         On June 26 , 2001, Bottomline signed a stock acquisition agreement with Buster Williams, Jr., David Williams, Mei Chen, Caitlin Rabanera, Matt Morris, Sandra Jorgensen and Athena V. Killeen, for the purchase of 4,085,000 shares of Bottomline Mortgage, Inc. a California corporation. In exchange for the transfer of these shares and a controlling interest in this business and its operations Bottomline agreed to issue to the named transferring shareholders 10,000,000 shares of its common stock. This transfer and sale represented in excess of 70% of the issued and outstanding shares of the common stock of Bottomline as of the closing of this transaction. The resulting net value of this transaction is estimated to be $136,000.

         In a signed stock exchange agreement Bottomline agreed that in exchange for 50,000 shares of the common stock of Torchmail Communications, Inc. it would issue 500,000 restricted shares of its common stock, this transaction was approved by Bottomline's board of directors on June 28, 2001 and concluded shortly thereafter by issuing the 500,000 restricted shares of Bottomline's common stock to Torchmail and receiving in return 50,000 restricted shares of Torchmail Communications, Inc. common stock. The value of the shares exchanged have been valued during Bottomline's audit at $12,500. The parties have subsequently signed an agreement to reverse this transaction and a closing on that action is expected to take place in the near future.

         On December 16, 1999, the board of directors of Bottomline authorized the issuance of 2,000,000 shares of our common stock to Richard D. Surber for services he had provided to Bottomline and valued the issuance of those shares at a total of $2,000 or $0.001 per share. The board of directors acted in reliance on Rule 701 of the Securities Act of 1933 in directing the issuance of the shares to an eligible individual and pursuant to The 1999 Benefit Plan of Cyberenergy, Inc. (now known as Bottomline). In May of 2001 Bottomline repurchased 1,000,000 shares from Mr. Surber for a cash payment of $6,000.

         EXHIBITS

         Exhibit
         Number           Page     Description

         3(i)             *        Articles of Incorporation for Cyberenergy, Inc., filed February 15, 1996, incorporated by reference from the 10-SB filed August 30, 2000.

         3(ii)            *        Amendment to the Articles of Incorporation of Cyberenergy, Inc., filed with the State of
                                   Nevada on December 15, 1999, incorporated by reference from the 10-SB filed August
                                   30, 2000.

         3(ii)            *        Amendment to the Articles of Incorporation
                                   of Cyberenergy, Inc., filed with the State of Nevada on July 20, 2001, to change the Corporation's name to Bottomline Home Loan,
                                   Inc. and increase the number of authorized shares of common stock to 500,000,000, incorporated by reference from the 10-KSB filed September 21, 2001.

         3(iii)           *        Bylaws of, adopted on December 31, 1999, incorporated by reference from the 10-SB filed August 30, 2000.

         4                *        Employee Benefit Plan adopted on December 14, 1999, incorporated by reference from the 10-SB filed August 30, 2000.

         5(i)             52       Legal Opinion and Consent of Counsel.

         10(i)(a)         *        Stock Purchase Agreement between Bottomline and Buster Williams, Jr., dated April 25,
                                   2001 for the purchase of 1,000,000 shares of common stock for the cash price of $25,000, incorporated by reference from the 10-KSB filed September 21, 2001.

         10(i)(b)         *        Stock Acquisition Agreement between Bottomline and Buster Williams, Jr., David
                                   Williams, Mei Chen, Caitlin Rabanera, Matt Morris, Sandra Jorgensen and Athena V.
                                   Killeen for the acquisition of 4,085,000 shares of Bottomline Mortgage, Inc. in exchange for 10,000,000 shares of the Corporation's common stock., incorporated by reference from the 8-K filed June 28, 2001.

         10(i)(c)         *        Stock Exchange Agreement between Bottomline and Torchmail Communications, Inc.
                                   whereby Bottomline exchanged 500,000 restricted shares of its common stock for 50,000 restricted shares of Torchmail Communications, Inc.'s restricted common stock.
                                   incorporated by reference from the 10-KSB filed September 21, 2001.

         10(i)(d)         *        Lease Agreement, dated February 19, 1999, between Bottomline Mortgage, Inc. and 200
                                   South Los Robles-VEF V LLC, a Limited Liability Company, incorporated by reference from the SB-2 filing of November 14, 2001.

         16               55       Consent date September 21, 2001 of Mantyla McReynolds to Section 8 of June 30, 2001
                                   10-KSB.

         23               56       Consent of Independent Certified Public Accountant, Tanner + Co.

         23.1             57       Consent of Independent Certified Public Accountant, Mantyla McReynolds.

         o Incorporated by reference from prior filings as identified.

         UNDERTAKINGS

         A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         B.       Bottomline will:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on April 3, 2003.

         Bottomline Home Loan, Inc.


             /s/ Buster Williams, Jr.
         By Buster Williams, Jr., President
         and Principal Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


            /s/ Buster Williams, Jr.                         President & Director,                      April 3, 2003
         ------------------------------
              Buster Williams, Jr.


          /s/ David Williams                                 Director                                   April 3, 2003
         --------------------------------
              David Williams

                                  Exhibit 5(i)

                                                            MICHAEL GOLIGHTLY

                                                           268 West 400 South
                                                            Suite 300                          Telephone: (801) 575-8073 ext 152
         Attorney at Law                           Salt Lake City, Utah 84101                          Facsimile: (801) 521-2081
                  Admitted in Texas and Utah



         Securities and Exchange Commission
         450 Fifth Avenue N.W.
         Washington, D. C. 20549

                  RE: Bottomline Home Loan, Inc. Form SB-2

         Gentlemen:

         Please be advised that I have reached the following conclusions regarding the above offering:

                  1. Bottomline Home Loan, Inc. (the "Company") is a duly and legally organized and existing Nevada state corporation, with its registered office in Carson City, Nevada and its principal place of business located in Pasadena, California. The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary's of State Office and filed on February 15, 1996. The Company's existence and form is valid and legal pursuant to the representation above.

                  2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company to Axia Group, Inc. is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued to Axia Group, Inc. it was fully paid for and non-assessable. The common stock to be registered under the above-referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of Nevada.

                  3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

                  4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

                  5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

                  6. By director's resolution, the Company has authorized the registration of up to 1,500,000 shares of Common Stock registered pursuant to the above-referenced Registration Statement.

                  The Company's Articles of Incorporation presently provide the authority to the Company to issue 500,000,000 shares of Common Stock, $0.001 par value. The Company currently has issued and outstanding Sixteen Million Thirty Nine Thousand (16,039,000) shares of common stock. Therefore, a Board of Directors' Resolution which authorized the registration of up to 1,500,000 shares of issued and outstanding Common Stock would be within the authority of the Company's directors and would result in the legal registration of said shares.

         In rendering the opinions set forth herein, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the documents mentioned herein and such certificates, corporate and public records, agreements and instruments and other documents as I have deemed appropriate as a basis for the opinions expressed herein. In such examinations I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to me as copies of specimens, and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed. I have also assumed that all documents, agreements and instruments examined by me in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that I have examined. As to any facts material to such opinions that were not known to me, I have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, I have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to my opinions, and no inference as to my knowledge concerning such facts should be drawn from my reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to myself without admitting that I am an "expert" within the meaning of the Securities Act or the rule and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this letter.

         I further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualifications of the shares under the securities laws of such states.

         Yours truly,


         /s/ Michael Golightly
         Attorney at Law

                                                            MICHAEL GOLIGHTLY

                                                           268 West 400 South
                                                            Suite 300                          Telephone: (801) 575-8073 ext 152
         Attorney at Law                           Salt Lake City, Utah 84101                          Facsimile: (801) 521-2081
                  Admitted in Texas and Utah



                                                                 CONSENT



                  I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Bottomline Home Loan, Inc. and to the reference to myself under the sub-caption "Legal Matters."

                  DATED this 1st day of April, 2003.

         Yours truly,


            /s/ Michael Golightly

         Exhibit 16

                       (Letterhead of Mantyla McReynolds)
                           A Professional Corporation
                                      (CPA)


                               September 21, 2001



         Securities and Exchange Commission
         450 West Fifth Street, N.W.
         Washington, D.C.  20549



         Ladies and Gentlemen:

         We have read Item 8 of Bottomline Home Loan, Inc.'s Form 10KSB for the transition period ended June 30, 2001, and are in agreement with the statements contained therein regarding our resignation as auditors.



                                                                      Very truly yours,

                                                                         /s/ Mantyla McReynolds
                                                                      Mantyla McReynolds













           5872 South 900 East, Suite 250 * Salt Lake City, UT 84121 *
                      (801) 269-1818 * Fax (801) 266-3481

                                   Exhibit 23

                            Letterhead of Tanner +Co.



                                           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 9, 2002, relating to the financial statements of Bottomline Home Loan, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                            /s/ Tanner + Co.
                                                            -----------------
                                                              Tanner + Co.

                                                          Salt Lake City, Utah
                                                              April 2, 2003

                                  Exhibit 23.1

                       [Letterhead of Mantyla McReynolds]




         April 3, 2003

         Bottomline Home Loan, Inc.
         200 South Los Robles Ave., Suite 230
         Pasadena, California 91101

         Ladies and Gentlemen

         This letter shall serve as formal notice that we have received your Form SB-2/A-7 to be filed with the Securities and Exchange Commission. Upon review of the filing information as it relates to our audit of the financial statements as of June 30, 2001, under our report dated August 27, 2001, we consent to the incorporation of our report in such filing.

         Very truly yours,

            /s/ Mantyla McReynolds
         Mantyla McReynolds













        5872 South 900 East, Suite 250 * Salt Lake City, UT 84121 * (801)
                         269-1818 * Fax (801) 266-3481

         EXHIBIT A

         SELLING SHAREHOLDERS THAT WILL RECEIVE LESS THAN 1,000 SHARES AND WHO ARE NOT AFFILIATES OF BOTTOMLINE AND HELD NO SHARES PRIOR TO OFFERING

         An additional 327,421 shares will be issued to Cede & Co. for shares held in street name and for which a specific shareholders name has not been disclosed to Axia Group, Inc.



                      Last Name of               First Name of#Shareholder            additional information on shareholder
                      Shareholder                            shares
                  ABERNATHY &                  JOHN                                   LORI ABERNATHY JT TEN                    1
                  ABRAHAM                      TODD                                                                            1
                  ABRAHAM &                    HARVEY                                 CHARLOTTE ABRAHAM JT TEN                 2
                  ABT                          JOHN E                                                                          1
                  ADAMS                        RICHARD                                                                         4
                  AGARWAL                      ASHOK                                                                           1
                  AGNONE C/F                   LIBERATO                               ANTHONY AGNONE UGMA NY                  10
                  ALBANESE                     ARVID                                                                           1
                  ALBERT                       DAVID                                                                          10
                  ALEXANDER                    DAVID                                                                           5
                  ALEXANDER SENKOVSKI LLC                                                                                    386
                  ALLYN                        DORIS                                                                           1
                  AMADI                        CHARLES                                                                         5
                  AMADOR &                     ROSE                                   JOEL ANTHONY JT TEN                      3
                  AMBROSE &                    LISA HOLSAPPLE                         DEBBIE VERWELIUS JT TEN                  1
                  ANDERSON &                   DALE L                                 SANDRA ANDERSON JT TEN                   1
                  ANDREAS                      DIAKOS                                                                          2
                  ANTONIADES                   ANTHONIS                                                                        1
                  APPLE VALLEY LIQUOR STORE LTD                                                                                1
                  APPLEFIELD                   AARON                                                                           5
                  APPLEFIELD                   MARK                                                                            3
                  APPLEFIELD                   PAUL                                                                            5
                  ARMSTRONG                    MARK                                                                          100
                  ASCENCIO                     CARMEN                                                                          1
                  ASHTON                       ANNA E                                                                          1
                  ASHTON                       KV                                                                              1
                  ASHTON &                     JAMES W                                JOAN THERER ASHTON JT TEN                1
                  ASHTON &                     KENNETH V                              ANNA E ASHTON JT TEN                     1
                  ASPELAND &                   HELEN                                  RALPH V ASPELAND JT TEN                  2
                  AULD                         JOANN                                                                           1
                  AYERS &                      DAVID L                                KELLY J AYERS JT TEN                     1
                  BAGGETT &                    RONALD                                 EDITH M BAGGETT JT TEN                   1
                  BAILEY                       DOUGLAS                                                                         5
                  BAITY                        L DOUGLAS                                                                      30
                  BALAZSY                      PETER                                                                           1
                  BALDWIN &                    DONALD J                               SHIRLEY A BALDWIN JT TEN                 1
                  BALDWIN C/F                  SHIRLEY A                              JASON E VINES UTMA IL                    1
                  BALL &                       RODGER                                 ROBERTA KROHE BALL JT TEN                1
                  BANKS                        JAMES C                                                                         1

                  BARATTA &                    ARNOLD                                 JOSEPH LASCOLEO JT TEN                   1
                  BARILLARI C/F                JUDY                                   ELIZABETH BARILLARI JT TEN               1
                  BARNHART &                   WILLIAM E                              ONARINA BARNHART J/T                     1
                  BARRETT                      KAY                                                                             1
                  BARTOK &                     PAUL P                                 HELEN BARTOK JT TEN                      1
                  BATH                         QUENTIN R                                                                       1
                  BEEM                         JEFF                                                                            1
                  BELL                         NELLIE                                                                          1
                  BENNETT                      DONALD E                                                                        1
                  BENVENUTO                    MARIE                                                                           1
                  BENZ                         ICEK                                                                            1
                  BERRY &                      HARRY                                  ELAINE BERRY JT TEN                      1
                  BERTETTO                     PETER                                                                           1
                  BETZ                         HANS P                                                                          1
                  BEWLEY                       BEN                                                                             1
                  BIANCA OF NEVADA INC                                                                                         2
                  BIEBER                       ELLEN                                                                           1
                  BIELAWSKI                    BENJAMIN H                                                                      1
                  BIRDSALL                     RONALD W                                                                       15
                  BLESSMAN                     MICHAEL                                                                         1
                  BLESSMAN &                   CLAUDE                                 NITA BLESSMAN JT TEN                     1
                  BLISKO                       SOLOMAN                                                                        20
                  BLIZZARD                     JEFF                                                                            1
                  BLOMQUIST                    EBEN J                                                                         59
                  BONNETT &                    CYNDA                                  NICOLE L BONNETT JT TEN                  1
                  BONNIVER                     BRUCE                                                                           2
                  BORDNER &                    MAURICE                                LORETTA M BORDNER JT TEN                 1
                  BOWERS &                     DAVID G                                JOAN F BOWERS JT TEN                     1
                  BRADY                        KELLY                                                                           5
                  BRANTLEY                     BARRY                                                                           5
                  BRAUN                        THOMAS H                                                                        1
                  BREEN                        MICHAEL                                                                        28
                  BROCK                        HELEN                                                                           1
                  BRODVIN                      SHIRLEY                                                                         1
                  BROKAW                       JAY M                                                                           1
                  BROOKS                       NORMA E                                                                         1
                  BROWN                        DAVID                                                                           3
                  BROWN &                      DAVID P                                NANCY S BROWN J/T                        1
                  BROWN &                      HAZEL M                                NANCY M BROWN JT TEN                     1
                  BRUCE                        LOUISE                                                                          1
                  BURLETTA                     CLAUDIA                                                                        10
                  BURNELL                      MARY A                                                                          1
                  BURROUGHS                    WILLIAMS D                                                                      1
                  BUXTON                       TOLLY J                                                                         5
                  BUZURA                       BRUCE                                                                           1
                  CABELLY &                    ALAN                                   SHARON CABELLY JT TEN                    2
                  CALIF STATE CONTROLLER                                              BUREAU OF UNCLAIMED PROPERTY             4

                  CALTA                        SALVATORE                                                                       1
                  CANACCORD CAPITAL CORP                                                                                       1
                  CARLE W                                                                                                      1
                  CURTIS
                  CARMACK                      ROBERT K                                                                        1
                  CARPER TTE                   ELEANOR L                              THE ELEANOR CARPER TRUST UAD 7/14/88     1
                  FBO
                  CARR                         MCMASTER                                                                        1
                  CARRUTHERS                   A JUNE                                                                          1
                  CARRUTHERS &                 THOMAS                                 GLENDA S CARRUTHERS  JT TEN              1
                  CARSON                       KATI                                                                            2
                  CARTER C/F                   PATRICK J                              KYLE P CARTER UGMA IL                    1
                  CASTILLO                     DEBBIE                                                                          5
                  CASTINGS                     RACINE STEEL                                                                    1
                  CASZATT                      LOU                                                                             1
                  CAULFIELD                    JAMES J                                                                         1
                  CAVE &                       MICHAEL R                              DEBORAH B CAVE JT TEN                    1
                  CENTRAL COMMERCIAL ENTERPRISES LTD                                                                         500
                  CFC                                                                                                          5
                  ENTERPRISES
                  INC
                  CHABAD LUBAVITCH OF UTAH                                                                                     3
                  CHADWICK &                   DAVID L                                ANN L CHADWICK JT TEN                    3
                  CHAMP                        MARGARET                                                                        5
                  CHANEY                       MIKE                                                                           71
                  CHARALANBOU                  GEORGE                                                                          1
                  S
                  CHARLES B                                                                                                    1
                  CHURCHILL
                  CHATTEN &                    SHEILA M                               LARRY CHATTEN JT TEN                     1
                  CHAYKO                       JOHN M                                                                          5
                  CHEN                         JACK T                                                                          5
                  CHESTER &                    HARRY                                  IRENE CHESTER JT TEN                    60
                  CHINUGE                      DAVID                                                                           1
                  CHISHOLM &                   RAE M                                  CHISHOLM FAMILY TRUST DTD 12/18/86       4
                  DORIS M
                  CHOW                         PIENNE                                                                        300
                  CHURCH OF THE IMMACULATE CONCEPTION                                 ANTHONY MOTTA                            1
                  CHURCH OF THE IMMACULATE CONCEPTION                                                                          1
                  MASS
                  CICERO                       BARBARA LO                                                                      1
                  CITY OF                                                                                                    199
                  CANTON
                  CLARK                        SARAH C                                                                         1
                  CLARK &                      FRANCIS L                              FAYE CLARK JT TEN                        1
                  CLARK &                      ROBERT H                               THELMA I CLARK JT TEN                    1
                  CLARKE                       JAMES H                                                                        10
                  CLEVELAND                    DONALD                                                                         13
                  COBRA CAPITAL                                                                                               63
                  INC

                  COHEN                        JOEL                                                                            1
                  COLBY                        GEORGE                                                                         10
                  COLCA                        JOE                                                                            20
                  COLE                         JUDITH W                                                                        1
                  COLLWIN SUC                  VIRGINIA E                                                                     20
                  TTEE FBO
                  WILLIAM H
                  REVOCABLE
                  TRUST
                  COLON                        AILIN                                                                           1
                  COLVIN                       MATTHEW                                                                         4
                  COMATOS                      SUZANNE                                                                         1
                  CONTROLLER STATE OF CALIFORNIA DIV OF                               BUREAU OF UNCLAIMED PROPERTY             6
                  COLLECTIONS
                  CONYERS JR                   C RUPERT                                                                        1
                  COOKE                        KENNETH J                                                                       1
                  CORCORAN                     MICHAEL P                                                                       1
                  CORCORIN                     MICHEAL                                                                         1
                  COURTNEY                     ANDREW W                                                                        1
                  COURTNEY                     CRAIG R                                                                         1
                  COX &                        W EDWARD                               DIXIE A COX JT TEN                       1
                  CRANE                        JAMES R                                                                         1
                  CRAWFORD &                   LEE R                                  JACQUELINE M CRAWFORD JT TEN             1
                  CRAWFORD C/F                 ROBERT C                               MICHAEL K CRAWFORD UGMA IL               1
                  CRAWFORD C/F                 ROBERT C                               KATHERINE M CRAWFORD UGMA                1
                  CRAWLEY &                    WILLIAM                                NANCY G CRAWLEY JT TEN                   1
                  CREMER &                     TERRY L                                TIFFANY L CREMER JTTEN                   1
                  BONNIE A
                  CREMER &
                  CRICK &                      EUGENE W                               MARY E CRICK JT TEN                      1
                  CROSBY &                     PAUL                                   ANGLES CROSBY JT TEN                    40
                  CRUM &                       SHERRY                                 GARY CRUM JT TEN                         1
                  CSB                                                                                                          1
                  ASSOCIATES
                  CUMMINGS                     PHYLLIS                                                                        11
                  CURLETT TTEE                 MORMAN L                               REVOCABLE TRUST 08/17/94                10
                  FBO NORMAN L
                  CURTIS                       GERALD                                                                         55
                  DALEY                        LARRY E                                                                         1
                  DALLEFELD &                  JAMES A                                JANICE E DALLEFELD JT TEN                1
                  DALZELL                      RICHARD                                                                         1
                  DAMONE                       VITO                                                                           35
                  DANCHAK &                    PAULA                                  STEPHEN DANCHAK JT TEN                   9
                  DANIELS                      JOANIE                                                                          1
                  DANZZINGER                   RICHARD                                                                         1
                  DASWANI &                    PRAKASH                                KAVITA DASWANI JT TEN                    1
                  DAVIES &                     PAUL H                                 LEONA F DAVIE JT TEN                     1
                  DAVIS                        ALLEN H                                                                        10
                  DAVIS                        ALMA                                                                            1

                  DAVISON &                    JOHN D                                 CHARLOTTE A DAVIDSON JT TEN              1
                  DAVISON &                    LENARD                                 EVA L DAVISON JT TEN                     1
                  DAY                          KEITH WADE                                                                     10
                  DAY                          NEDRA                                                                           1
                  DBB INC                                                                                                    300
                  DE BOLT                      NICK                                                                           14
                  DEFORD &                     JERRY                                  DEBBIE L DEFORD JT TEN                   1
                  DEMARCO                      SCOTT                                                                           1
                  DEMATTEO &                   CARMINE                                MARIE DEMATTEO JT TEN                    1
                  DEVINE                       JAMES                                                                           1
                  DICKINSON                    LESTER                                                                         25
                  DIDAMUS CORPORATION                                                                                         40
                  DIMEO                        LUIGI                                                                           1
                  DIMEO                        PHYLLIS                                                                         1
                  DIMICCO                      ANTOINETTA                                                                     40
                  DOBSON                       ODELL                                                                           1
                  DOHERTY                      MAREA A                                                                        14
                  DOMANN                       PHYLLIS SUE                                                                     1
                  DOMINESKE                    HR                                                                              4
                  DONAHUE                      SEAN                                                                            1
                  DORGAN                       GUDRUN                                                                          1
                  DOVE EQUIPMENT COMPANY INC                                                                                   1
                  DOWELL &                     MERLE J                                DARLENE D DOWELL JT TEN                  1
                  DOWNS &                      JEANNETTE H                            BRETT MICHELLE FRANCIS JT TEN            1
                  DRAKE                        LILLIAN                                                                         3
                  DRAPER &                     EDWIN                                  SHIRLEY DRAPER JT TEN                    2
                  DREYFUSS &                   HARRY                                  SUSAN DREYFUSS JT WROS                   4
                  DUBOFF &                     SHELON                                 BERNICE DUBOFF JT TEN                    1
                  DUNCAN                       KAYMA                                                                           1
                  DURKIT                       BILL                                                                           30
                  DUTTON &                     AUGUSTUS E                             BETTY L DUTTON JT TEN                    1
                  DYE &                        MARQUERITE H                           RICHARD C DYE JT TEN                     1
                  DYER                         DONALD E                                                                        1
                  DZIERZAK                     LENNY                                                                           1
                  EALE                         DORIS V                                                                         1
                  EAST-WEST TRADING CORP                                                                                     100
                  ECKEL                        MICHAEL                                                                        10
                  ECONOMIDES                   MARY                                                                            1
                  EDWARDS C/F                  VINCENT                                AMANDA K EDWARDS                         1
                  EICHHORN                     CAROLE J                                                                        1
                  EILERS &                     BARNEY                                 KAREN F EILERS JT TEN                    1
                  EILERS &                     BARNEY P                               KAREN F EILERS JT TEN                    1
                  EISENSTEIN &                 MOLLY                                  BERNICE DUBOFF JT TEN                    1
                  ELLIFF KEYSER OBERLE & AVIES PC                                                                             30
                  ELLIOT &                     OLEN                                   EVA ELLIOT JT TEN                        1
                  ELLIOTT &                    ROBERT M                               FRANCIS M ELLIOTT JT TEN                 1
                  EMERY &                      BOB                                    CAROL EMERY JT TEN                       1

                  EMERY &                      CAROL                                  BOB EMERY JT TEN                         1
                  EMMONS                       ARTHUR S                                                                       12
                  ENGLAND                      SUSAN                                                                           1
                  ENGLISH &                    DONALD                                 HELEN ENGLISH JT TEN                     1
                  ENSMINGER                    RICHARD                                                                         1
                  ENVIRONMENTAL SCIENCE & ENGEERING                                                                            1
                  ERSEK                        GREGORY JM                                                                      4
                  EVANS                        BONNIE                                                                          5
                  EVANSEN                      WILLIAM                                                                        10
                  FALCONE &                    CHARLES P                              ANN C FALCONE JT TEN                     1
                  FAM C/F                      FIROUZEH                               REZA SHAHROKHI UTMA NV                   1
                  FASSIOTTO                    FRANCES                                                                         1
                  FAVREAU                      EUGENIA                                                                         1
                  FEENEY                       BRIAN                                                                           1
                  FELDMAN                      SYLVIA                                                                          1
                  FERGUSON C/F                 JAMES C                                CHRISTOPHER JAMES FERGUSON UTMA CA       1
                  FERGUSON C/F                 JAMES C                                JEFFREY ALAN FERGUSEN UTMA CA            1
                  FERRIE                       RONALD P                                                                       10
                  FERRY CAP &                                                                                                  1
                  SCREW
                  FIELDS                       MELVIN                                                                        107
                  FILLINGHAM &                 LON                                    THERESHEA FILLINGHAM JT TEN              1
                  FINKLE &                     JAY R                                  SUSAN FINKLE JT TEN                      1
                  FISCHER &                    DALE                                   DALE FISCHER & RUTH FISCHER LIVING TRUST UAD
                  RUTH FISCHER                                                        08/08/94
                  TTEES FBO
                  FISHER                       PAUL B                                                                          1
                  FITZPATRICK &                MICHAEL T                              EILEEN FITZPATRICK JT TEN                5
                  FLINDERS                     BRANDI                                                                          2
                  FLOREZ                       ANTHONY                                                                         1
                  FOLEY                        ARTHUR                                                                          1
                  FOOSE                        GREGORY J                                                                       1
                  FOSTER &                     CHARLES L                              LOIS B FOSTER JT TEN                     5
                  FOUTS                        ANDREW J                                                                        1
                  FOWLES                       CHARLES                                                                         4
                  FOX                          GAYLE R                                                                        10
                  FRAIKES JT TEN               ANITA L                                LARRY F                                  1
                  FRAIKES &
                  FRANZEN                      HELEN S                                                                         1
                  FRAYLICK                     MAT                                                                             1
                  FREDERICK                    DESIREE                                                                         2
                  FREEMAN                      ROSS                                                                           75
                  FRIEDMAN                     MARK A                                                                          1
                  FRIEDMAN &                   LINDA                                  HERBERT FRIEDMAN JT TEN                  1
                  FRIEDMAN &                   RONALD D                               REID S FRIEDMAN JTWROS                  50
                  FROM                         GERALD                                                                          2
                  FROM &                       GERALD                                 ISRAEL FROM JT TEN                       1
                  FROM C/F                     GERALD                                 ALDE ISRAEL FROM UGMA NY                 1

                  FUGATE &                     JAMES A                                VERNIE FUGATE JT TEN                     1
                  FULLER                       KENNETH D                                                                       1
                  GABOURIE &                   FRED                                   SHARI GABOURIE JT TEN                    1
                  GAFFKEN & CO                                                                                                 1
                  GAGNE                        PHILIP                                                                          5
                  GALVAN                       DEBRA                                                                           1
                  GARDENS INC                                                                                                 18
                  GARDNER                      ADRIAN                                                                          1
                  GARDNER                      RODNEY                                                                          1
                  GARNER                       JANET L                                                                         1
                  GARRONE                      RICHARD T                                                                       1
                  GELEN                        EDWARD                                                                          1
                  GENEX                                                                                                        1
                  GENTILE                      RON J                                                                          10
                  GEONOTTI                     ANTHONY                                                                        66
                  GEORGE                       PHILIP J                                                                        1
                  GILL                         ROBERT                                                                          5
                  GILLESPIE                    RAY E                                                                           3
                  GONZALEZ                     WILLIAM K                                                                       1
                  GOODMAN &                    NATHAN                                 ROSALIND GOODMAN JT TEN                  1
                  GORMAN                       MICHAEL                                                                         1
                  GOWDA &                      RAMAYYA U                              CONNIE GOWDA JT TEN                      1
                  GRANATA                      EMILO A                                                                         1
                  GRANGER                      ANDREW K                                                                        1
                  GRAVES                       HARMON                                                                          1
                  GREER                        JANET                                                                           1
                  GREER C/F                    JANET                                  TIMITHY GREER UGMA NY                    1
                  GREIER &                     WM A                                   EVELYN M GREIER JT TEN                   1
                  GROSS                        DUAYNE                                                                          1
                  GROSSACK                     JUDITH A                                                                       34
                  GROSSENHEID                  WALTER                                 DOROTHY GROSSENHEIDER JT TEN             1
                  ER JR &
                  GROVE                        HARRY                                                                          10
                  GRZANICH                     MARTHA L                                                                        1
                  GUENTHER F & VICTORIA L KOLB TTEES FBO                              THE UAD 09/26/91                         1
                  HAGOOD                       BILL R                                                                          1
                  HALE                         BRYAN                                                                           4
                  HALE                         JOHN                                                                           10
                  HALL                         CHARLES W                                                                       1
                  HALL                         WENDALL                                                                        50
                  HAMILTON                     PATTY C                                                                         1
                  HAMILTON TTEE                LYNN                                   DELAWARE CHARTER                         3
                  FBO
                  HANNUM &                     WH                                     FRANCES F HANNUM JT TEN                  1
                  Hansen                       Berge                                                                          17
                  HANSON &                     ALBERT                                 ANITA LO PICCOLO JT TEN                  1
                  HARGROVE                     EMILY                                                                           4
                  HARKLESS &                   J PAULINE                              CLYDE L HARKLESS JT TEN                  1
                  HARN &                       ALMA RUTH                              CHARLES L HARN JT TEN                    1
                  HARNED                       BEN                                                                             1

                  HARNED JR                    BEN                                                                             1
                  HARRISON                     JAMES W                                                                         1
                  HARRISON                     W JAMES                                                                         1
                  HARTGROVE                    JACK E                                                                          4
                  HARTMAN                      JERRY K                                                                         4
                  HARTMAN                      KARL                                                                            1
                  HARTSTIRN &                  ROBERT F                               MAXINE E HARTSTIRN JT TEN                1
                  HATHY                        DAN J                                                                          30
                  HAUK                         JOHN C                                                                         33
                  HAYNES                       HAL                                                                             9
                  HEADLEY                      ANNE RENOUF                                                                    45
                  HEALY                        HANK                                                                            3
                  HEBB &                       SERNITA M                              IVAN S HEBB JT TEN                       1
                  HENDERSON                    CLIFFORD L                                                                      1
                  HENDERSON                    NATHAN A                                                                        1
                  HENDERSON                    PAMELA JILL                                                                     1
                  HENDERSON &                  LLOYD B                                LILLIAN B HENDERSON JT TEN               1
                  HENIN                        KIRK S                                                                        525
                  HENIN                        LARRY D                                                                       575
                  HENIN                        ROBERT J                                                                      525
                  HENIN &                      HERMAN                                 MIRIAM HENAN JT TEN                      1
                  HENNINGER &                  J JUDSON                               TERESA M HENNINGER JT TEN                1
                  HERMAN C/F                   MELBA                                  KATRINA WELLER UTMA CA                   1
                  HESLER                       KATHRYN                                                                         1
                  HEYWOOD                      GORDON                                                                         39
                  HIGGINS                      HOWARD V                                                                        1
                  HILGERS MINNOW RANCH INC                                                                                    25
                  HOBBS                        MELANIE                                                                         1
                  HOCKER                       JENNIFER J                                                                      1
                  HOCKER                       JOAN S                                                                          1
                  HOFHEINZ &                   CARL W                                 RUTH A HOFHEINZ JT TEN                   1
                  HOLLINGSHEAD                 DALE J                                                                         30
                  HOOVER &                     GARY T                                 COZETTE HOOVER JT TEN                    1
                  HOOVER &                     THOMAS L                               MABLE E HOOVER JT TEN                    1
                  HORAN C/F                    JAMES A                                CHRISTOPHER HORAN UGMA NY                1
                  HORAN C/F                    JOSEPH M                               LISA HORAN UGMA NY                       1
                  HORNICK                      ROBERT                                                                          1
                  HORTON                       TERRENCE                                                                        1
                  HORVATH &                    JAMES J                                KATHLEEN J HORVATH JT TEN                1
                  HOSSLER                      LILLA N                                                                         1
                  HOWARD &                     RAYMOND                                EDA HOWARD JT TEN                        1
                  HRECKO                       MIKE                                                                            1
                  HUGES                        EDWARD                                                                         10
                  HUNSINGER                    DEREK SCOTT                                                                     1
                  HUNT                         JAMES T                                                                        30
                  HURD                         LINDA                                                                           1
                  HUTSON &                     CHARLES J                              SUSAN M HUTSON JT TEN                    1
                  HYNES                        RICHARD                                                                        10
                  INGRAM                       PAMELA                                                                         37

                  INOKON                       MICHAEL                                                                         1
                  IVEY &                       THOMAS J                               DEBORAH SUE KOEHLER JT TEN               1
                  JACOB                        JOSEPH S                                                                        1
                  JAKUBIAK                     EUGENE                                                                          1
                  JEFFREYS                     ALGRINE                                                                         1
                  JESUROGA                     ROBERT MARK                                                                     1
                  JOHNSON                      JAMIS M                                TTEE FOR PAUL RUBEY                    100
                  JOHNSON                      JOAN                                                                            1
                  JOHNSON                      JOAN E                                                                          1
                  JOHNSON                      JUDY                                                                            1
                  JOHNSON &                    RONALD G                               PAT R JOHNSON JT TEN                     1
                  JONES                        CRAIG                                                                           1
                  JONES                        PARTICK J                                                                       2
                  JONES &                      STEVIN G                               CHRISTINE JONES JT TEN                   1
                  JOYCE &                      DOROTHY M                              JOHN J JOYCE JT TEN                      1
                  JUMP                         JAMES A                                                                         1
                  JUMP                         RONALD J                                                                        1
                  JUMP                         WILLARD G                                                                       1
                  KAMAS C/F                    PATRICIA                               KELLI DOMINESKI UGMA NY                  4
                  KAPLAN                       BRAD C                                                                          1
                  KAREKEN                      RONALD S                                                                        1
                  KARTCHNER                    KRISTINA                                                                        1
                  KATZ                         STEVE                                                                           1
                  KATZ                         THEODORE                                                                        1
                  KBC TOOLS INC                                                                                                1
                  KEEFAUVER                    ESTHER L                                                                        1
                  KELLNER III                  EDWARD G                                                                        1
                  KELLY                        ROSEMARY                                                                        1
                  KESTER JR                    WILLIAM M                                                                       5
                  KETCHAM &                    MILTON L                               PATRICIA J KETCHAM JT TEN                1
                  KETCHUM SR                   EVERETTE S                                                                      1
                  KETCHUM SR                   EVERETTE S                             EVERETTE S KETCHUM III UGMA VA           1
                  C/F
                  KEYSER &                     ELLIFF                                 OBERLE                                 122
                  KIBBY                        CAROL                                                                           1
                  KIM &                        CHEA                                   LOUISA MARBELLA KIM JT TEN               1
                  KING C/F                     CLELL BENJIMAN KING                                                             1
                                               UGMA
                  KIRIAZIDES                   DEMOSTHENES K                                                                   1
                  KLEIN &                      MORTON                                 JEAN KLEIN JT TEN                        1
                  KLINDWORTH                   LLOYD                                                                           1
                  KLINDWORTH                   MARY ANN                                                                        1
                  KLUTTS                       VICKIE                                                                          1
                  KLUTTS                       VICKIE C                                                                        1
                  KLUTTS &                     ROBERT E                               VICKI C KLUTTS JT TEN                    1
                  KNOOP                        RUPERT O                                                                        5
                  KOLL                         ISAAC K                                                                         1
                  KORBIN                       N JEFFREY                                                                       2
                  KOSLO                        KAREN ANN                                                                       1
                  KOST                         GEORGE                                                                         13

                  KOTSIDIS                     THOMAS                                                                          1
                  KOZELICHKI &                 RUDOLPH                                SHIRLEY K KOZELICHKI JT TEN              1
                  KREISEL &                    ERIN                                   MAZEL KREISEL JT TEN                     1
                  KREZEL &                     SHIRLEY                                JOHN KREZEL JT TEN                       1
                  KRHOUNEK &                   JOSEPH F                               CORRINE E KRHOUNEK TIC                   1
                  KRHOUNEK &                   JOSEPH F & CORRINE                     KATHERINE KROUNEK JT TEN                 1
                  CHRISTINE M &                E
                  KROHE &                      FRANCIS E                              VERA C KROHE JT TEN                      1
                  KRULAC &                     LARRY J                                BONNIE E KRULAC JT TEN                   1
                  KRUZAN                       GILBERT                                                                        10
                  KUCDRIA                      HARRY                                                                           1
                  KURTZ                        KEN                                                                             6
                  KV SECURITIES                                                                                               68
                  LAMB                         PHILLIP                                                                         3
                  LANCES                       STUART                                                                          1
                  LAND                         MELVIN R                                                                        1
                  LANDERMAN                    RICHARD                                                                         3
                  LAROSA                       JAMES                                                                           1
                  LAROSA                       JOSEPH N                                                                        1
                  LARSON                       JOHN C                                 GRIFFITH TOOL CO                        15
                  LATHAM                       CALVIN                                                                         15
                  LEBLANC                      LAWRENCE                                                                       10
                  LEE                          BOB                                                                             1
                  LEFKOWITZ                    SUDA                                                                            1
                  LEICHTER                     MOE                                                                             1
                  LEIGHTON                     RAYMOND J                                                                       1
                  LEONIDES                     SITILIDES                                                                       1
                  LETA N REED TRUST UAD 06/17/86                                                                               1
                  LETTERIELLO                  LUCIEN A                                                                        2
                  LEWIS                        ANDREW J                                                                        1
                  LEWIS &                      LEO GORDON                             FREIDA J LEWIS JT TEN                    1
                  LEWIS &                      REX                                    VICKIE LEWIS JT TEN                      1
                  LEWIS JR                     EDWARD R                                                                        1
                  LIEBERGOT                    MARVIN J                                                                        1
                  LIEBERMAN &                  LEONARD H                              LINDA LIEBERMAN JT TEN                   3
                  LILLIE &                     DARRELL                                RUTH LILLIE JT TEN                       1
                  LINDLEY                      WB                                                                            125
                  LIPE &                       RUSSELL                                ANTOINETTE LIPE JT TEN                   1
                  LIPOW                        FLORENCE                                                                        1
                  LITNER                       JON                                                                             1
                  LOGES                        BILL, SR.                                                                      17
                  LOMBARD                      MARSHA L                                                                        1
                  LONG &                       JAMES L                                MARLENE K LONG JT TEN                    1
                  LORENZ                       CHRISTINE                                                                       1
                  LOSHIN                       BARBARA                                                                         1
                  LOUDERBACK                   DANIEL                                                                          1
                  LOVETT                       ROY                                                                             2
                  LOWARY &                     FLOYD M                                AGNES ELOISE LOWERY JT TEN               1
                  LOWDER                       EMIL                                                                           13
                  LOWENSTEIN                   LUCILLE                                                                         1

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                  LTD                                                                                                          1
                  INDUSTRIES
                  LUCAS                        ALBERT C                                                                        1
                  LUND                         JAMES J                                                                        30
                  LUNNIE                       ANNEMARIE                                                                       1
                  LURKINS                      ROBERT                                                                          1
                  LUSTER &                     J T                                    VIRGINIA E LUSTER JT TEN                 1
                  LYON                         FRED                                                                            1
                  MACDONALD                    MARY ELLEN                                                                      1
                  MACDONALD &                  JAMES T                                JAMES J MACDONALD JT TEN                 1
                  MACE                         RUTH DARLENE                                                                    1
                  MACENKA &                    JOSEPH                                 ANNE MACENKA JT TEN                      1
                  MACIOROWSKI                  ALLENA                                                                          1
                  MACKEY                       TRAVIS                                                                         19
                  MACOMB AREA SERVICE CO INC                                                                                   1
                  MACRIS                       LESTER                                                                          1
                  MACVEAN TTEE                 RUTH S MACVEAN &                       RUTH S MCVEAN TTEE DTD 12/27/91          1
                                               DONALD
                  MAGUIRE TTEE                 MARTIN J                               PENSION PLAN 002                         1
                  FBO MAGUIRE
                  MAHANNAH &                   JAMES W                                MARLYN J MAHANNAH JT TEN                 1
                  MALKES                       JOSH                                                                            1
                  MALLARD                      BARBARA                                                                         1
                  MANOCK &                     H RUSSELL                              BETTY A MANOCK JT TEN                    1
                  MARIA DI MIO                                                                                                10
                  MARILLEY                     DAVID J                                                                        20
                  MARKS &                      RUSSELL                                SHELLY ABRAHAMS TEN COM                 20
                  MARZANO &                    EDMUND                                 ANN J MARZANO JT TEN                     1
                  MATTHEW TTEE                 JOHN S                                 UAD 11/10/77                             1
                  MATUSIK &                    ROBERT F                               KATHLEEN G MATUSIK JT TEN                1
                  MATYSIAK                     MICHAEL                                                                         1
                  MATYSIAK &                   SOPHIE                                 MIKE MATYSIAK JT TEN                     1
                  MAYO C/F                     DENISE M                               SHAWN MARIE MAYO UGMA IL                 1
                  MCKECHNIE                    ROGER W                                                                         8
                  MCKEE                        MARY ELLEN                                                                      1
                  MCKENZIE                     ANDY                                                                           61
                  MCKINNEY                     VIRGINIA                                                                        1
                  MCKUEN                       PAMELA DITTMER                                                                  1
                  MEADE                        KEVIN                                                                           1
                  MEDUS C/F                    TAMMI                                  MORGAN MEDUS UGMA IL                     1
                  MEERSMAN                     MARK                                                                           20
                  MEIER &                      WILLIAM P                              LEONA M MEIER JT TEN                     1
                  MERLIN INTERNATIONAL FINANCIAL INC                                                                         167
                  MEYERHOFF &                  FRED                                   LAURIE MEYERHOFF JT TEN                  1
                  MEYERSON &                   ALBERT                                 SELMA MEYERSON JT TEN                    1
                  MHEENBEEK                    GYSBERTUS A                                                                     1
                  MICILCAVAGE                  JAMES                                  JAMES MICILCAVAGE JR UTMA NC             1
                  C/F
                  MICRO MRP                                                                                                    1
                  MIDDLETON                    BARBARA A                                                                      50

                  MILLER                       CHARLES E                                                                       5
                  MILLER                       DARRYL E                                                                       10
                  MILLER                       FLOYD L                                                                         1
                  MILLER                       MABEL A                                                                         1
                  MILLER                       W RALPH                                                                         1
                  MILLER &                     RICHARD W                              PATRICIA L MILLER JT TEN                 1
                  MILLER &                     ROBERT F                               EDITH G MILLER                           5
                  MILLS                        JAMES P                                                                         1
                  MILLS &                      ANDREW                                 JANE MILLS JT TEN                        1
                  MINASIAN &                   EDWARD                                 MARTHA A MINASIAN JT TEN                 1
                  MIRCHEV JR                   ROD                                                                             1
                  MITCHELLE                    ANTOINETTE                                                                      1
                  CARLO
                  MITTLEMARK                   MARCIA                                                                          1
                  MODE C/F                     MORRIS P                               SARA MODE UTMA IL                        1
                  MODJESKA                     CARL                                                                            1
                  MOLINARIS                    CARLOS                                                                          1
                  MONDA                        ANTHONY                                                                         1
                  MONTASANO &                  ANTHONY                                DIANE MONTASANO J/T                      2
                  MOODY                        HELEN M                                                                         1
                  MORALES                      LUIS                                                                            1
                  MOREY                        NANCY C                                                                         1
                  MORGAN                       JAMES                                                                           9
                  MORGAN                       SALLY B                                                                         2
                  MORGAN                       STEPHEN                                                                         1
                  MORRIS                       MATTHEW                                                                       139
                  MORRIS                       PHILLIP                                                                        10
                  MORSE &                      DALE                                   MARY LOU BUMB JT TEN                     1
                  MORTLAND &                   CLIFFORD H                             MARY L MORTLAND JT TEN                   1
                  MOSHIER &                    RUSSELL L                              LAUNA A MOSHIER JT TEN                   1
                  MOSHIER &                    RUSSELL L                              LAUNA A MOSHIER J/T                      1
                  MULHOLLAND                   JAMES                                                                           1
                  MULHOLLAND &                 CHARLES                                CATHERINE MULHOLLAND JT TEN              1
                  MULICK &                     FRANK                                  THELMA J MULICK JT TEN                   1
                  MULLINAX JR                  SAMUEL W                                                                        1
                  MUNRO &                      JOHN P                                 PATRICIA MUNRO JT TEN                   10
                  MURPHY                       COLIN                                                                          13
                  MYERS                        WILLIAM F                                                                       1
                  MYERS &                      WILLIAM Z                              BETTY L MEYERS JT TEN                    1
                  NAGLE                        TRICIA L                                                                        1
                  NATIONAL                                                                                                     1
                  COATINGS
                  NATIONAL HERITAGE SOCIETY                                                                                  168
                  NAUGHTON                     BRIAN                                                                          20
                  NAYONIE &                    CLARENCE A                             JANICE M NAYONIS JT TEN                  1
                  NELSON &                     MARION L                               ROSE M NELSON JT TEN                     1
                  NEVINS                       ARTHUR VINCENT                                                                100
                  NEW WORLD CAPITAL MARKETS LTD                                                                              485
                  NEWPARK LLC                                                                                                300
                  NEWTON                       WAYNE                                                                          88

                  NIBLEY                       ELIZABETH P                                                                     1
                  NICHOLAS                     MARTHA MC                                                                       1
                  NICOL TTEE                   ROBERT D                               ROBERT NICOL UAD 01/07/91                1
                  FBO
                  NICOLL &                     WESTERVELT                             KELLER FIRST FINANCIAL PLAZA             1
                                               JOHNSON
                  NIEMINSKI                    STEVEN                                                                          1
                  NOE                          ELAINE                                                                          1
                  NORRIS                       ARLENE                                                                          1
                  NOULAS &                     CONSTANTINE                            MARIE NOULAS JT TEN                      1
                  NOVATKA                      FRANCINE                                                                       42
                  NUDELMAN                     ALLEN                                                                           1
                  NUNEZ                        JUAN M                                                                         56
                  O'ROURKE                     SHARON                                                                          1
                  ODIERNA &                    ERNEST                                 CAMILLE ODIERNA JT TEN                   1
                  OENBRINK MD                  JAMES D                                                                         2
                  PA
                  OILMAN &                     MEL C                                  RIVA K OILMAN JT TEN                     1
                  OLES                         JANICE                                                                          2
                  OLSEN                        ALBERT J                                                                        9
                  OMOUGUI                      EGHOSA                                                                          7
                  PACE                         LORIN                                                                           3
                  PAILET                       J                                                                               1
                  PAILET &                     JEAN G                                 DORIS H PAILET JT TEN                    1
                  PAINT                        MOLINE                                                                          1
                  PAINTER &                    WILLIAM C                              CAROLE J PAINTER JT TEN                  1
                  PAMBID                       PADRIA                                                                          1
                  PARADIS                      JEAN                                                                            1
                  PARKER                       JOAN K                                                                          1
                  PARKER                       WILLIAM E                                                                       2
                  PARKHURST                    KATHLEEN                                                                        1
                  PARRILLO                     PARQUALE                                                                        1
                  PARSELS                      RICHARD P                                                                       1
                  PASCUCCI                     JOHN J                                                                          1
                  PATEL                        CHHAGAN K                                                                       1
                  PATEL                        MONIKA                                                                          1
                  PATEL                        SUNIL                                                                           1
                  PATEL &                      KETAN                                  SMITA PATEL JT TEN                       1
                  PAUL &                       WILLIAM                                GISELLA PAUL JT TEN                      1
                  PAVLEY &                     ROBERT L                               BARBARA A PAVLEY JT TEN                  1
                  PAWEL                        TOM E                                                                           1
                  PECORA                       ROSCOE T                                                                        1
                  PEDELL                       HARVEY P                                                                        1
                  PEDRINO &                    WILLIAM                                THE PEDRINO FAMILY TRUST DTD 05/20/89    1
                  LEVA M
                  PEDRINO TTEE
                  FBO
                  PELTON                       MATTHEW                                                                        20
                  PENA                         REY                                                                             1
                  PENTARAKIS &                 JOHN                                   SOPHIE PENTARAKIS JT TEN                 1

                  PETERS                       MARK                                                                            1
                  PETERS &                     MEREDITH E                             GOLDIE PETERS JT TEN                     1
                  PETERSON                     MARY LOU                                                                        1
                  PETROTTA &                   JOHN D                                 JANE PETROTTA JT TEN                     1
                  PETTIT                       ROLAND                                                                          1
                  PHILLIPS                     STARIE L                                                                        1
                  PHILLIPS &                   HOWARD                                 BERNICE PHILLIPS JT TEN                  1
                  PITTS &                      ROBERT E                               CANDICE PITTS JT TEN                    49
                  PIZZARELLI                   LOUIS                                                                           1
                  PIZZIMENTI                   JOHN                                                                          100
                  POGGIOLI                     EVELYN B                                                                        1
                  POLANCO &                    GERARDO                                EDITH R POLANCO COM PROP                 2
                  POLANIA                      EDWARD                                                                         70
                  POLICANDRIOTI                ANTONIS                                                                         1
                  S
                  POPE                         DOROTHY B                                                                       1
                  POPESCU/FRIEDMAN INC                                                                                         1
                  POPPENHAGER                  JACK L                                 JOAN V POPPENHAGER JT TEN                1
                  &
                  PORTER &                     DOTTIE                                 CLIFFORD PORTER JT TEN                   4
                  POWELL                       FRANCIS M                                                                       1
                  POWELL &                     DOUGLAS                                SUZANNE POWELL JT TEN                    1
                  PRADO                        JOSE                                                                            1
                  PRAET                        RANDY                                                                           1
                  PRISKOS                      VISILIOS                                                                      960
                  PRUDENTIAL-BACHE SECURITIES INC                                                                              1
                  PSATHAS                      GEORGE                                                                          1
                  PUTNAM &                     DEAN                                   KIMBERLY PUNAM JT TEN                    1
                  RABIN                        MITCHELL                                                                        1
                  RADCLIFFE                    JOSEPH                                                                          6
                  RAMSOOKSING                  RAMSINGH                               PRAKASHWATEE RAMSOOKSINGH JT TEN         1
                  H &
                  RANALLO &                    MICHAEL P                              BARBARA B RANALLO JT TEN                 1
                  RANDOL &                     IRMA M                                 WILLIAM RANDOL JT TEN                    1
                  RAPHAEL                      STANLEY                                                                         1
                  RAPPLEYEA                    AUDRY                                                                           1
                  RAUB & BETTY                 CLIFFORD G                             THE AERO TRUST UAD 09/17/81              5
                  R RAUB TTEES
                  FBO
                  RAUSCHER &                   MITCHELL J                             MARSHA H RAUSCHER JT TEN                 2
                  RAWLEY &                     DOROTHY C                              ROBERT L RAWLEY JT TEN                   1
                  REED                         EDWARD                                                                          1
                  REINHARDT &                  RICHARD                                JEANNE L REINHARDT JT TEN                1
                  REITER                       ROBERT F                                                                        5
                  RENZ &                       GEORGE                                 MARGARET RENZ JT TEN                     1
                  REYES &                      STEVEN G                               YOLANDA G REYES JT TEN                   1
                  REYNOLDS                     BRENDA                                                                          1
                  RICHARDSON                   JUDITH R                                                                       71
                  RICHTER                      LEMORE                                                                          3
                  RIPLEY &                     WILLIAM A                              KAREN N RIPLEY JT TEN                   26

                  ROBERTSON                    BRENDA                                                                          1
                  ROBINSON &                   STEVEN                                 FAY ROBINSON JT TEN                      1
                  RODE &                       DAVID                                  LESLIE ANN RODE JT TEN                  10
                  RODE &                       JOHN                                   DAVID RODE JT TEN                       10
                  RODEWALD                     WILLIAM                                                                         1
                  ROGERS                       MARY JOAN                                                                       1
                  ROGERS                       WILLIAM A                                                                       1
                  ROMINE &                     JACK G                                 ROSALEE A ROMINE JT TEN                  1
                  ROSS & LEON J                HELEN                                  LEON J ROSS III JT TEN                   1
                  ROSS JR &
                  ROTWEIN                      TODD                                                                            1
                  ROWELL                       WILMA J                                                                         1
                  RP                                                                                                           1
                  COUCHRAINE
                  RUBELL                       STEVE                                                                           1
                  RUBELL &                     STEVEN                                 GAIL RUBELL JT TEN                       1
                  RUIZ                         CHRIS                                                                           1
                  RYAN                         HARVY                                                                           1
                  RYAN &                       MICHAEL A                              GAYLE L RYAN JT TEN                      3
                  SANDBERG                     STEPHEN A                                                                       1
                  SASS &                       GUNTHER                                YVONNE KATHRYN SASS JT WROS              1
                  SAVAS                        MICHAEL                                                                         1
                  SAYEGH                       JOSEPH                                                                          1
                  SAYERS                       ROSE                                                                           10
                  SCHAADT                      STEPHEN                                                                         1
                  SCHAEFFER &                  WILLIAM H                              SUSANE T SCHAEFFER JT TEN               50
                  SCHECHTER                    MILTON S                                                                       53
                  SCHIFF                       TYSON                                                                           2
                  SCHLEICH                     GEORGIA I                                                                       1
                  SCHLEICH                     HARRIETT L                             % THE CANTON INDL CORP                  40
                  SCHLEICH                     JOHN R                                                                          1
                  SCHLEICH                     VICTORIA B                                                                      1
                  SCHMIDT &                    ROBERT F                               MARCH L SCHMIDT TEN COM                 27
                  SCHNAKE &                    ROBERT E                               CLARA A SCHNAKE J/T                      1
                  SCHNITTMAN                   BRUCE                                                                           1
                  SCHOONOVER                   LOYAL                                  IRENE SCHOONOVER JT TEN                  1
                  &
                  SCHUMAN                      HUBERT                                                                          1
                  SCHUTTE                      MARILYN                                                                         6
                  SCHWOBEL                     WILBUR P                                                                        1
                  SCOGGINS                     CHARLES R                                                                      40
                  SCOTT &                      DAVID W                                CATHY L C SCOTT JT TEN                   1
                  SECURITY                     PETER WISWELL IRA                                                               1
                  PACIFIC
                  NATIONAL BANK
                  C/F
                  SEGALL                       MAURICE                                                                         1
                  SEILER                       DONALD R                                                                        1
                  SENKOVSKAYA                  TATIANA                                                                        10
                  SEPICH                       EMIL E                                                                          1

                  SESTERHENN &                 ROBERT J                               MARLENE S SESTERHENN JT TEN              1
                  SHAFFER JR &                 RAY                                    HELEN L SHAFFER JT TEN                   1
                  SHALHOUB                     ODETTE                                                                          1
                  SHAWGO &                     ROGER L                                SYLVIA W SHAWGO JT TEN                   1
                  SHEA                         WILLIAM                                                                         1
                  SHOCKNEY                     LARRY                                                                           1
                  SHOENBERG                    ELVIRA                                                                          1
                  SHORT                        CLARENCE C                                                                      1
                  SHORTT                       JOHN                                                                            1
                  SIAMOS                       ATHANASIOS                                                                      1
                  SILVERMAN                    ADAM                                                                            1
                  SIMMONS                      THERESA                                                                        20
                  SIMPSON                      CLAUDE                                                                         12
                  SKAPARDORE &                 JOHN                                   JOHN VLAHODIMOS JT TEN                   1
                  SKENDER &                    DOROTHY                                JOHN SKENDER JTTEN                       1
                  SKENDER &                    JOHN                                   DOROTHY SKENDER JT TEN                   1
                  SLACK                        FREDA                                                                           1
                  SLINGERLAND                  TOBY                                                                            2
                  SMITH                        CLARENCE B                                                                      1
                  SMITH                        ERIC                                                                            1
                  SMITH                        GARY                                                                            1
                  SMITH                        SEAN M                                                                          1
                  SMITH                        SHEILA                                                                          1
                  SMITH &                      ARTHUR                                 BRENDA B SMITH JT TEN                    1
                  SMITH &                      RUTH E                                 LARRY M SMITH JT TEN                     1
                  SMITH IRA                    RICHARD F                                                                       1
                  ROLLOVER DTD
                  06/27/84
                  SMOTER                       JON T                                                                           1
                  SMULLIN                      RAMON                                                                           1
                  SNIDER &                     DAVID W                                MARY JANE SNIDER JT TEN                  1
                  SOCKIN                       MYRA                                                                            1
                  SOLOMAN &                    MARK                                   ANITA SOLOMAN JT TEN                     1
                  SOODWALTER                   ALBERT                                                                          1
                  SOUTH RICHMOND SEC HOUSE ACCOUNT                                                                             1
                  SOUTHSHORE INVESTMENT LTD INC                                                                               70
                  SPANGLER &                   AVON T                                 GERLDINE SPANGLER JT TEN                 1
                  SPARLING                     JIM                                                                             5
                  STANFIELD                    JAMES WILLIAM                                                                   1
                  STANIO                       ALFRED                                                                          1
                  STANKO &                     JOHN L                                 PATRICIA S STANKO JT TEN                 1
                  STANTON                      DONNA                                                                           1
                  STARMER                      CHARLES                                                                         1
                  STASIN &                     JOHN                                   CLAIRE STASIN JT TEN                     1
                  STATE CONTROLLER STATE OF CA OFFICE OF                              DIVISION OF UNCLAIMED PROPERTY           2
                  STATE CONTROLLER
                  STATE CONTROLLER STATE OF CALIFORNIA                                                                         1
                  STEEL WAREHOUSING INC                                                                                        1
                  STEIN                        LESLIE                                                                          1
                  STELLMAKER &                 BRAD                                   SUZANNE STELLMAKER JT TEN               23

                  STEPHENS                     RICHARD                                                                        15
                  STEPHENS JT                  LYNN E                                 MARK E STEPHENS                          1
                  TEN
                  STEVENSON &                  EDWARD                                 LORI STEVENSON JT TEN                    1
                  STIEKMAN TTEE                GERSON                                 GERSON STIEKMAN TRUST DTD 11/06/01     281
                  STOCKOV &                    JOHN D                                 WANDA J STOCKOV JT TEN                   1
                  STONE                        GARY                                                                            1
                  STRANDFIELDT                 AGNES                                                                           1
                  STRANTZ &                    G FRANCIS                              ESTHER I STRANTZ JT TEN                  1
                  STRODE                       HORACE T                               MARTHA A STRODE JT TEN                   1
                  STUCKY                       LILLIAN                                                                         1
                  SUDA                         MARGARET                                                                        6
                  SUELZER                      JAMES R                                                                         1
                  SURBER                       RITA                                                                            3
                  SWANER                       CHRISTOPHER                                                                     4
                  SWEENEY                      EDWARD J                                                                        1
                  SZETO &                      EDDIE                                  CATALINA SZETO JT TEN                    6
                  SZULBORSKI &                 THOMAS                                 DEBORAH L SZULBORSKI JT TEN             10
                  TAN                          WILLIAM                                                                        15
                  TAYLOR                       KIM                                                                             3
                  TAYLOR                       SHIRLEY I                                                                       1
                  TENENBAUM                    SALLY                                                                           1
                  TETLOW &                     JOYCE                                  WILLIAM R COLLINS JT TEN                 1
                  THOMAS &                     MARY S                                 HAROLD W THOMAS JT TEN                   1
                  THOMPSON &                   TENLEY                                 CAROLLYN BOYSKINS JT TEN                 2
                  THORNTON                     PETER CHAPLIN                                                                   5
                  THORPE                       WILLIAM                                                                         1
                  THORPE &                     JAMES M                                BRENDA K THORPE JT TEN                   1
                  TIBERI                       JOSEPH                                                                          3
                  TILLMAN N                    AUDREY                                 UAD 06/28/74                             3
                  TTEE FBO
                  AUDREY
                  TILLMANN
                  TIPPETTS                     BONNIE                                                                          4
                  TOCCI                        GUIDO                                                                           1
                  TOCCI C/F                    ROSEMARY                               CHRISTOPHER TOCCI UGMA NY                1
                  TOLOCZKO                     EDWIN                                                                          48
                  TOMASELLO C/F                TIM                                    JAMES ROBERT TOMASELLO UGMA IL           1
                  TOMASSELLO                   TIM                                                                             1
                  TONINY                       MARGARET A                                                                      1
                  TRATRON INC                                                                                                  1
                  TRIPP C/F                    JOAN E                                 THOMAS C ALBANESE UTMA ME                1
                  TROBAUGH                     TRUDY C                                                                         1
                  TROWERS                      NEVILLE                                                                         1
                  TRUJILLO                     LEVI                                                                            2
                  TSORTANIDES                  CHRISTOFORES                                                                    1
                  TUN                          DENISE                                                                          3
                  TURNER &                     MERRILL A                              MARTHA R TURNER JT TEN                   1
                  UDORVICH                     DAVID                                                                           1
                  UNCLE &                      WILLIAM                                LAUREN KELLER JT TEN                     1

                  URTON &                      PAUL J                                 ELNORA L URTON JT TEN                    1
                  VACCA &                      JOHN                                   JOSEPHINE VACCA JT TEN                   5
                  VALAS                        ROBERT                                                                         18
                  VALUE INC                                                                                                    1
                  VAN NATTA                    GEORGE                                                                          7
                  VARGAS                       VANESSA                                                                         1
                  VASEN                        VIRGINIA A                                                                      1
                  VIANO &                      DOMINIC L                              NETTA A VIANO JT TEN                     1
                  VINES &                      ERIC JOHN                              SHIRLEY A BALDWIN JT TEN                 1
                  VOLPE &                      ELAINE M                               VITO VOLPE JT TEN                        1
                  VOSKERITCHIA                 JERRY H                                                                         1
                  N
                  VUOLO                        DOMINICK                                                                        1
                  W L C                                                                                                        1
                  INVESTMENTS
                  WAGNER                       BRIAN                                                                           1
                  WAISNOR                      ALAN                                                                            6
                  WALDROP                      SUSAN                                                                          29
                  WALKER                       ANTHONY                                                                        10
                  WALKER                       JAMES                                                                          65
                  WALKER                       THEODORE                                                                        4
                  WALLACH                      LANCE                                                                           1
                  WALSH &                      JOAN                                   DONNA WALSH JT TEN                      50
                  WALTER                       MARY C                                                                          1
                  WALTER C/F                   JOHN D                                 ADAM S WALTER UGMA IL                    1
                  WALTERS                      JAMES W                                                                         2
                  WALTERS &                    WILLIAM D                              VIRGINIA                                 1
                  WALTRIP &                    EDNA M                                 TERRY G WALTRIP JT TEN                   1
                  EDITH M
                  BAGGETT &
                  WALTRIP &                    KATHLEEN H                             TERRY G WALTRIP JT TEN                   1
                  EDITH M
                  BAGGETT &
                  WASON                        GENEVIEVE V                                                                     1
                  WASON                        JOHN B                                                                          1
                  WAXMAN                       ROBERT                                                                          1
                  WEATHERFORD                  EDWARD W                               MARCELLA A WEATHERFORD JT TEN            1
                  &
                  WEBB                         BRUCE                                                                          20
                  WEED                         JOANIE                                                                          1
                  WEISER &                     ARON                                   GISELA WEISER JT TEN                     1
                  WELKER &                     KENNETH G                              SHARON S WELKER JT TEN                   1
                  WELKER &                     KENNETH G                              SHARON S WELKER J/T                      1
                  WELKER &                     KENNETH O                              NORINE WELKER JT TEN                     1
                  WELLS &                      ROBERT                                 KAREN WELLS JT TEN                      17
                  WELT                         MARK                                                                            1
                  WELT                         MARK S                                                                          1
                  WEPRIN                       RON                                                                             1
                  WESTOVER                     BARBARA J                                                                       1
                  WHALEY &                     LINDA J                                RL WHALEY JT TEN                         1
                  WHITE &                      MEUGENE                                DORIS H WHITE JT TEN                     1

                  WHITE &                      TERESA                                 MARY PAYNE JT TEN                        1
                  WHITE &                      TERESA                                 MARY PAYNE J/T                           1
                  WIDENHOUSE                   JOE W                                                                           3
                  WIER                         SHARON LEE                                                                     16
                  WILCOXEN &                   RAYMOND J                              GEORGIA E WILCOXEN JT TEN                1
                  WILES                        JAMES C                                                                        12
                  WILLIAMS                     JEROME B                                                                        2
                  WILLIAMS                     JOANN                                                                           1
                  WILLIAMS &                   GEOFFREY B                             KATHY S WILLIAMS JT TEN                  1
                  WILLIAMS &                   JACOB N                                KATHY S WILLIAMS JT TEN                  1
                  WILSON                       DONALD W                                                                        1
                  WIMMER                       LAURA                                                                           1
                  WOHLFART                     WILSON                                                                          1
                  WOLF                         DONALD L                                                                        1
                  WOLF                         WAREEN E                                                                        1
                  WOLF &                       ANNA LEIGH                             WARREN E WOLF JT TEN                     1
                  WOLFSON                      LEE                                                                             3
                  WOLFSON                      WILLIAM                                                                         5
                  WOLMETZ                      LAWRENCE                                                                        1
                  WOLNY                        ANDREW                                                                          1
                  WONG                         PENELOPE                                                                        1
                  WOODS                        CAROLYN L                                                                       1
                  WRIGHT                       CRYSTAL                                                                         1
                  WRIGHT                       PATRICIA                                                                        1
                  YANKOWITZ &                  LARRY                                  PEGGY YANKOWITZ JT TEN                   1
                  YEAMAN                       DAVID                                                                           5
                  yETTER                       BILL                                                                           20
                  YOCUM                        E EILEEN                                                                        1
                  YOCUM &                      JERRY A                                JUDITH A YOCUM JT TEN                    1
                  YORK                         WANDA                                                                           1
                  YORK                         WILLIAM J                              3525 PALMER DR                          16
                  YOUNGBLOOD                   ROBERT                                                                        353
                  ZAMARO                       ROBERT                                                                         66
                  ZEDRIC C/F                   CLARK                                  ANDREW ZEDRIC UGMA IL                    1
                  ZELINKA                      WILLIAM                                                                         1
                  ZONNER                       STEVEN                                                                          5
                  ZOOK &                       LAVERNE E                              DELORIS I ZOOK JT TEN                    1
                  ZOUMBERAKIS                  STEVE                                                                           1
                  ZWEIMAN                      ROBERT                                                                         20
                  ZZ FRACTIONAL SHARE ACCT & EXCHANGE                                                                          2
                  ACCT



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